Exhibit 4.5

English translation

Addendum 1

dated 21 April 2020

to

Syndicated Loan Agreement

dated 12 July 2018

between

Chelyabinsk Metallurgical Plant Public Joint-Stock Company

as Borrower

VTB Bank (public joint-stock company)

as Credit Manager and Pledge Manager

and

VTB Bank (public joint-stock company) and

VTB Bank (Europe) SE

as Initial Creditors

(i)

THIS ADDENDUM 1 (the “Addendum”) is made on 21 April 2020 BETWEEN:

(1)

Chelyabinsk Metallurgical Plant Public Joint-Stock Company, a company incorporated under the laws of the Russian Federation and registered in the Unified State Register of Legal Entities of the Russian Federation under number (PSRN (primary state registration number)): 1027402812777, with its registered address at 14, 2nd Paveletskaya Street, Chelyabinsk, 454047, Russian Federation, represented by Ponomarev Andrey Alexandrovich, the chief executive officer of Mechel-Steel Management Company LLC, acting on the basis of the agreement on delegation of powers and authorities of the executive body dated 1 June 2012 (the “Borrower”);

(2)	CREDIT INSTITUTIONS listed in Appendix 1 to the Agreement (as defined below) as creditors (the “Initial Creditors”);

(3)	VTB Bank (public joint-stock company), general license of the Central Bank of the Russian Federation No. 1000, as credit manager (the “Credit Manager”); and

(4)	VTB Bank (public joint-stock company) as pledge manager (the “Pledge Manager”),

together referred to as the “Parties”.

WHEREAS:

(A)	The Parties executed the Agreement (as defined below) pursuant to which the Initial Creditors provided to the Borrower the Credit in the amount of 896,734,332 Euro.

(B)	The powers of VTB Bank (public joint-stock company) as trustee under the laws of England were terminated as of 21 February 2020.

(C)	The Parties agreed to amend and restate the Agreement on and subject to the terms of this Addendum.

IT IS AGREED as follows:

1.	DEFINITIONS

1.1

Unless defined otherwise herein, all capitalised terms used in this Addendum will have the meanings given to them in the Agreement (as defined below), and the following terms shall have the following meanings:

Related Pledge Agreements means the following pledges executed or to be executed between the Bank and Mechel PJSC to secure Southern Kuzbass PJSC’s obligations under the SK Facility Agreement:

(a)	a second ranking share pledge agreement in relation to twenty five (25) per cent. of ordinary shares plus one (1) ordinary share in Mechel-Mining JSC; and

(b)	a second ranking share pledge agreement in relation to twenty five (25) per cent. of ordinary shares plus one (1) ordinary share in BMK JSC.

End Date means:

(a)	31 December 2021; or

(b)

if the insolvency moratorium as declared by the 428 Resolution and applicable to any of the Liable parties is extended by 6 months or more as a result of changes in the 428 Resolution or he enactment of a replacement statutory instrument, 31 December 2022.

Restructuring Date has the meaning given to it in Clause 3.1 hereof.

Agreement on pledge of shares of Mechel-Mining JSC means a second ranking share pledge agreement in relation to thirty seven point five (37.5) per cent. of ordinary shares plus one (1) ordinary share in Mechel-Mining JSC entered into between the Pledge Manager and Mechel PJSC on or around the date of this Addendum and incorporating an undertaking to be liable for the Borrower’s obligations on the terms of the 2020 Agreement.

SK Suretyship means a suretyship agreement entered into by the Bank and Mechel PJSC on or around the date of this Addendum to secure Southern Kuzbass PJSC’s obligations under the SK Facility Agreement.

Addendum to Agreement on pledge of shares of Yakutugol JSHC means an addendum to each of the Agreements on pledge of shares of Yakutugol JSHC entered into between the Pledge Manager and Mechel-Mining JSC on or around the date of this Addendum and incorporating an undertaking to be liable for the Borrower’s obligations on the terms of the 2020 Agreement.

Addendum to Agreement on pledge of shares of PJSC Korshunovsky GOK means an addendum to the Agreement on pledge of shares of PJSC Korshunovsky GOK entered into between the Pledge Manager and Mechel-Mining JSC on or around the date of this Addendum and incorporating an undertaking to be liable for the Borrower’s obligations on the terms of the 2020 Agreement.

Addendum to Agreement on pledge of shares of Southern Kuzbass PJSC means an addendum to each of the Agreements on pledge of shares of Southern Kuzbass PJSC entered into between the Pledge Manager and Mechel-Mining JSC on or around the date of this Addendum and incorporating an undertaking to be liable for the Borrower’s obligations on the terms of the 2020 Agreement.

Addendum to Suretyship of Mechel-Mining JSC means an addendum to the Suretyship to which Mechel-Mining JSC is a party entered into between the Credit Manager and Mechel-Mining JSC on or around the date of this Addendum and incorporating an undertaking to be liable for the Borrower’s obligations on the terms of the 2020 Agreement without limitation of the surety’s liability.

Addendum to Suretyship of Yakutugol JSHC means an addendum to the Suretyship to which Yakutugol JSHC is a party entered into between the Credit Manager and Yakutugol JSHC on or around the date of this Addendum and incorporating an undertaking to be liable for the Borrower’s obligations on the terms of the 2020 Agreement without limitation of the surety’s liability.

Addendum to Suretyship of BFP LLC means an addendum to the Suretyship to which BFP LLC is a party entered into between the Credit Manager and BFP LLC on or around the date of this Addendum and incorporating an undertaking to be liable for the Borrower’s obligations on the terms of the 2020 Agreement without limitation of the surety’s liability.

Addendum to Suretyship of Mechel-Service LLC means an addendum to the Suretyship to which Mechel-Service LLC is a party entered into between the Credit Manager and Mechel-Service LLC on or around the date of this Addendum and incorporating an undertaking to be liable for the Borrower’s obligations on the terms of the 2020 Agreement without limitation of the surety’s liability.

Addendum to Suretyship of Mechel-Trans LLC means an addendum to the Suretyship to which Mechel-Trans LLC is a party entered into between the Credit Manager and Mechel-Trans LLC on or around the date of this Addendum and incorporating an undertaking to be liable for the Borrower’s obligations on the terms of the 2020 Agreement without limitation of the surety’s liability.

Addendum to Suretyship of Korshunovsky GOK PJSC means an addendum to the Suretyship to which Korshunovsky GOK PJSC is a party entered into between the Credit Manager and Korshunovsky GOK PJSC on or around the date of this Addendum and incorporating an undertaking to be liable for the Borrower’s obligations on the terms of the 2020 Agreement up to four billion four hundred sixty nine million four hundred eighty five thousand (4,469,485,000) Rubles.

Addendum to Suretyship of Mechel PJSC means an addendum to the Suretyship to which Mechel PJSC is a party entered into between the Credit Manager and Mechel PJSC on or around the date of this Addendum and incorporating an undertaking to be liable for the Borrower’s obligations on the terms of the 2020 Agreement.

Addendum to Suretyship of Urals Stampings Plant PJSC means an addendum to the Suretyship to which Urals Stampings Plant PJSC is a party entered into between the Credit Manager and Urals Stampings Plant PJSC on or around the date of this Addendum and incorporating an undertaking to be liable for the Borrower’s obligations on the terms of the 2020 Agreement up to three billion five hundred eighty five million eight hundred eighty one thousand one hundred twenty nine (3,585,881,129) Rubles.

Addendum to Suretyship of Southern Kuzbass PJSC means an addendum to the Suretyship to which Southern Kuzbass PJSC is a party entered into between the Credit Manager and Southern Kuzbass PJSC on or around the date of this Addendum and incorporating an undertaking to be liable for the Borrower’s obligations on the terms of the 2020 Agreement without limitation of the surety’s liability.

SK Facility Agreement means facility agreement No. 5041 entered into by Southern Kuzbass PJSC and the Bank on or around the date of this Addendum 1.

New Financial Documents means:

(a)	the Agreement on pledge of shares of the Borrower;

(b)	the Agreement on pledge of shares of PJSC Urals Stampings Plant;

(c)	the Agreement on pledge of shares of Mechel-Mining JSC;

(d)	the Addendum to Agreement on pledge of shares of Yakutugol JSHC;

(e)	the Addendum to Agreement on pledge of shares of PJSC Korshunovsky GOK;

(f)	the Addendum to Agreement on pledge of shares of Southern Kuzbass PJSC;

(g)	the Addendum to Suretyship of Mechel-Mining JSC;

(h)	the Addendum to Suretyship of Yakutugol JSHC;

(i)	the Addendum to Suretyship of BFP LLC;

(j)	the Addendum to Suretyship of Mechel-Service LLC;

(k)	the Addendum to Suretyship of Mechel-Trans LLC;

(l)	the Addendum to Suretyship of Korshunovsky GOK PJSC;

(m)	the Addendum to Suretyship of Mechel PJSC;

(n)	the Addendum to Suretyship of Urals Stampings Plant PJSC;

(o)	the Addendum to Suretyship of Southern Kuzbass PJSC;

(p)	the Confirmation of Guarantee; and

(q)	an addendum to the Suretyship to which Mechel PJSC is a party to be executed under paragraph 5 of Schedule 2 (Conditions Subsequent) hereto.

Restructuring Cancellation has the meaning given to it in Clause 4.3 hereof.

428 Resolution means resolution No. 428 dated 3 April 2020 of the Government of the Russian Federation “On insolvency moratorium in relation to certain debtors”.

Agreement means the syndicated loan agreement between the Parties dated 12 July 2018, as in effect prior to the Restructuring Date.

2020 Agreement means the Agreement as amended and restated so that, with effect from the Restructuring Date, it shall be read and construed as set out in Schedule 3 (Amended and Restated Agreement).

Confirmation of Guarantee means a letter of confirmation of guarantee executed between the Credit Manager and the Guarantor to confirm the effectiveness of the Guarantee in connection with the execution of the 2020 Agreement.

2.	AMENDMENT AND RESTATEMENT

2.1	The Parties intend to amend and restate the Agreement as set out in Schedule 3 (Amended and Restated Agreement) on and subject to the terms of this Addendum.

2.2	The Parties agree that, with effect from the Restructuring Date (inclusive):

2.2.1

any and all rights and obligations of the Parties under the Agreement shall be deemed to be amended as provided for by the 2020 Agreement and that any and all provisions of the 2020 Agreement shall apply to all rights and obligations of the Parties under the Agreement arising on or after the Restructuring Date; and

2.2.2

the provisions of the 2020 Agreement relating to the manner and dates of repayment of the Credit as set out in clause 7 (Repayment of Credit) of the 2020 Agreement shall apply to relations between the Parties with effect from 5 April 2020.

2.3	The Parties acknowledge that:

2.3.1

the provisions of the Agreement as in effect prior to the Restructuring Date shall apply to any rights and obligations of the Parties arising under or in connection with the Agreement prior to the Restructuring Date, and, in particular, any and all obligations and liabilities of the Borrower arising prior to the Restructuring Date shall be performed and discharged by the Borrower on and subject to the terms of the Agreement as in effect prior to the Restructuring Date, unless the Addendum or the 2020 Agreement provides otherwise;

2.3.2

any and all obligations and liabilities duly discharged by the Parties under or in connection with the Agreement as in effect prior to the Restructuring Date, including, without limitation, any obligation to pay fees and commissions as required by the Agreement, shall be deemed by the Parties to have been duly performed and discharged and not subject to reinstatement.

3.	CONDITIONS PRECEDENT

3.1

The rights and obligations of the Parties as provided for by Clause 2 (Amendment and Restatement) hereof shall arise, and the 2020 Agreement shall become effective, with effect from the date (the “Restructuring Date”) on which the Credit Manager delivers to the Borrower, by hand or registered mail with schedule of enclosures (return receipt requested), a confirmation in writing (with a copy by email to corpfin@mechel.com and eshaposhnikova@mechel.ru) that all conditions set out in Schedule 1 (Conditions Precedent) hereto have been fulfilled to the satisfaction of the Credit Manager, and that all of the documents and other evidence listed in Schedule 1 (Conditions Precedent) hereto, in form and substance satisfactory to the Credit Manager, have been provided to the Credit Manager (the “Restructuring Conditions”). The Credit Manager shall deliver such confirmation to the Borrower within three (3) Business Days from the fulfillment of the last Restructuring Condition to the satisfaction of the Credit Manager (acting reasonably).

3.2

The confirmation referred to in Clause 3.1 above shall be deemed to have been duly delivered to the Borrower upon the receipt of its hard copy by the Borrower, even if a copy of such confirmation has not been received by the Borrower to the above email addresses as set out in Clause 3.1. The Borrower shall be fully liable for any disclosure of confidential information as a result of the delivery of a notice/communication by email or the receipt of such information by an unauthorized person, and the Borrower shall not have any claim against the Financing Parties in case of any such disclosure.

3.3	The Credit Manager may, if so instructed in accordance with a Decision of the Majority of Creditors, waive any of the Restructuring Conditions.

4.	CONDITIONS SUBSEQUENT

4.1

The Borrower shall, within the term provided for by this Addendum, fulfill all conditions subsequent as set out in Schedule 2 (Conditions Subsequent) hereto (the “Conditions Subsequent”) and deliver to the Credit Manager all relevant documents and other evidence, in form and substance satisfactory to the Credit Manager. The Credit Manager may, provided that the Credit Manager is so instructed in accordance with a Decision of the Majority of Creditors, waive any of the Conditions Subsequent.

4.2	The Parties agree that if:

4.2.1	any of the Conditions Subsequent set out in paragraphs 1-3, 5 and 7 of Schedule 2 (Conditions Subsequent) hereto is not satisfied;

4.2.2	within the first or the second 75-day period as provided for by paragraph 4 of Schedule 2 (Conditions Subsequent) hereto:

(a)

it is not procured that a general shareholders’ meeting of Mechel PJSC is convened and held and that the agenda of such meeting includes the approval (ratification) of the following transactions by the shareholders:

(i)	the Addendum to Suretyship of Mechel PJSC;

(ii)	the Agreement on pledge of shares of the Borrower;

(iii)	the Agreement on pledge of shares of PJSC Urals Stampings Plant;

(iv)	the Agreement on pledge of shares of Mechel-Mining JSC;

(v)

an addendum to the Suretyship to which Mechel PJSC is a party, accordingly, without limitation of the surety’s liability or with the surety’s liability being limited (in addition to the SK Suretyship and other suretyship agreements between Mechel PJSC and the Bank securing obligations under facility agreements entered into between the Mechel Group companies and the Bank (including as facility agent) and existing as at date of this Addendum) to 49.99% of the book value of Mechel PJSC’s assets on the basis of its financial statements as at the latest reporting date immediately preceding the date of the pledge agreements referred to in (ii)-(iv) above, less the higher of the then effective book value and the market value (as determined on the basis of an independent appraiser’s report) of those shares in the Borrower, Urals Stampings Plant PJSC and Mechel-Mining JSC that are pledged under the pledge agreements specified in (ii) – (iv) above and those shares in Mechel-Mining JSC and BMK JSC that are pledged under the Related Pledge Agreements; and

(b)

no original copy/notarized copy of (an excerpt from) the resolution or minutes of the general shareholders’ meeting of Mechel PJSC and the report on voting results of the general shareholders’ meeting of Mechel PJSC are delivered evidencing that the agenda of the relevant meeting included the shareholders’ approval (ratification) of the transactions specified in (a) above and that such transactions were or were not so approved (ratified) by the shareholders; or

4.2.3	within one hundred (100) calendar days from the date of this Addendum:

(a)	any of the security documents to be executed between any of the Mechel Group companies and any of the VTB Group companies, excluding:

(i)	security documents being New Financial Documents;

(ii)	any security documents relating to the facility agreements specified in paragraphs 3.2.1(a) and 3.2.1(b) and paragraph 3.3.1 of Schedule 1 (Conditions Precedent) hereto); or

(iii)	any security documents relating to the SK Facility Agreement,

has not been duly executed; or

(b)

documents evidencing that the relevant resolutions approving (ratifying) such security documents (excluding resolutions in relation to security documents referred to in (i) – (iii) of paragraph (a) above, have not been delivered, then, provided that the Credit Manager is so instructed in accordance with a Decision of the Majority of Creditors, the Credit Manager may increase the interest rate that applies in accordance with article 9 (Interest) of the 2020 Agreement, by two (2) per cent. per annum.

4.3	The Parties agree that:

4.3.1

if any of the Conditions Subsequent set out in paragraphs 1 - 5 of Schedule 2 (Conditions Subsequent) hereto is not satisfied within one hundred and eighty (180) calendar days from the date of this Addendum;

4.3.2	if the Condition Subsequent set out in paragraph 8 of Schedule 2 (Conditions Subsequent) hereto is not satisfied; or

4.3.3

if the competent management body of Mechel PJSC resolves, at any time during the term of this Addendum, to approve (ratify) the execution of a surety agreement between Mechel PJSC as surety and Gazprombank (Joint Stock Company) as beneficiary, if the surety’s maximum liability under such surety agreement exceeds the surety’s maximum liability under the Surety to which Mechel PJSC is a party, unless, within sixty (60) calendar days from the date of such resolution, Mechel PJSC as surety and the Credit Manager as beneficiary execute a surety agreement to secure the Borrower’s obligations under the Agreement or, accordingly, the 2020 Agreement and the surety’s maximum liability thereunder is equal to the surety’s maximum liability under the abovementioned surety agreement with Gazprombank (Joint Stock Company) and the Credit Manager is provided with a copy of the resolution of the competent body of Mechel PJSC approving the execution of such surety agreement (in each case, in form and substance satisfactory to the Credit Manager), then, provided that a Decision of the Majority of Creditors is made to that effect:

(a)

rights and obligations of the Parties as provided for by Clause 2 (Amendment and Restatement) hereof and the 2020 Agreement (including the provisions of Clause 2.2.2 hereof) shall be deemed to have not arisen, and relations between the Parties shall continue to be governed by the Agreement in the form as effective prior to the date of this Addendum (subject to the provisions of this Addendum to the extent they do not relate to the 2020 Agreement) (the “Restructuring Cancellation”), of which the Credit Manager shall notify the Borrower in writing; and/or

(b)

the Credit Manager shall be entitled to increase the interest rate that applies in accordance with article 9 (Interest) of the Agreement or, accordingly, the 2020 Agreement, by two (2) per cent. per annum.

4.4

The Parties agree that, if any Liable party is or becomes subject to an insolvency moratorium declared by the Government of the Russian Federation and bankruptcy proceedings are initiated against such Liable party during the term of such moratorium or within three (3) months from the end date of such moratorium or within any other term specified in the Bankruptcy Law, where the Bankruptcy Law provides for specific legal consequences as listed therein to be applied in case bankruptcy proceedings are initiated within such term against debtors who used to be subject to a moratorium, or this Addendum or any New Financial Document is held invalid, then, provided that a Decision of the Majority of Creditors is made to that effect, the Credit Manager may notify the Borrower in writing of the Restructuring Cancellation.

4.5

The Financing Parties may effect the Restructuring Cancellation on the grounds set out in Clauses 4.3 and 4.4 above on or before the End Date. Any notice of the Restructuring Cancellation delivered after the End Date shall have no effect. An increase by the Credit Manager of the interest rate in accordance with Clauses 4.2 and/or 4.3 above shall not result in the Financing Parties losing their right to subsequently effect the Restructuring Cancellation in accordance with Clauses 4.3 and 4.4, provided that the Credit Manager shall deliver a notice of the Restructuring Cancellation in writing on or before the End Date.

4.6

The interest rate shall be deemed to be increased in accordance with Clause 4.2 or Clause 4.3 above without executing any further addendum. The Credit Manager shall deliver to the Borrower, by hand or registered mail with schedule of enclosures (return receipt requested), a notice in writing (in any form) of the increase of the interest rate.

4.7

A copy of the notice referred to in Clause 4.6 above shall be delivered within five (5) Business Days from the date the relevant notice was sent by email to corpfin@mechel.com and eshaposhnikova@mechel.ru. The Borrower shall be deemed to be duly notified of the increase of the interest rate upon the receipt of such notice referred to in Clause 4.6 above, even if a copy of such notice was not received by the Borrower by email, as required by this Clause. The Borrower agrees to be fully liable for any disclosure of confidential information where such disclosure has occurred as a result of the transmission of such notice/communication by email or the receipt of such information by an unauthorized person, and the Borrower shall not make any claim against the Financing Parties in connection with any such liability.

4.8

The interest rate as increased in accordance with Clause 4.2 or Clause 4.3 above shall apply from the first day of the calendar month immediately following the calendar month in which a notice referred to in Clause 4.6 above was received by the Borrower from the Credit Manager, to:

4.8.1

(unless such breach is remedied or the Credit Manager notifies the Borrower of its waiver of such breach, in each case, in the calendar month in which the Borrower receives from the Credit Manager the notice referred to in Clause 4.6 above) the last day (inclusive) of the calendar month in which the relevant breach was remedied or in which the Credit Manager notified the Borrower of the waiver of such breach; or

4.8.2

(if such breach is remedied or the Credit Manager notifies the Borrower of its waiver of such breach, in each case, in the calendar month in which the Borrower receives from the Credit Manager the notice referred to in Clause 4.6 above or earlier) the last day (inclusive) of the calendar month immediately following the calendar month in which the Borrower received from the Credit Manager the notice referred to in Clause 4.5 above.

4.9

Where more than one event occur entitling the Credit Manager to increase the interest rate under Clause 4.2 and Clause 4.3 above, the interest rate may only be increased in relation to one such event (i.e. the interest rate may not be increased by more than two (2) per cent.).

4.10	In case of the Restructuring Cancellation in accordance with Clause 4.3 and Clause 4.4, the effectiveness and termination of the New Financial Documents shall be regulated by the terms thereof.

4.11

If it is required to terminate any New Financial Document in accordance with its terms, the Borrower shall, within the term specified in the Credit Manager’s request, pay any and all documented costs and expenses incurred by the Credit Manager and/or the Pledge Manager (including legal costs pre-agreed with the Borrower as incurred in connection with the engagement of legal advisers pre-agreed with the Borrower) in connection with such termination.

5.	REPRESENTATIONS AND WARRANTIES

5.1

The Borrower makes representations in the terms of representations set out in article 16 (Representations about circumstances) of the 2020 Agreement to the Financing Parties on the date of the Addendum and the Restructuring Date, by reference to the facts and circumstances then existing and as if references in article 16 (Representations about circumstances) of the Agreement to “Financing Documents” incorporated a reference to this Addendum and, as at the Restructuring Date, the 2020 Agreement.

5.2	Such representations are material to the Financing Parties, and the Financing Parties are entering into this Addendum on the basis of and in reliance on the accuracy of each of such representations.

6.	AMENDMENT FEE

6.1	The Borrower shall pay to the Credit Manager (for the account of the Initial Creditors) a restructuring fee in the amount of:

6.1.1	zero point five (0.5) per cent. of the amount of the Euro-Denominated Outstanding Credit as at the date of this Addendum; and

6.1.2	zero point four thousand eight hundred fifty eight (0.4858) per cent. of the amount of the Available Facility, in relation to Tranche C.

6.2

The fee specified in Clause 6.1 above shall be paid by the Borrower in equal instalments on each Interest Payment Date during the period from the Restructuring Date to the date falling twelve (12) months after the Restructuring Date.

6.3	For the avoidance of doubt, the restructuring fee shall be paid by the Borrower under this Clause 6, whether or not the Restructuring Cancellation occurs.

7.	GENERAL

7.1	The Credit Manager and the Borrower agree that this Addendum and each New Financial Document is a Financial Document.

7.2	The Parties acknowledge that no amendment introduced by the Addendum shall constitute a novation, including for the purposes of article 414 of the Civil Code.

7.3

This Addendum shall remain in full force and effect until all obligations of the Parties under this Addendum and (subject to the provisions of Clause 4 (Conditions Subsequent) hereof) the 2020 Agreement are duly performed by them in full.

7.4

The Borrower agrees to pay the Credit Manager and/or the Pledge Manager the amount of all documented expenses incurred by any of them to pay for the services of legal and other professional consultants as pre-agreed with the Borrower in connection with the preparation and performance of this Addendum and New Financial Documents, in accordance with article 15.5 (Expenses on making changes) of the Agreement, provided that such expenses have been pre-agreed with the Borrower.

7.5	This Addendum and any rights and obligations of the Parties arising hereunder shall be governed by and construed in accordance with the laws of the Russian Federation.

7.6	Any dispute or controversy arising out of this Addendum shall be resolved in accordance with the provisions of article 31 (Dispute Resolution) of the Agreement.

7.7	The provisions of article 25 (Notices) of the Agreement shall apply to any notice, communication or correspondence delivered or to be delivered in connection with this Addendum.

7.8	This Addendum shall be executed in three (3) original copies, each of which shall be signed by each of the Parties and which together shall constitute but the same instrument.

7.9	This Addendum has been duly executed on the date first written above.

SCHEDULE 1

CONDITIONS PRECEDENT

1.	New Financial Documents

Each of the following documents duly executed by the parties thereto:

1.1	this Addendum;

1.2	the Agreement on pledge of shares of the Borrower;

1.3	the Agreement on pledge of shares of PJSC Urals Stampings Plant;

1.4	the Agreement on pledge of shares of Mechel-Mining JSC;

1.5	each Addendum to Agreement on pledge of shares of Yakutugol JSHC;

1.6	the Addendum to Agreement on pledge of shares of PJSC Korshunovsky GOK;

1.7	each Addendum to Agreement on pledge of shares of Southern Kuzbass PJSC;

1.8	the Addendum to Suretyship of Mechel-Mining JSC;

1.9	the Addendum to Suretyship of Yakutugol JSHC;

1.10	the Addendum to Suretyship of BFP LLC;

1.11	the Addendum to Suretyship of Mechel-Service LLC;

1.12	the Addendum to Suretyship of Mechel-Trans LLC;

1.13	the Addendum to Suretyship of Southern Kuzbass PJSC;

1.14	the Addendum to Suretyship of Korshunovsky GOK PJSC;

1.15	the Addendum to Suretyship of Mechel PJSC;

1.16	the Addendum to Suretyship of Urals Stampings Plant PJSC; and

1.17	the Confirmation of Guarantee.

2.	Corporate Approvals and Perfection of Security

2.1

An original or notarized copy and an apostilled copy of the minutes of the meeting of the board of directors of the Guarantor and the minutes of the general shareholders’ meeting of the Guarantor approving the terms, and the execution, delivery and performance, of the Confirmation of Guarantee in accordance with applicable law and/or the Guarantor’s constituent documents.

2.2

An up-to-date statement of the relevant Pledgor’s deposit account with the Depositary evidencing its title to shares pledged under the Agreement on pledge of shares of PJSC Urals Stampings Plant, the Agreement on pledge of shares of the Borrower and the Agreement on pledge of shares of Mechel-Mining JSC.

2.3	A pledge instruction is delivered to the Depositary by the relevant Pledgor instructing the Depositary to:

2.3.1

register the share pledge created under the Agreement on pledge of shares of PJSC Urals Stampings Plant, the Agreement on pledge of shares of the Borrower and the Agreement on pledge of shares of Mechel-Mining JSC; and

2.3.2

make changes to the relevant entry on the share pledge made under each of the Addendum to Agreement on pledge of shares of Yakutugol JSHC, the Addendum to Agreement on pledge of shares of PJSC Korshunovsky GOK and each of the Southern Kuzbass Surety Addenda.

2.4	A statement of the relevant Pledgor’s deposit account with the Depositary evidencing:

2.4.1

the registration of the share pledge in favour of the Pledge Manager as pledgee under the Agreement on pledge of shares of PJSC Urals Stampings Plant, the Agreement on pledge of shares of the Borrower and the Agreement on pledge of shares of Mechel-Mining JSC; and

2.4.2

that changes were made to the relevant entry on the share pledge made under each of the Addendum to Agreement on pledge of shares of Yakutugol JSHC, the Addendum to Agreement on pledge of shares of PJSC Korshunovsky GOK and each of the Southern Kuzbass Surety Addenda.

3.	Other documents and evidence

3.1

An electronic excerpt from the Unified State Register of Legal Entities of the Russian Federation (with an electronic signature attached to it) evidencing the sale of a 50.9990202673% interest in the share capital of Elgaugol LLC and a 51% interest in the share capital of Elga-road LLC held by Yakutugol JSHC (the “Elga Sale”), subject to the consent set out in the letter dated 21 April 2020 from, among others, the Liable Parties to the Bank, as countersigned by the Bank on 21 April 2020 (the “Consent Letter”).

3.2	Documents evidencing:

3.2.1	full repayment of debt under the following facility agreements:

(a)	non-revolving facility agreement No. 5321 dated 13 October 2010 between the Borrower and Sberbank PJSC;

(b)	non-revolving facility agreement No. 5703 dated 19 December 2013 between the Borrower and Sberbank PJSC;

(c)	non-revolving facility agreement No. 5609 dated 20 December 2012 between Mechel Trading AG and Sberbank PJSC;

(d)	non-revolving facility agreement No. 5624 dated 30 April 2013 between Mechel Trading AG and Sberbank PJSC;

(e)	facility agreement No. dated 7 February 2011 between Southern Kuzbass PJSC and the Bank;

(f)	facility agreement No. KC-757000/2008/00021 dated 27 November 2008 between Yakutugol JSHC and the Bank;

3.2.2	full repayment of debt under the following facility agreements:

(a)	non-revolving facility agreement No. 5593 dated 9 October 2012 between Southern Kuzbass PJSC and Sberbank PJSC;

(b)	non-revolving facility agreement No. 5594 dated 9 October 2012 between Southern Kuzbass PJSC and Sberbank PJSC,

in each case, where such debt is repayable in Rubles in accordance with the terms of such facility agreements.

3.2.3

partial repayment of principal debt under facility agreement No. KC-743000/2008/00104 dated 26 November 2008 between Southern Kuzbass PJSC and the Bank in the amount of the Remainder (as defined in the Consent Letter), in each case, out of the proceeds of the Elga Sale.

3.3	There are no outstanding liabilities:

3.3.1

for principal debt under any of the facility agreements referred to in paragraph 3.2.2 of this Schedule, non-revolving facility agreement No. 8507 dated 9 October 2012 between Southern Kuzbass PJSC and Sberbank PJSC and non-revolving facility agreement No. 8508 dated 9 October 2012 between Southern Kuzbass PJSC and Sberbank PJSC, where such debt is repayable in US Dollars in accordance with the terms of such agreements (excluding payments that were due and payable by the relevant borrower in February and March 2020); and

3.3.2	for interest under any facility agreements between any of the Mechel Group companies and any of the VTB Group companies,

other than any outstanding liabilities in respect of which the Credit Manager has notified the Borrower of the Credit Manager’s waiver of the relevant defaults.

3.4

An evidence of payment of all fees, commissions, costs and expenses that are due and payable to the Financing Parties under this Addendum or any of the New Financial Documents (including legal fees of the Credit Manager’s legal advisers in the amount pre-agreed with the Borrower).

4.	Legal opinions

4.1	Legal opinion of White & Case LLC, a legal adviser of the Credit Manager, on the Confirmation of Guarantee being consistent with English law.

4.2	Legal opinion of Schellenberg Wittmer LLC, a legal adviser of the Credit Manager, on the Guarantor’s capacity to execute the Confirmation of Guarantee.

SCHEDULE 2

CONDITIONS SUBSEQUENT

1.

Within 30 calendar days from the date of the Addendum, the following documents evidencing the compliance by the relevant Sureties/Pledgors with the requirements of their constitutional and other internal documents and the law in relation to the approval of transactions, shall have been delivered:

1.1

original/notarized copies of (an excerpt from) the resolutions or minutes of the general shareholders’ (participants’) meetings or of the sole shareholder (participant), and, in relation to a joint stock company, the report on voting results of the general shareholders’ meeting or, in relation to a non-public joint stock company or a limited liability company, the certificate of the existence of a corporate approval and the list of members (composition) of the relevant corporate body who attended the meeting at which the corporate approval was granted, evidencing that the following agreements have been ratified:

1.1.1	Yakutugol JSHC

the Addendum to Suretyship of Yakutugol JSHC as a major transaction;

1.1.2	Mechel-Mining JSC

(a)	the Addendum to Agreement on pledge of shares of Yakutugol JSHC,

(b)	the Addendum to Agreement on pledge of shares of PJSC Korshunovsky GOK,

(c)	the Addendum to Agreement on pledge of shares of Southern Kuzbass PJSC,

(d)	the Addendum to Suretyship of Mechel-Mining JSC,

as a major transaction (series of related transactions);

1.1.3	Mechel-Trans LLC

the Addendum to Suretyship of Mechel-Trans LLC as a major transaction;

1.1.4	Mechel-Service LLC

the Addendum to Suretyship of Mechel-Service LLC as a major transaction;

1.1.5	BFP LLC

the Addendum to Suretyship of BFP LLC as a major transaction which is also an interested-party transaction;

1.2	original/notarized copies of (an excerpt from) the minutes of the board meetings, evidencing that the following agreements have been ratified:

1.2.1	PJSC Urals Stampings Plant

the Addendum to Suretyship of Urals Stampings Plant PJSC as an interested-party transaction (series of related transactions) and on the basis of the requirements for such approval as provided for by the company’s articles;

1.2.2	PJSC Korshunovsky GOK

the Addendum to Suretyship of Korshunovsky GOK PJSC as an interested-party transaction (series of related transactions);

1.2.3	Yakutugol JSHC

the Addendum to Suretyship of Yakutugol JSHC on the basis of the requirements for its approval as provided for by the company’s articles;

2.	Within 65 calendar days from the date of the Addendum, the following documents shall have been delivered to the Credit Manager:

2.1

an original/notarized copy of (an excerpt from) the resolution or minutes of the general shareholders’ meeting of the Borrower and the report on voting results of the general shareholders’ meeting of the Borrower, evidencing that the Addendum has been ratified as a major transaction; and

2.2

an original/notarized copy of (an excerpt from) the minutes of the board meeting of the Borrower, evidencing that the Addendum was approved (ratified) in accordance with the requirements for such approval (ratification) as provided for by the Borrower’s articles.

3.	Within 65 calendar days from the date of the Addendum, the following documents shall have been delivered to the Credit Manager:

3.1

an original/notarized copy of (an excerpt from) the resolution or minutes of the general shareholders’ meeting of Southern Kuzbass PJSC and the report on voting results of the general shareholders’ meeting of Southern Kuzbass PJSC, evidencing that the Addendum to Suretyship of Southern Kuzbass PJSC has been ratified as a major transaction which is also an interested-party transaction; and

3.2

an original/notarized copy of (an excerpt from) the minutes of the board meeting of Southern Kuzbass PJSC, evidencing that the Addendum to Suretyship of Southern Kuzbass PJSC was approved (ratified) in accordance with the requirements for such approval (ratification) as provided for by Southern Kuzbass PJSC’s articles.

4.	Mechel PJSC’s Approvals

4.1	Within 75 calendar days from the date of the Addendum, the following documents shall have been delivered to the Credit Manager:

4.1.1

an original/notarized copy of (an excerpt from) the resolution or minutes of the general shareholders’ meeting of Mechel PJSC and the report on voting results of the general shareholders’ meeting of Mechel PJSC, evidencing that the agenda of such meeting included the approval (ratification) of the following agreements:

(a)	the Addendum to Suretyship of Mechel PJSC;

(b)	the Agreement on pledge of shares of the Borrower;

(c)	the Agreement on pledge of shares of PJSC Urals Stampings Plant;

(d)	the Agreement on pledge of shares of Mechel-Mining JSC;

(e)	an addendum to the Suretyship to which Mechel PJSC is a party (in addition to the Addendum to Suretyship of Mechel PJSC) without limitation of the surety’s liability,

as a major transaction (series of related transactions; taking into account (if applicable) other transactions entered into with the Credit Manager) which is also an interested-party transaction, and that such agreements were or were not so approved (ratified) by the shareholders; and

4.1.2

an original/notarized copy of (an excerpt from) the minutes of the board meeting of Mechel PJSC, evidencing that the agreements specified in 4.1.1 above were approved (ratified) in accordance with the requirements for such approval (ratification) as provided for by Mechel PJSC’s articles.

4.2

If Mechel PJSC fails to obtain a corporate approval (ratification) in relation to the relevant transactions as required by paragraph 4.1 above, the Borrower shall, within the following 75 calendar days, use its best efforts to procure that the competent bodies of Mechel PJSC issue their resolutions approving (ratifying) such transactions and deliver to the Credit Manager:

4.2.1

an original/notarized copy of (an excerpt from) the resolution or minutes of the general shareholders’ meeting of Mechel PJSC and the report on voting results of the general shareholders’ meeting of Mechel PJSC, evidencing that the agenda of such meeting included the approval (ratification) of the following agreements:

(a)	the Addendum to Suretyship of Mechel PJSC (unless it was approved (ratified) as set out in paragraph 4.1.1 above);

(b)	the Agreement on pledge of shares of the Borrower (unless it was approved (ratified) as set out in paragraph 4.1.1 above);

(c)	the Agreement on pledge of shares of PJSC Urals Stampings Plant (unless it was approved (ratified) as set out in paragraph 4.1.1 above);

(d)	the Agreement on pledge of shares of Mechel-Mining JSC (unless it was approved (ratified) as set out in paragraph 4.1.1 above);

(e)

an addendum to the Suretyship to which Mechel PJSC is a party (in addition to the Addendum to Suretyship of Mechel PJSC) with the surety’s liability being limited (subject to the SK Suretyship and other suretyship agreements between Mechel PJSC and the Bank securing obligations under facility agreements entered into between the Mechel Group companies and the Bank (including as facility agent) and existing as at date of this Addendum) to 49.99% of the book value of assets of Mechel PJSC on the basis of its financial statements as at the latest reporting date immediately preceding the date of the pledge agreements referred to in (b)-(d) above, less the higher of the then effective book value and the market value (as determined on the basis of an independent appraiser’s report) of those shares in the Borrower, Urals Stampings Plant PJSC and Mechel-Mining JSC that are pledged under the pledge agreements specified in (b) – (d) above and those shares in Mechel-Mining JSC and BMK JSC that are pledged under the Related Pledge Agreements, as an interested-party transaction (series of related transactions), and that such agreements were or were not so approved (ratified); and

4.2.2

an original/notarized copy of (an excerpt from) the minutes of the board meeting of Mechel PJSC, evidencing that the agenda of such meeting included the approval (ratification) of the following agreements:

(a)	the Addendum to Suretyship of Mechel PJSC (unless it was approved (ratified) as set out in paragraph 4.1 above);

(b)	the Agreement on pledge of shares of the Borrower (unless it was approved (ratified) as set out in paragraph 4.1 above);

(c)	the Agreement on pledge of shares of PJSC Urals Stampings Plant (unless it was approved (ratified) as set out in paragraph 4.1 above);

(d)	the Agreement on pledge of shares of Mechel-Mining JSC (unless it was approved (ratified) as set out in paragraph 4.1 above);

(e)

an addendum to the Suretyship to which Mechel PJSC is a party (in addition to the Addendum to Suretyship of Mechel PJSC) with the surety’s liability being limited (subject to the SK Suretyship and other suretyship agreements between Mechel PJSC and the Bank securing obligations under facility agreements entered into between the Mechel Group companies and the Bank (including as facility agent) and existing as at date of this Addendum) to 49.99% of the book value of assets of Mechel PJSC on the basis of its financial statements as at the latest reporting date immediately preceding the date of the pledge agreements referred to in (b)-(d) above, less the higher of the then effective book value and the market value (as determined on the basis of an independent appraiser’s report) of those shares in the Borrower, Urals Stampings Plant PJSC and Mechel-Mining JSC that are pledged under the pledge agreements specified in (b) – (d) above and those shares in Mechel-Mining JSC and BMK JSC that are pledged under the Related Pledge Agreements, as a major transaction (series of related transactions) and on the basis of the requirements for such approval as provided for by Mechel PJSC’s articles, and that such agreements were or were not so approved (ratified).

4.3

If Mechel PJSC fails to obtain a corporate approval (ratification) in relation to the relevant transactions from its competent corporate bodies as set out in paragraphs 4.1 and 4.2 above, the Borrower shall, within the following 30 calendar days, procure that the competent corporate body of Mechel PJSC issues its resolution approving (ratifying) such transactions and deliver to the Credit Manager an original/notarized copy of (an excerpt from) the minutes of the board meeting evidencing that the following agreements have been approved (ratified):

(a)	the Addendum to Suretyship of Mechel PJSC (unless it was approved (ratified) as set out in paragraphs 4.1 and 4.2 above);

(a)	the Agreement on pledge of shares of the Borrower (unless it was approved (ratified) as set out in paragraphs 4.1 and 4.2 above);

(b)	the Agreement on pledge of shares of PJSC Urals Stampings Plant (unless it was approved (ratified) as set out in paragraphs 4.1 and 4.2 above);

(c)	the Agreement on pledge of shares of Mechel-Mining JSC (unless it was approved (ratified) as set out in paragraphs 4.1 and 4.2 above);

(d)

an addendum to the Suretyship to which Mechel PJSC is a party (in addition to the Addendum to Suretyship of Mechel PJSC) with the surety’s liability being limited (subject to the SK Suretyship and other suretyship agreements between Mechel PJSC and the Bank securing obligations under facility agreements entered into between the Mechel Group companies and the Bank (including as facility agent) and existing as at date of this Addendum) to 49.9% of the book value of assets of Mechel PJSC on the basis of its financial statements as at the latest reporting date immediately preceding the date of the pledge agreements referred to in (b)-(d) above, less the higher of the then effective book value and the market value (as determined on the basis of an independent appraiser’s report) of those shares in the Borrower, Urals Stampings Plant PJSC and Mechel-Mining JSC that are pledged under the pledge agreements specified in (b) – (d) above and those shares in Mechel-Mining JSC and BMK JSC that are pledged under the Related Pledge Agreements, as an interested-party transaction (series of related transactions) and on the basis of the requirements for such approval as provided for by the company’s articles.

5.

Within 10 calendar days from the date of the relevant resolution of the general shareholders’ meeting of Mechel PJSC or the board of directors of Mechel PJSC approving the transactions under paragraph 4 above, the Borrower shall procure the execution of an addendum to the Surety to which Mechel PJSC is a party (in addition to the Addendum to Suretyship of Mechel PJSC), incorporating the surety’s undertaking to be liable for the Borrower’s obligations under the 2020 Agreement:

(a)	without limitation of the surety’s liability, if such resolution approving the relevant transaction is made at the first general shareholders’ meeting of Mechel PJSC;

(b)

with the surety’s liability being limited as set out in paragraph 4.2 above, if such resolution approving the relevant transaction is made at the second general shareholders’ meeting of Mechel PJSC; or

(c)

with the surety’s liability being limited as set out in paragraph 4.3 above, if such resolution approving the relevant transaction is not made at the second general shareholders’ meeting of Mechel PJSC as provided for by paragraph 4.2 above.

6.

Within five (5) calendar days from the date of the latest of the resolutions approving (ratifying) the relevant transactions as provided for by this Schedule, but in any even within 108 calendar days from the date of this Addendum, a legal opinion in relation to this Addendum and the Russian law-governed New Financial Documents being in conformity with the Russian law and the capacity of the relevant Liable Parties to execute this Addendum and such New Financial Documents, shall have been delivered to the Credit Manager, provided that such legal opinion shall be prepared by:

(a)	White & Case LLP, a legal adviser of the Credit Manager; or

(b)	if for any reason such legal opinion may not be prepared by White & Case LLP when required, any of the following legal firms engaged by the Borrower:

(i)	Clifford Chance;

(ii)	Herbert Smith Freehills;

(iii)	Allen&Overy;

(iv)	Linklaters,

provided that such legal opinion shall be addressed to the Credit Manager and shall be satisfactory to the Credit Manager in form and substance.

7.

The Borrower shall procure that the Mechel Group companies exercise their respective corporate rights in relation to the Liable Parties and vote at general shareholders’/participants’ meetings of the Liable Parties or do any other acts and make any other decisions within their control as may be required to:

(a)

terminate, within one hundred and twenty (120) calendar days from the Restructuring Date, the authorities of Khachaturov Tigran Garikovich, Darbinyan Minas Arsenovich, Shakina Anastasiya Sergeevna, Pravdina Daria Alexandrovna and Dun Ivan Ivanovich as members of the boards of directors of all Liable Parties; and

(b)

ensure that there are no nominees of any Other Senior Creditors or any of their affiliates or any creditor of the Liable Parties under the Financial Debt sitting on the board of directors of any of the Liable Parties, unless such persons are elected to the board of directors of Mechel PJSC upon their nomination by minority shareholders of Mechel PJSC who, under applicable law, may make nominations to the board of directors, provided that the Liable parties shall do all in their power to ensure that other shareholders in Mechel PJSC cast their votes for the candidates included in the voting ballot other than any candidate nominated by such minority shareholder.

8.

Within 45 calendar days from the date of the Addendum, an original or notarized copy of the Russian translation (bearing the translator’s signature as certified by a notary public) of each of the documents delivered to the Credit Manager under paragraph 2.1 of Schedule 1 (Conditions Precedent), shall have been delivered to the Credit Manager.

SCHEDULE 3

AMENDED AND RESTATED AGREEMENT

<the document is set out on the next page>

Syndicated Loan Agreement

dated 12 July 2018

between

Chelyabinsk Metallurgical Plant Public Joint-Stock Company

as Borrower

VTB Bank (public joint-stock company)

as Credit Manager and Pledge Manager

and

VTB Bank (public joint-stock company) and

VTB Bank (Europe) SE

as Initial Creditors

as amended and restated by

addendum 1

dated 21 April 2020

THIS SYNDICATED LOAN AGREEMENT (Agreement) was executed on July 12, 2018 and amended and restated by addendum 1 dated April 21, 2020, and made BETWEEN:

(1)

Chelyabinsk Metallurgical Plant Public Joint-Stock Company established in accordance with the Law of the Russian Federation and registered in the Unified State Register of Legal Entities of the Russian Federation, primary state registration number: 1027402812777, located at 14, 2nd Paveletskaya Street, Chelyabinsk, 454047, Russian Federation, represented by Ponomarev Andrey Alexandrovich, the chief executive officer of Mechel-Steel Management Company LLC, acting on the basis of the agreement on delegation of powers and authorities of the executive body dated 1 June 2012 (hereinafter referred to as the Borrower or CMP PJSC);

(2)	CREDIT ORGANIZATIONS listed in Appendix 0 as creditors (hereinafter – Initial Creditors);

(3)	VTB Bank (public joint-stock company), general license of the Central Bank of the Russian Federation No. 1000, as the credit manager (Credit Manager); and

(4)	VTB Bank (public joint-stock company) as the pledge manager (Pledge Manager).

THE PARTIES AGREE AS FOLLOWS:

1.	DEFINITIONS

1.1	Terms

Throughout this Agreement:

Mechel-Mining JSC means Mechel-Mining Joint-Stock Company, a legal entity established in accordance with the Law of the Russian Federation and registered in the Unified State Register of Legal Entities of the Russian Federation, primary state registration number: 1085406013846, legal address: 1, Krasnoarmeyskaya Street, office 145, Moscow, 125167, Russian Federation

Yakutugol JSHC means Yakutugol Joint-Stock Holding Company, a legal entity established in accordance with the Law of the Russian Federation and registered in the Unified State Register of Legal Entities of the Russian Federation, primary state registration number: 1021401009057, legal address: bld. 1, 3 Lenina street, Neryungri, Republic of Sakha (Yakutia), 678960

Basel II means recommendations contained in the following document adopted by the Basel Committee on Banking Supervision in June 2004: “International Convergence of Capital Measurement and Capital Standards: New Methods”.

Basel III means:

(a)

recommendations contained in documents published by the Basel Committee on Banking Supervision in December 2010: “Basel III: A global regulatory framework for more resilient banks and banking systems”, “Basel III: International framework for liquidity risk measurement, standards and monitoring ” and “Guidance for national authorities operating the countercyclical capital buffer” as subsequently amended and supplemented;

(b)

recommendations for systemically important banks contained in the following document published by the Basel Committee on Banking Supervision in November, 2011: “Global systemically important banks: Assessment methodology and the additional loss absorbency requirement” as subsequently amended and supplemented; and

(c)	any other documents, explanations or standards published by the Basel Committee on Banking Supervision with respect to Basel III.

Reference Rate with respect to EURIBOR means interbank clearing rate in Euro which is administered by the European Money Markets Institute or its succeeding organization for the respective Interest Period specified on the respective page of the Thomson Reuters system or on the respective page of another information service that may publish the interest rate instead of the Thomson Reuters system.

If the respective page of the Thomson Reuters system or another information service is replaced or the above-mentioned system becomes unavailable, the Credit Manager (after discussing it with the Borrower and Creditors) may choose another page or information service that publishes the respective interest rate.

Bank means the VTB Bank (public joint-stock company).

Reference Banks mean VTB Bank (Europe) SE, Belfius Bank SA/NV, BNP-Paribas, HSBC France S.A., Société Générale S.A., Natixis, Crédit Agricole s.a., Deutsche Bank, DZ Bank Deutsche Zentral-Genossenschaftsbank, National Bank of Greece, Intesa Sanpaolo, Banca Monte dei Paschi di Siena, UniCredit Banca, Banque et Caisse d’Epargne de l’Etat, ING Bank N.V., Caixa Geral de Depósitos (CGD), Banco Bilbao Vizcaya Argentaria S.A., Banco Santander S.A., CECABANK S.A., CaixaBank S.A., Barclays plc or other credit organizations selected by the Credit Manager as reference banks as agreed with the Borrower.

Benchmark Bank Rate means the arithmetic mean of rates (with upward rounding to 4 decimal places) provided by Reference Banks to the Credit Manager upon the request of the latter:

(a)

(except for cases when paragraph (b) below is applied) as a rate at which, in the opinion of the Reference Bank, a reliable bank offers another reliable bank to make interbank fixed-term deposits in Euro for the respective period of time within the European Union member countries; or

(b)

if different – as a rate (if available and applied to the respective Reference Bank and the respective time period) which is offered by organizations engaged in determining EURIBOR upon the request of the respective organization which is in charge of EURIBOR calculation and publication, and for the Benchmark Bank Rate calculation, no account is taken of fifteen (15) highest and fifteen (15) lowest rates the Credit Manager is offered by Reference Banks.

Majority of Creditors means:

(a)	before the Drawdown Date – Creditors whose Available Facility in total reaches sixty six and two-thirds (66 2⁄3 ) percent of the Total Available facility or more;

(b)

if there are no Outstanding Credits and the Total Available Facility has been reduced to zero – Creditors whose Available Facility in total reached sixty six and two-thirds (66 2⁄3 ) percent of the Total Available facility or more immediately prior to the date of such reduction: or

(c)

at any other period of time – Creditors whose participation in an Outstanding Credit together with their Unspent Available Facility, as well as the Amount to be provided in total reaches sixty six and two-thirds (66 2/3 ) percent of the total Outstanding Credit amount or more together with the Total Unspent Available Facility and the Amount to be provided by all Creditors, provided that, for the purposes of this definition, an Available Facility denominated in Rubles shall be converted into Euro at the official exchange rate of the Central Bank of the Russian Federation as at the date of the relevant decision or determination made by the Majority of Creditors.

Currency of the Agreement has the meaning given to it in Article 24.6 (Currency of payment).

Currency Restriction means any restrictions adopted or introduced by public or other authorized bodies of foreign countries, except for decisions made with respect to the consideration of commercial disputes that entail any of the following consequences:

(a)	a fine, arrest, restriction, inability to dispose of any assets by any Party, including funds in US Dollars or Euro;

(b)	prohibition or restriction with respect to maintenance of accounts in US Dollars or Euro in the Russian Federation and/or outside its borders;

(c)

prohibition or restrictions for any Party or a third party whose participation is required to perform obligations hereunder (including correspondent banks, banks which maintain the settlement accounts that are used for payments under this Agreement, depositary), perform or execute all or certain types of deals or transactions required to meet obligations hereunder, including inability to use the SWIFT system; or

(d)	moratorium on transactions in US Dollars or Euro.

Intragroup Loan means a loan, the creditors and borrowers of which are Mechel Group companies.

Sales Revenue means the funds received/to be received by companies of the Mechel Group (except for Kuzbass Power Sales Company PJSC) from sales of manufactured products, services, works.

FATCA Deduction means a deduction or withholding from a payment provided for by the Financial Document pursuant to FATCA requirements.

Guarantor means Mechel Carbon AG, a legal entity established in accordance with the laws of Switzerland, registration number CHE-114.168.474, located at the following address: Oberdorfstrasse 11, 6340 Baar.

Guarantee means an English law governed guarantee of July 17, 2018 executed between the Credit Manager and the Guarantor, subject to the Confirmation of Guarantee.

State which is a party to the Treaty on Avoidance of Double Taxation means a state that has concluded the Treaty on Avoidance of Double Taxation with the Russian Federation.

Civil Code means the Civil Code of the Russian Federation.

VTB Group means VTB Bank (public joint-stock company) and its subsidiary companies that are included in the consolidated financial accounts of the VTB Bank (public joint-stock company) on the IFRS basis, and RCB Bank Ltd and CQUR Bank LLC.

Mechel Group means Mechel PJSC and companies for the inclusion of which into consolidated financial statements of Mechel PJSC according to IFRS a direct consolidation method is used.

Drawdown Date means each date on which the Credit Manager transfers the Credit or any part thereof specified in the Disbursement Request to a Euro-denominated Borrower’s Account or a Ruble-denominated Borrower’s Account, accordingly.

Final Repayment Date means March 6, 2030.

Interest Rate Determination Date means, with respect to any period for which the interest rate is determined, a date which is two TARGET Days prior to the start date of such a period.

FATCA Application Date means:

(a)	with respect to any “withholdable payment” specified in Article 1473(1)(A)(i) of the Code (relating to interest payments and some other payments that are U.S. source FDAP income) – July 1, 2014;

(b)

with respect to any “withholdable payment” specified in Article 1473(1)(A)(ii) of the Code (relating to any gross proceeds from the sale or other disposition of any property of a type that can produce interest or dividends that are U.S. source FDAP income) – January 1, 2019; or

(c)	with respect to any passthru payment specified in Article 1471(d)(7) of the Code that falls outside the scope of paragraphs (a) or (b) above – January 1, 2019,

(d)	or (in each case) such another date from which a deduction or withholding can be made from such payment pursuant to FATCA requirements due to changes introduced in FATCA after the date hereof.

Test Date has the meaning given to it in the definition of “Extension Conditions”.

Restructuring Date means the date on which the Credit Manager delivers to the Borrower, by hand or registered mail with schedule of enclosures (return receipt requested), a confirmation in writing that all conditions set out in Schedule 1 (Conditions Precedent) to Addendum 1 have been fulfilled to the satisfaction of the Credit Manager, and that all of the documents and other evidence listed in Schedule 1 (Conditions Precedent) to Addendum 1, in form and substance satisfactory to the Credit Manager, have been provided to the Credit Manager.

Interest Payment Date means the sixth day of each month or, if such day is a non-Business Day, the next following Business Day.

Existing Loans mean:

(a)	credit facility agreement No. 2640 dated December 27, 2010 between the Bank and Mechel PJSC (Credit 1);

(b)	credit facility agreement No. KC-743000/2008/00104 dated November 26, 2008 between the Bank and PJSC Southern Kuzbass (Credit 2);

(c)	credit facility agreement No. KC-3732 dated September 9, 2015 between the Bank and the Borrower (Credit 3); and

(d)	credit facility agreement No. 4114 dated December 23, 2016 between the Bank and the Borrower (Credit 4).

TARGET Day means any day on which the TARGET2 system is open for transactions in Euro.

Depositary means the VTB Bank (public joint-stock company).

Market Disruption means circumstances when EURIBOR must be determined at 15:00 by Reference Bank as of the Interest Rate Determination Date for the respective Interest Period, and none of the Reference Banks provides or only one of the Reference Banks provides information on Benchmark Bank Rate to the Credit Manager.

CRD IV Directive on Capital Requirements means:

(a)	Provision No. 575/2013 of the European Parliament and the Council of the European Union dated June 26, 2013 on prudential requirements for credit organizations and investment firms; and

(b)

Directive 2013/36/EC of the European Parliament and the Council of the European Union dated June 26, 2013 on access to the activities of credit organizations and prudential supervision over credit organizations and investment firms.

Share Pledge Agreement means:

(a)	Agreement on pledge of shares of Southern Kuzbass PJSC;

(b)	Agreement on pledge of shares of Yakutugol JSHC;

(c)	Agreement on pledge of shares of PJSC Korshunovsky GOK;

(d)	Agreement on pledge of shares of PJSC Urals Stampings Plant;

(e)	Agreement on pledge of shares of the Borrower;

(f)	Agreement on pledge of shares of JSC Mechel-Mining; and

(g)	Agreement on pledge of repurchased shares.

Agreement on pledge of shares of Mechel-Mining JSC means a second ranking share pledge agreement in relation to thirty seven point five (37.5) per cent. of ordinary shares plus one (1) ordinary share in Mechel-Mining JSC entered into between the Pledge Manager and Mechel PJSC on or around the date of Addendum 1.

Agreement on pledge of shares of Yakutugol JSHC means each of:

(a)

the agreement of second pledge dated July 17, 2018 between the Pledge Manager and Mechel-Mining JSC in relation to twenty five (25) percent of ordinary shares minus three (3) ordinary shares in Yakutugol JSHC, as amended by the relevant Addendum to Agreement on pledge of shares of Yakutugol JSHC; and

(b)

the pledge agreement dated March 26, 2019 between the Pledge Manager and Mechel-Mining JSC in relation to twenty five (25) percent of ordinary shares plus one (1) ordinary share in Yakutugol JSHC, as amended by addendum 1 dated July 9, 2019 and the relevant Addendum to Agreement on pledge of shares of Yakutugol JSHC.

Agreement on pledge of shares of the Borrower means the agreement of second pledge executed between the Pledge Manager and Mechel PJSC on or about the date of Addendum 1 in relation to forty-six and sixty-six hundredths percent (46.66%) of ordinary shares minus one (1) ordinary share in the Borrower.

Agreement on pledge of shares of PJSC Korshunovsky GOK means the agreement of second pledge dated July 17, 2018 between Pledge Manager and Mechel-Mining JSC in relation to twenty five (25) percent of ordinary shares plus one (1) ordinary share in PJSC Korshunovsky GOK, as amended by the Addendum to Agreement on pledge of shares of PJSC Korshunovsky GOK.

Agreement on pledge of shares of PJSC Urals Stampings Plant means the agreement of second pledge executed between the Pledge Manager and Mechel PJSC on or about the date of Addendum 1 in relation to twenty-five percent (25%) of ordinary shares plus one (1) ordinary share in PJSC Urals Stampings Plant.

Agreement on pledge of shares of Southern Kuzbass PJSC means each of:

(a)

the agreement of second pledge dated July 17, 2018 between the Pledge Manager and Mechel-Mining JSC in relation to twenty five (25) percent of ordinary shares plus one (1) ordinary share in Southern Kuzbass PJSC, as amended by the relevant Addendum to Agreement on pledge of shares of Southern Kuzbass PJSC; and

(b)

the pledge agreement dated March 26, 2019 between the Pledge Manager and Mechel-Mining JSC in relation to the pledge of twenty five (25) percent of ordinary shares plus one (1) ordinary share in Southern Kuzbass PJSC, as amended by addendum 1 dated July 9, 2019 and the relevant Addendum to Agreement on pledge of shares of Southern Kuzbass PJSC.

Agreement on pledge of repurchased shares means a pledge agreement(s) to be executed between the Pledge Manager and the relevant Pledgor in relation to all ordinary shares in Mechel PJSC and the Borrower as purchased in accordance with the purpose of Tranche D.

Treaty on Avoidance of Double Taxation means a treaty on avoidance of double taxation made between a foreign state and the Russian Federation that provides for full exemption from the Russian tax on income of foreign legal entities charged on interest.

Security Agreement means:

(a)	any Share Pledge Agreement; and

(b)	any other contract made between a Liable Party and the Pledge Manager in order to secure the responsibility of Liable Parties with respect to Financial Documents.

VTB Group Contract means any contract between any of the Mechel Group companies and any of the VTB Group companies.

Creditor Rights Assignment Agreement means an agreement mainly prepared in the form of Appendix 6 (Model form of an Agreement of Assignment of the Creditor’s rights) or in any other form under which the Current Creditor (as defined in Article 22 (Change of the Parties)) assigns one’s rights and/or transfers liabilities hereunder to a New Creditor (as defined in Article 22

(Change of the Parties)).

US Dollar, USD, or US$ means legal means of payment of the United States of America.

Addendum 1 means an amendment and restatement agreement dated April 21, 2020 in relation to this Agreement, as executed by the Parties.

Additional Tax Payment means the increase in the amount of payment to be made by the Liable Party to the Financing Party pursuant to provisions of Article 13.1 (Reimbursement for a Tax Deduction or payment to the Financing Party by the Liable Party pursuant to Article 13.2 (Reimbursement for Tax paymentss).

Other Senior Creditor mean Gazprombank (Joint Stock Company) and, for the purpose of clause 20.1(aa) of Article 20 (Events of Default), or any of its affiliates.

Addendum to Agreement on pledge of shares of Yakutugol JSHC means an addendum to each of the Agreements on pledge of shares of Yakutugol JSHC entered into between the Pledge Manager and Mechel-Mining JSC on or around the date of Addendum 1.

Addendum to Agreement on pledge of shares of PJSC Korshunovsky GOK means an addendum to the Agreement on pledge of shares of PJSC Korshunovsky GOK entered into between the Pledge Manager and Mechel-Mining JSC on or around the date of Addendum 1.

Addendum to Agreement on pledge of shares of Southern Kuzbass PJSC means an addendum to each of the Agreements on pledge of shares of Southern Kuzbass PJSC entered into between the Pledge Manager and Mechel-Mining JSC on or around the date of Addendum 1.

Addendum to Suretyship of Mechel-Mining JSC means an addendum to the Suretyship to which Mechel-Mining JSC is a party entered into between the Credit Manager and Mechel-Mining JSC on or around the date of Addendum 1 and incorporating an undertaking to be liable for the Borrower’s obligations on the terms of this Agreement without limitation of the surety’s liability.

Addendum to Suretyship of Yakutugol JSHC means an addendum to the Suretyship to which Yakutugol JSHC is a party entered into between the Credit Manager and Yakutugol JSHC on or around the date of Addendum 1 and incorporating an undertaking to be liable for the Borrower’s obligations on the terms of this Agreement without limitation of the surety’s liability.

Addendum to Suretyship of BFP LLC means an addendum to the Suretyship to which BFP LLC is a party entered into between the Credit Manager and BFP LLC on or around the date of Addendum 1 and incorporating an undertaking to be liable for the Borrower’s obligations on the terms of this Agreement without limitation of the surety’s liability.

Addendum to Suretyship of Mechel-Service LLC means an addendum to the Suretyship to which Mechel-Service LLC is a party entered into between the Credit Manager and Mechel-Service LLC on or around the date of Addendum 1 and incorporating an undertaking to be liable for the Borrower’s obligations on the terms of this Agreement without limitation of the surety’s liability.

Addendum to Suretyship of Mechel-Trans LLC means an addendum to the Suretyship to which Mechel-Trans LLC is a party entered into between the Credit Manager and Mechel-Trans LLC on or around the date of Addendum 1 and incorporating an undertaking to be liable for the Borrower’s obligations on the terms of this Agreement without limitation of the surety’s liability.

Addendum to Suretyship of Korshunovsky GOK PJSC means an addendum to the Suretyship to which Korshunovsky GOK PJSC is a party entered into between the Credit Manager and Korshunovsky GOK PJSC on or around the date of Addendum 1 and incorporating an undertaking to be liable for the Borrower’s obligations on the terms of this Agreement up to four billion four hundred sixty nine million four hundred eighty five thousand (4,469,485,000) Rubles.

Addendum to Suretyship of Mechel PJSC means each of:

(a)

an addendum to the Suretyship to which Mechel PJSC is a party entered into between the Credit Manager and Mechel PJSC on or around the date of Addendum 1 and incorporating an undertaking to be liable for the Borrower’s obligations on the terms of this Agreement; and

(b)	an addendum to the Suretyship to which Mechel PJSC is a party to be executed as set out in paragraph 5 of Schedule 2 (Conditions Subsequent) to Addendum 1.

Addendum to Suretyship of Urals Stampings Plant PJSC means an addendum to the Suretyship to which Urals Stampings Plant PJSC is a party entered into between the Credit Manager and Urals Stampings Plant PJSC on or around the date of Addendum 1 and incorporating an undertaking to be liable for the Borrower’s obligations on the terms of this Agreement up to three billion five hundred seventy five million five hundred thirty three thousand eighty seven (3,575,533,087) Rubles.

Addendum to Suretyship of Southern Kuzbass PJSC means an addendum to the Suretyship to which Southern Kuzbass PJSC is a party entered into between the Credit Manager and Southern Kuzbass PJSC on or around the date of Addendum 1 and incorporating an undertaking to be liable for the Borrower’s obligations on the terms of this Agreement without limitation of the surety’s liability.

Euro or € means the single currency of the European Union member states that have adopted Euro as its legal means of payment in accordance with EU laws on the establishment of the economic and currency union.

EURIBOR means with respect to any part of the Outstanding Credit amount denominated in Euro:

(a)	Reference Rate; or

(b)	Interpolated Interest Rate if the Reference Rate is not available for the Interest Period for Outstanding Credit denominated in Euro; or

(c)	Benchmark Bank Rate if the Reference Rate is not available for the Interest Period for Outstanding Credit denominated in Euro and the Interpolated Interest Rate cannot be determined at 11:00 (Brussels time) on the Interest Rate Determination date for a period comparable with the Interest Period duration for the respective Outstanding Credit denominated in Euro, and if in any case such rate is negative, EURIBOR shall be considered equal to zero.

Bankruptcy Law means the Federal Law of the Russian Federation No. 127-FZ dated October 26, 2002 “On Insolvency (Bankruptcy)”.

Credit History Law means the Federal Law of the Russian Federation No. 218-FZ dated December 30, 2004 “On Credit Histories”.

Law on Syndicated Loans means the Federal Law of the Russian Federation No. 486-FZ dated December 31, 2017 “On Syndicated Credit (Loan) and Amendment of Certain Legislative Acts of the Russian Federation”.

US Law on Taxation of Foreign Accounts (FATCA) means:

(a)	articles 1471-1474 of the Code and any regulatory acts related to them;

(b)

any contract, law, regulatory act adopted by any other jurisdiction or relating to any intergovernmental agreement between the US and any other jurisdiction that (in any of the above cases) brings into force any of the laws or regulatory acts specified in paragraph (a) above; or

(c)

any agreement that brings into force any agreements, laws or regulatory acts, specified in paragraphs (a) or (b) above, and made with the US Inland Revenue Service, US Government or any other government or fiscal body of any other jurisdiction.

Pledgor means Mechel-Mining JSC, Mechel PJSC and any other person as a pledgor under the respective Agreement on pledge of shares.

Disbursement Request means the Borrower’s drawdown request prepared mainly in accordance with the form of Appendix 5 (Form of a Disbursement request).

Interpolated Interest Rate means the interest rate (with upward rounding to four decimal places) determined by the Credit Manager on the Interest Rate Determination Date using the linear interpolation method based on Reference Rates for two periods, the first of which is the period the duration of which is closest to the Interest Period of the periods shorter than the Interest Period, and the second of which is the period the duration of which is closest to the Interest Period of the number of periods that are longer than the Interest Period.

CBR Key Rate means a key rate of the Central Bank of the Russian Federation as determined on a daily basis on the basis of information specified at the official web-site of the Central Bank of the Russian Federation (cbr.ru or, if changed, any other official web-site of the Russian Federation). If the key rate of the Central Bank of the Russian Federation is abolished and/or is no longer applied by the Central Bank of the Russian Federation to determine the rate at which it is willing to lend money to credit institutions of the Russian Federation, interest on any Outstanding Credit shall be calculated at the higher of a similar rate as established by the Central Bank of the Russian Federation to determine the cost of refinancing through repurchase transactions and/or the cost of financing as secured by the pledge of non-marketable assets.

Code means the US Internal Revenue Code of 1986.

Confidential Information means any information (including personal data) in any form (including oral information and any documents and information recorded or saved in the form of electronic files or on any other data storage media) about Liable Parties, Mechel Group, Financial Documents or the Loan that becomes available to the Financing Party or obtained by any person that intends to become the Financing Party, from:

(a)	any participant of the Mechel Group or its consultant; or

(b)	other Financing Party, if the information was obtained by such Financing Party from any participant of the Mechel Group or its consultant,

excluding the information which:

(i)	is or becomes available to the public otherwise than due to a violation by the Financing Party of any conditions of Article 29 (Confidentiality); or

(ii)	is not determined in written form as a confidential information at the moment of its transfer by any participant of the Mechel Group or its consultant; or

(iii)

had been known to the Financing Party before the date of the information disclosing or was legally obtained by the Financing Party after such date from a source that, to the best of the Financing Party’s knowledge, is not related to the Mechel Group, and which, in any case, to the best of the Financing Party’s knowledge, was not obtained as a result of a breach of a confidentiality obligation and/or information disclosure restrictions.

Credit means funds within the Total Available Facility provided by Creditors as a loan to the Borrower hereunder in the form of Tranche A, Tranche B, Tranche C and Tranche D.

Creditor means:

(a)	any Initial Creditor: and/or

(b)

any banks or other credit or other organizations (excluding any persons that are Mechel Group members) that acquire the rights to claim the Borrower and/or a liability to provide Credit in accordance with the provisions of Article 22.2 (Assignment of rights and transfer of obligations by the Creditors) and the applicable legislation.

PXF Creditors means creditors under Existing PXF Credit Agreements.

Available Facility means the amount of funds that:

(a)

with respect to the Initial Creditor, each Initial Creditor undertakes to provide to the Borrower as a loan through Tranche A, Tranche B, Tranche C and Tranche D in accordance with the provisions of this Agreement, and specified in the table next to the name of the respective Initial Creditor in Appendix 0 (List of Initial Creditors and Available Facility for Tranche A, Tranche B, Tranche C and Tranche D); and

(b)

with respect to any other Creditor, the respective Creditor undertakes to provide to the Borrower due to the assignment of liability to provide Credit to the Borrower by the Initial Creditor to the Creditor,

and which can be changed in accordance with the provisions hereof.

Margin means 5.5 (Five point five) percent per annum.

IFRS means a set documents (standards and interpretations) regulating the rules for the preparation of financial statements established by the International Accounting Standards Board (IASB).

Tax means any tax, duty, levy or another similar accrual or charge (including any fines and interest due as a result of non-payment or late payment of any of the above) prescribed by the applicable legislation.

Tax Indemnity means exemption from Tax (application of a reduced tax rate or tax reimbursement) granted outside the borders of the Russian Federation with respect to any Tax relating to payments under Financial Documents.

Tax Deduction means deduction of any tax or duty from any payment under the Financial Document, including, in particular, value-added tax and income (profit) tax charged on a source, as well as any other similar taxes that may replace or supplement existing taxes in accordance with the applicable law, the amount and terms of which are prescribed by the law, except for FATCA refund.

Default on Obligations means

(a)	Event of Default; or

(b)

an event or circumstance which after (1) a deadline prescribed hereby for elimination of a breach passes, (2) serving a notice, or (3) making the respective decision based on Financial Documents, shall become the Event of Default.

Unspent Available Facility means Available Facility for each individual Creditor less (a) the amount of funds already provided to the Borrower by the Creditor, and (b) the Amount that shall be provide by this Creditor.

Outstanding Credit means a Euro-Denominated Outstanding Credit and a Ruble-Denominated Outstanding Credit.

Euro-Denominated Outstanding Credit means, at any moment, funds in Euro issued to the Borrower as a loan pursuant to this Agreement and not repaid to the Creditors.

Ruble-Denominated Outstanding Credit means, at any moment, funds in Rubles issued to the Borrower as a loan pursuant to this Agreement and not repaid to the Creditors, including interest capitalized under clause 9.3(b) of Article 9.3 (Payment of Interest on Ruble-Denominated Outstanding Credit).

New Financial Documents means:

(a)	the Agreement on pledge of shares of the Borrower;

(b)	the Agreement on pledge of shares of PJSC Urals Stampings Plant;

(c)	the Agreement on pledge of shares of Mechel-Mining JSC;

(d)	the Addendum to Agreement on pledge of shares of Yakutugol JSHC;

(e)	the Addendum to Agreement on pledge of shares of PJSC Korshunovsky GOK;

(f)	the Addendum to Agreement on pledge of shares of Southern Kuzbass PJSC;

(g)	the Addendum to Suretyship of Mechel-Mining JSC;

(h)	the Addendum to Suretyship of Yakutugol JSHC;

(i)	the Addendum to Suretyship of BFP LLC;

(j)	the Addendum to Suretyship of Mechel-Service LLC;

(k)	the Addendum to Suretyship of Mechel-Trans LLC;

(l)	the Addendum to Suretyship of Korshunovsky GOK PJSC;

(m)	the Addendum to Suretyship of Mechel PJSC;

(n)	the Addendum to Suretyship of Urals Stampings Plant PJSC;

(o)	the Addendum to Suretyship of Southern Kuzbass PJSC; and

(p)	the Confirmation of Guarantee.

Encumbrance means a mortgage, collateral, lien, pledge, security (conditional) assignment, right to write off funds from an account under previously issued acceptance of the payment or similar right to write off or another encumbrance, created for securing the performance of obligations of any person, or another agreement made to secure the performance of obligations.

Total Debt means an economic indicator equal to the amount of short- and long-term borrowings including the amount of capitalized interest to the principal debt under such borrowings, the amount of any liability in relation to any lease, leasing or hire purchase contract (as shown/would be shown in IFRS financial statements), derivative deals made for the protection against price/interest rate fluctuations (the amount of current liability is used for the purpose of calculation in accordance with the method specified in statements), suretyships and guarantees (excluding surety agreements and guaranties made by Mechel Group members to secure the performance of obligations by other Mechel Group members to third parties that are not Mechel Group members and without dual accounting), any other deals (including but not limited to prepayment deals/prepaid supply), the commercial effect of which are borrowings and which is calculated on the basis of data of the respective consolidated financial statements in accordance with IFRS.

Ordinary Course of Business mean any deals and transactions that are made/performed in the course of current activities of a company that is a member of Mechel Group based on the market value of the subject matter of the transaction and using normal commercial conditions (including similar in terms of assets and turnover) but which are not related to the raising and granting of financing/loans, are not contrary to the Law and do not lead to significant deterioration of the financial situation of a company that is a member of Mechel Group;

Liable Party – US Taxpayer mean:

(a)	Liable Party who a US tax resident; or

(b)	Liable Party that makes all or some of its payments under Financial Documents from sources located in the US territory for the purpose of the federal tax on US income.

Liable Party without limitation of liability means the Borrower, Southern Kuzbass PJSC, Mechel PJSC, Yakutugol JSHC, Mechel-Mining JSC, Mechel-Trans LLC, Mechel-Service LLC, and BFP LLC, as well as:

(a)	Mechel PJSC if it made surety agreements with the Credit Manager without limitation of the surety liability under this Agreement;

(b)	PJSC Korshunovsky GOK if it made surety agreements with the Credit Manager without limitation of the surety liability under this Agreement;

(c)	Urals Stampings Plant PJSC if it made surety agreements with the Credit Manager without limitation of the surety liability under this Agreement;

(d)	Surety 10 or any other person if it made surety agreements with the Credit Manager without limitation of the surety liability under this Agreement.

Liable Party with limited liability means Liable Parties who are not Liable Parties without limitation of liability.

Liable Parties mean the Borrower, Sureties, Guarantor, and Pledgors, provided that, solely for the purpose of sub-clauses (i)-(vii) and (xiii) of clause 18.1(i) of Article 18 (General Obligations and obligations to Comply with Financial Indicators) and sub-clauses (i)-(vii) and (xiii) of clause 1(a) of Appendix 9 (List of Breaches and Circumstances to be Reviewed for the Purpose of Extension), the Guarantor and the Pledgors shall not be Liable Parties.

Repurchase Obligation means an issuer’s obligation to repurchase shares from its shareholders who requested such repurchase as a result of the issuer’s general shareholders’ meeting passing a resolution approving or ratifying the execution of a major transaction which is also an interested party transaction in relation to assets whose value exceeds fifty per cent. (50%) of the book value of the issuer’s assets as determined on the basis of its latest financial statements, provided that such shareholders voted against or did not participate in the voting on such resolution, in accordance with article 75 of the Federal Law of the Russian Federation No. 208-FZ dated December 26, 1995 “On Joint Stock Companies”.

BFP LLC means Bratsk Ferroalloy Plant Limited Liability Company, a legal entity established in accordance with the Law of the Russian Federation and registered in the Unified State Register of Legal Entities of the Russian Federation, primary state registration number: 1033800845760, legal address: Russian Federation, Irkutsk region, Bratsk, Central residential district, P 01 11 01 00.

Mechel-Service LLC means Mechel-Service Limited Liability Company, a legal entity established in accordance with the Law of the Russian Federation and registered in the Unified State Register of Legal Entities of the Russian Federation, primary state registration number: 1057746840524, legal address: 35, Mishina Street, office 201, Moscow, 127083, Russian Federation

Mechel-Trans LLC means Mechel-Trans Limited Liability Company, a legal entity established in accordance with the Law of the Russian Federation and registered in the Unified State Register of Legal Entities of the Russian Federation, primary state registration number: 1027739053374, legal address: 1, Krasnoarmeyskaya Street, office 134, Moscow, 125167, Russian Federation

FATCA Exempt Party means a Party entitled to receive payments without any FATCA Deductions.

Basic Interest Rate has the meaning given to it in clause (b) of Article 9.1 (Interest calculation).

Technical Audit Report means a report (in relation to matters agreed in advance between the Credit Manager and the Borrower) on the results of the technical audit of the Mechel Group’s key companies within its mining and metallurgical divisions (the list of such companies to be pre-agreed by the Credit Manager and the Borrower), as prepared by independent external consultants and setting out, inter alia:

(a)	confirmation of the amount of coal and iron ore reserves;

(b)	mining map of the mining division and production plan of the metallurgical division (including operating cost analysis);

(c)	audit results in relation to existing assets, including coke-chemical furnaces, preparation plants, blast furnaces, basic-oxygen converters and other assets of the Mechel Group; and

(d)	the Mechel Group’s investment programme to implement the above mining map of the mining division and production plan of the metallurgical division.

Financial Consultant Report has the meaning given to it in clause 17.7(l) of Article 17 (Obligations to provide information).

Offer means public irrevocable SSK offer to buy out creditors’ rights of claim under Existing PXF Credit Agreements addressed to PXF Creditors.

PJSC Korshunovsky GOK means Public Joint-Stock Company Korshunov Mining Plant, a legal entity established in accordance with the Law of the Russian Federation and registered in the Unified State Register of Legal Entities of the Russian Federation, primary state registration number: 1023802658714, located at 9A/1 Ivashchenko Street, Zheleznogorsk-Ilimsky, Nizhneilimsky district, Irkutsk Region, 665651, Russian Federation.

Mechel PJSC means Mechel Public Joint-Stock Company, a legal entity established in accordance with the Law of the Russian Federation and registered in the Unified State Register of Legal Entities of the Russian Federation, primary state registration number: 1037703012896, legal address: 1, Krasnoarmeyskaya Street, Moscow, 125167, Russian Federation.

Urals Stampings Plant PJSC means Public Joint-Stock Company Urals Stampings Plant, a legal entity established in accordance with the Law of the Russian Federation and registered in the Unified State Register of Legal Entities of the Russian Federation, primary state registration number: 1027401141240, legal address: 7 Dzerzhinskogo Street, Chelyabinsk region, Chebarkul, 456440, Russian Federation.

Southern Kuzbass PJSC means Public Joint-Stock Company Southern Kuzbass Coal Company, a legal entity established in accordance with the Law of the Russian Federation and registered in the Unified State Register of Legal Entities of the Russian Federation, primary state registration number: 1024201388661, legal address: 6 Yunosti street, Mezhdurechensk, Kemerovo Oblast, 652877.

Original Final Repayment Date means March 6, 2027.

Drawdown Period means:

(a)	in relation to Tranche A and Tranche B, a period between the date hereof (inclusive) and the date (inclusive) that occurs one hundred and eighty (180) days from the date hereof; and

(b)	in relation to Tranche C and Tranche D, a period from and including the date of Addendum 1 to and including the date falling eighteen (18) months from the date of Addendum 1.

Encumbrance Letter means a letter setting out the list of Encumbrances and executed by the Borrower and the Credit Manager on or around the date of Addendum 1.

FATCA Payment means either of the following:

(a)

increase in the amount of payment made by the Liable Party to the Financing Party according to Article 13.8 (FATCA Deduction and recalculation of amounts made by the Liable Party) or paragraph 13.9(b) of Article 13.9 (FATCA Deduction made by the Financing Party); or

(b)	payment made in accordance with paragraph 13.9(d) of Article 13.9 (FATCA Deduction made by the Financing Party).

Surety means:

(a)	Mechel PJSC;

(b)	Mechel-Mining JSC;

(c)	Yakutugol JSHC;

(d)	Southern Kuzbass PJSC;

(e)	Mechel-Trans LLC;

(f)	Mechel-Service LLC;

(g)	BFP LLC;

(h)	Urals Stampings Plant PJSC;

(i)	Korshunovsky GOK PJSC; and

(j)	Surety 10.

Surety 10 means a Trader entitled to a share in the revenue and/or EBITDA of the Mechel Group according to IFRS of more than two point five (2.5) percent and/or any other Mechel Group person entitled to a share in the revenue and/or EBITDA and/or fixed assets of the Mechel Group according to IFRS of more than ten (10) percent. Revenue and EBITDA shall be calculated for the last twelve (12) months based on the relevant consolidated financial statements of Mechel Group according to IFRS; Kuzbass Power Sales Company PJSC and Mechel-Energo LLC are not Surety 10 while the terms of paragraph 18.1(m) of Article 18.1 (General Obligations and obligations to Comply with Financial Indicators) hereof are met.

Suretyship means:

(a)	suretyship of Mechel PJSC in accordance with a surety agreement dated July 12, 2018 between the Credit Manager and Mechel PJSC, as amended by each Addendum to Suretyship of Mechel PJSC;

(b)	surety of Mechel-Mining JSC in accordance with a surety agreement dated July 17, 2018 between the Credit manager and Mechel-Mining JSC, as amended by the Addendum to Suretyship of Mechel-Mining JSC;

(c)	surety of Yakutugol JSHC in accordance with a surety agreement dated July 12, 2018 between the Credit manager and Yakutugol JSHC, as amended by the Addendum to Suretyship of Yakutugol JSHC;

(d)

suretyship of Southern Kuzbass PJSC in accordance with a surety agreement dated July 12, 2018 between the Credit Manager and Southern Kuzbass PJSC, as amended by the Addendum to Suretyship of Southern Kuzbass PJSC;

(e)	surety of Mechel-Trans LLC in accordance with a surety agreement dated July 12, 2018 between the Credit manager and Mechel-Trans LLC, as amended by the Addendum to Suretyship of Mechel-Trans LLC;

(f)

surety of Mechel-Service LLC in accordance with a surety agreement dated July 12, 2018 between the Credit Manager and Mechel-Service LLC, as amended by the Addendum to Suretyship of Mechel-Service LLC;

(g)	surety of BFP LLC in accordance with a surety agreement dated July 12, 2018 between the Credit Manager and BFP LLC, as amended by the Addendum to Suretyship of BFP LLC;

(h)

suretyship of Urals Stampings Plant PJSC in accordance with a surety agreement dated July 12, 2018 between the Credit Manager and Urals Stampings Plant PJSC, as amended by the Addendum to Suretyship of Urals Stampings Plant PJSC;

(i)

suretyship of Korshunovsky GOK PJSC in accordance with a surety agreement dated July 12, 2018 between the Credit Manager and Korshunovsky GOK PJSC, as amended by the Addendum to Suretyship of Korshunovsky GOK PJSC.

Acceptable Creditor is a Creditor meeting the following criteria:

(a)	a Russian legal entity or

(b)

a resident of the state which is a party to the Treaty on Avoidance of Double Taxation as long as the Creditor’s status shall be annually confirmed by a copy of the document issued by the competent tax authority of the state which is a party to the Treaty on Avoidance of Double Taxation, translated into Russian, notarized and apostilled (or legalized) to prove that the relevant Creditor is a resident of the state which is a party to the Treaty on Avoidance of Double Taxation.

Elga Sale means the sale of a 50.9990202673% interest in the share capital of Elgaugol LLC, a 51% interest in the share capital of Elga-road LLC and a 51% interest in the share capital of MecheltransVostok LLC held by Yakutugol JSHC and Mechel-Trans LLC, accordingly, on and subject to the terms of the consent set out in the letter dated 21 April 2020 from, among others, the Liable Parties to the Bank, as countersigned by the Bank on 21 April 2020.

Proportional Share means:

(a)

for the purpose of determining the Creditor’s share of participation in the provision of Credit under any Disbursement Request, the share of Unspent Available Facility of such Creditor in the Total Unspent Available Facility.

(b)	for any other purposes:

(i)	if there are no Outstanding Credits, the share of Available Facility of a certain Creditor in the Total Available Facility, or

(ii)

if there is an Outstanding Credit, the share of the Outstanding Credit issued to the Borrower by a certain Creditor together with the Amount that must be provided by this Creditor in the Outstanding Credit issued to the Borrower by all Creditors together with the Amount that must be provided by all Creditors, provided that, for the purposes of this definition, an Available Facility denominated in Rubles shall be converted into Euro at the official exchange rate of the Central Bank of the Russian Federation as at the date of determination of the Proportional Share.

Interest means an economic indicator calculated for the latest twelve (12) months on the basis of the consolidated financial statements of the Mechel Group in accordance with IFRS which is equal to the amount of interest received and accrued (without double-entry accounting) for the period specified in this definition with respect to monetary funds and their equivalent, as is defined in the Mechel Group financial statements according to IFRS.

Interest Period means, with respect to an Outstanding Credit, each period during which interest is accrued, and which is defined in accordance with the provisions of Article 10 (Interest periods), and, with respect to any overdue amount, each period, which is defined in accordance with the provisions of Article 9.4 (Interest payment in revision by Creditors).

Business Day means any day when banks are open for the performance of ordinary banking transactions in Moscow and Frankfurt am Main and, for the purposes of Euro payments, a day which is the TARGET Day.

Interest Expenses mean an economic indicator calculated for the latest twelve (12) months on the basis of the consolidated financial statements of the Mechel Group in accordance with IFRS which is equal to the amount of interest and any other financial duties accrued, paid and capitalized as part of the principal debt and/or value of fixed assets (without double-entry accounting) for the period specified in this definition with respect to Total Debt, as is defined in the Mechel Group financial statements according to IFRS.

Decision has a meaning attributed to this term in Article 23.1 (Decisions of the Majority of Creditors).

RAS means Russian Accounting Standards.

Ruble or RUB means a legal means of payment of the Russian Federation.

Compliance Certificate means a certificate prepared according to the form determined in Appendix 7 (Compliance Certificate Form).

Event of Default means any event or circumstance specified in Article 20 (Events of Default).

Total Available Facility means the total amount of the Available Facility of all Creditors being nine hundred and fifty million Euros (EUR 950,000,000) (but not more than the Euro equivalent of one billion forty two million (1,042,000,000) US Dollars) and sixty six billion nine hundred million (66,900,000,000) Rubles (the “Ruble-Denominated Total Available Facility”).

Total Unspent Available Facility means the amount of Unspent Available Facility of all Creditors.

Confirmation of Guarantee means a letter of confirmation of guarantee executed between the Credit Manager and the Guarantor to confirm the effectiveness of the Guarantee in connection with the execution of Addendum 1.

SSK means Mechel-BusinessService Limited Liability Company, a legal entity established in accordance with the Law of the Russian Federation and registered in the Unified State Register of Legal Entities of the Russian Federation, primary state registration number: 1097746354782, legal address: 1, Krasnoarmeyskaya Street, Moscow, 125167, Russian Federation.

Party means a Party to this Agreement.

Financing Party means each Creditor, Credit Manager and the Pledge Manager.

Amount to be provided means the amount of money that shall be issued by a Creditor or Creditors on the Drawdown Date specified by the Borrower in the Disbursement Request.

Existing PXF Credit Agreements mean:

(a)

credit agreement made between Southern Kuzbass PJSC as a borrower and, inter alia, UniCredit Bank AG, London Branch, as a credit agent, security agent, and joint and several creditor as of September 6, 2010; and

(b)	credit agreement made between Yakutugol JSHC as a borrower and, inter alia, UniCredit Bank AG, London Branch, as a credit agent, security agent, and joint and several creditor as of September 6, 2010.

Borrower’s Account means a Euro-denominated account and a Ruble-denominated account opened by the Borrower with the Credit Manager.

Credit Manager’s Account means a correspondent account opened by the Credit Manager with VTB BANK (EUROPE) SE 0102758018 (BIC – 044525187, SWIFT – VTBRRUMM) or account No. 30101810700000000187 opened for payments in Rubles with the Bank of Russia Main Branch for the Central Federal District, the City of Moscow.

SSK Account means any account opened by SSK with the Credit Manager.

Pledge Manager’s Account means a correspondent account opened by the Pledge Manager with VTB BANK (EUROPE) SE 0102758018 (BIC – 044525187, SWIFT – VTBRRUMM) or account No. 30101810700000000187 opened for payments in Rubles with the Bank of Russia Main Branch for the Central Federal District, the City of Moscow.

TARGET2 means the automated Trans-European express system for gross settlement in the real-time mode that uses a single shared platform which was brought into operation on November 19, 2007.

Technical Failure means:

(a)

significant failure in those payment or communication systems or at those financial markets the operation of which in each case is necessary for performing payments (or other transactions to be performed) pursuant to deals prescribed by Financial Documents, that occurs for reasons beyond control of either Party; or

(b)	occurrence of an event that entails a failure (technical or system) in cash or settlement transactions of either Party that prevents this or another Party to:

(i)	perform its payment obligations under Financial Documents; or

(ii)	communicate with other Parties with respect to Financial Documents,

and which was not caused by the Party whose operations suffered the failure, and occurred for reasons beyond control of such Party.

Tranche A means a part of the Credit provided to the Borrower hereunder that is no more than the Euro equivalent of one billion and four million (1,004,000,000) US Dollars.

Tranche B means a part of the Credit provided to the Borrower hereunder that is no more than the Euro equivalent of thirty-eight million US Dollars (USD 38,000,000).

Tranche C means a part of the Credit provided to the Borrower hereunder that is no more than sixty billion four hundred million (60,400,000,000) Rubles.

Tranche D means a part of the Credit provided to the Borrower hereunder that is no more than six billion five hundred million (6,500,000,000) Rubles.

Trader means a person within the Mechel Group and/or affiliated with Mechel PJSC that performs the sale of the Mechel Group’s products to third parties that are not part of the Mechel Group and do not manufacture such products.

Applicable Interest Rate means:

(a)	eight point seventy five (8.75) per cent. per annum, where Net Debt/EBITDA is equal to or exceeds 6.01x;

(b)	nine point fifty (9.50) per cent. per annum, where Net Debt/EBITDA is equal to or exceeds 5.01x and does not exceed 6.00x;

(c)	ten point fifty (10.50) per cent. per annum, where Net Debt/EBITDA is equal to or exceeds 4.01x and does not exceed 5.00x.

Net Debt/EBITDA shall be determined on the basis of the latest Compliance Certificate delivered under clause 17.7(c) of Article 17 (Obligations to provide information). Prior to the delivery of a Compliance Certificate as at March 31, 2020, the Applicable Interest Rate shall be deemed to be equal to eight point seventy five (8.75) per cent. per annum as of the date of Addendum 1.

The above definition is included solely for the purpose of calculation of the amount of interest accrued that shall not be capitalized under clause (b) of Article 9.3 (Payment of Interest on Ruble-Denominated Outstanding Credit).

Management Company means:

(a)	Mechel-Mining Management Company LLC;

(b)	Mechel-Steel Management Company LLC; and

(c)	Mechel-Trans Management Company LLC.

Extension Conditions means that from and including the Restructuring Date to and including the date falling ten (10) Business Days prior to the Original Final Repayment Date (the “Test Date”):

(a)	no failure to perform or duly perform any payment obligation under a VTB Group Contract (including a Financial Document) has occurred, where such failure is not waived by the relevant creditor; and

(b)

no default under any obligation as set out in paragraph 1 of Appendix 9 (List of Breaches and Circumstances to be Reviewed for the Purpose of Extension) has occurred, where such default is continuing as at the Test Date, as confirmed by the Borrower’s certificate signed by the Borrower’s authorized representative and certified by an authorized representative of the Borrower’s auditor (to the extent such certificate can be so certified by the auditor); provided that the Creditors shall determine, at their own discretion, whether or not such default has occurred, and the Credit Manager shall not be required to provide any proof to the Borrower; and

(c)

no circumstance as set out in paragraph 2 of Appendix 9 (List of Breaches and Circumstances to be Reviewed for the Purpose of Extension) has occurred, where such circumstance is continuing as at the Test Date (or, in relation to circumstances set out in paragraph 2(b) of Appendix 9 (List of Breaches and Circumstances to be Reviewed for the Purpose of Extension), where such circumstance is in existence as at the Test Date), as confirmed by the Borrower’s certificate signed by the Borrower’s authorized representative and certified by an authorized representative of the Borrower’s auditor (to the extent such certificate can be so certified by the auditor); provided that the Creditors shall determine, at their own discretion, whether or not such circumstance has occurred, and the Credit Manager shall not be required to provide any proof to the Borrower.

Financial Document means:

(a)	this Agreement;

(b)	Guarantee;

(c)	each Surety;

(d)	each Security Agreement;

(e)	each Creditor Rights Assignment Agreement;

(f)	each Disbursement Request;

(g)	Addendum 1;

(h)	each New Financial Document; and

(i)	any other document that the Credit Manager and the Borrower have agreed to consider a Financial Document in writing.

Financial Debt means any debt of the Borrower or the Mechel Group of companies (without double-entry accounting) accumulated as a result of:

(a)	receipt of funds in the form of loan, credit, overdraft or project financing;

(b)	capitalization of interest and other payments;

(c)

receipt of a commodity credit, commercial credit for a period over one hundred and eighty (180) calendar days, issue of a letter of credit and provision of bank guarantees upon the request of the Borrower and/or a Mechel Group company;

(d)	issue of bonds, notes, promissory notes and any other debt instruments;

(e)	conclusion of lease agreements which are/would be reported in the financial statements prepared in accordance with the IFRS;

(f)	sale or discounting of accounts receivable (excluding any receivables alienated without recourse);

(g)	conclusion of factoring contracts with recourse;

(h)

transactions with derivative financial instruments in order to protect or benefit from any fluctuations of rates, interest rates or prices; wherein the amount of transactions with such derivative instruments will be calculated based on market rates at any given time;

(i)	conclusion of repo transactions or any other transactions that are in economic sense (or in accordance with accounting rules) are borrowing;

(j)	taking on liabilities to reimburse damages or losses from financial obligations incurred by third parties;

(k)	amounts obtained from the issue of redeemable shares;

(l)

taking on obligations of sureties or guarantees in respect of execution of any obligations by third parties or reimbursement of the amount of guarantee payment under the bank guarantee to the guarantor; record of such sureties is carried out on actual indebtedness for secured obligations, while sureties and guarantees of several Group companies are not cumulative for one and the same undertaking; and

other deals (including but not limited to prepayment/prepaid supply transactions for over 6 months), the commercial effect of which are borrowings, and financial instruments that are not specified in other subparagraphs of this definition qualified as borrowings in accordance with IFRS.

Net Debt means an economic indicator equal to the Total Debt minus monetary funds or their equivalents (free from encumbrance in favour of third parties) and calculated on the basis of the respective consolidated financial statements in accordance with IFRS.

Net Interest Payments mean an economic indicator calculated for the latest twelve (12) months on the basis of the consolidated financial statements of the Mechel Group in accordance with IFRS which is equal to Interest Payment Expenses for such a period minus Interest for this period.

Euro Equivalent means, with respect to any amount specified in US Dollars herein, the amount in Euro resulting from converting US Dollars into Euro (a) at the Credit Manager cross rate (if necessary, taking account of the US Dollar/Ruble rate and Ruble/Euro rate of the Credit Manager) for the disbursement of Tranche A or Tranche D on the respective Drawdown Date; or (b) using a different exchange rate determined on the basis of a separate agreement (if any) between the Credit Manager and the Borrower for Tranche A or Tranche B drawdown on the respective Drawdown Date.

EBITDA means an economic indicator equal to the consolidated net profit of the Mechel Group according to IFRS prior to taking into account:

(a)	any charge or payment with respect to corporate income tax;

(b)	any interest, commissions, discounts, and other financial expenses (charged or received) with respect to the Total Debt;

(c)	any interest, commissions, discounts, and other financial expenses (charged or received) with respect to monetary funds and their equivalents;

(d)	any items that are deemed extraordinary or exceptional, including:

(i)	expenses or proceeds relating to exchange differences;

(ii)	results of revaluation, depreciation, or writing-off long-term assets and any proceeds or expenses related to disposal of long-term assets of any company of the Mechel Group;

(iii)	revaluation of contingent liabilities by any Mechel Group company;

(iv)	any proceeds and expenses arising from ceased activities;

(v)	any fines, penalties, and their waiver (including tax inspection);

(vi)	any proceeds or expenses arising from disposal of interest in full or in part by any Mechel Group company;

(e)	amortization or impairment of intangible assets, including goodwill, and depreciation or impairment of tangible assets;

(f)	dividends paid and/or accrued by any Mechel Group company;

(g)	any amounts related to minority interests;

(h)	any write-off or reserves/write-offs for the indebtedness of related parties or third-party contractors,

(i)	as follows from consolidated financial statements of the Mechel Group, and corrected by:

(A)	by including net profit before recognizing items (a) – (h) above (to be calculation by the same method as EBITDA) related to any purchase during the reporting period before the time of purchase;

(B)	by excluding net profit before recognizing items (a) – (h) above (to be calculation by the same method as EBITDA) related to any disposal made during the reporting period before the time of disposal.

1.2	Interpretation

(a)	Unless otherwise follows from context, in this Agreement:

(i)	a reference to the Credit Manager, Pledge Manager, Financing Party, Creditor, Liable Party or Party also means the reference to their successors by force of law or hereof;

(ii)	an agreed form of a document means a document agreed in writing by the Credit Manager and the Borrower, or a document prepared in a form acceptable for the Credit Manager;

(iii)	assets include any and all existing and future property, profits, and rights;

(iv)

reference to a Financial Document or another contract, document, or financial instrument means such a Financial Document or another contract, document or financial instrument with all its amendments and additions made at any moment;

(v)	a person includes any individual, legal entity, public agency, government or state;

(vi)

legislation means any law, resolution, decree, order, judgment, provision, rules, official instructions, requirements or recommendations of any legislative or executive governmental, municipal, interstate or international body, ministry, department, service, agency or committee, or self-regulatory organization, or any judicial body;

(vii)	a reference to a legislative provision includes the reference to such a provision with all its amendments and additions made at any moment;

(viii)	Article, paragraph or Appendix means the reference to the article or paragraph hereof or appendix hereto; and

(ix)	daytime specification means Moscow time, unless otherwise is specified herein.

(b)

Unless the context requires otherwise, a reference to a month means the period starting on one of calendar month days and ending at the same day of the following calendar month, except for the following:

(i)

if the respective day is not a Business Day, such period ends or, depending on the context, such date falls on the next Business Day (if any) of that month or (if not) on the previous Business Day; and

(ii)	if there is no such date within the respective month, such a period shall end on the last Business Day of that month.

(c)

Except as otherwise provided herein, interest and remunerations to be paid by a Liable Party under any Financial Document shall be accrued in accordance with the provisions of the respective Financial Document and calculated based on the actual number of past days and the year duration of three hundred and sixty five (365) days or three hundred and sixty six (366) days (according to the actual number of calendar days in the year).

(d)

Unless this Agreement provides otherwise, for the purpose of calculation of the relevant proportion in connection with the repayment of Outstanding Credits, a Ruble-Denominated Outstanding Credit shall be converted into Euro at the official exchange rate of the Central Bank of the Russian Federation as at the date of payment.

(e)	The headings in this Agreement shall not affect the meaning hereof.

(f)	The word continuing (or similar expression) means, if used:

(i)	in relation to an Event of Default, that was not duly consented to or waived by the Creditors;

(ii)

in relation to a Default on Obligations (other than an Event of Default), that no notice from the Credit Manager has been received confirming that such Default on Obligations was not duly consented to or waived by the Creditors nor was it remedied (if capable of remedy); and

(iii)

in relation to a default under any obligation for the purpose of paragraph (b) of the definition “Extension Conditions” or any other circumstance for the purpose of paragraph (c) of the definition “Extension Conditions”, that no notice from the Credit Manager has been received confirming that such default or another circumstance was not duly consented to or waived by the Creditors and it was not remedied (if capable of remedy) within the term specified in Appendix 9 (List of Breaches and Circumstances to be Reviewed for the Purpose of Extension).

2.	SCOPE OF THE AGREEMENT

2.1	Credit relations within a syndicated credit

(a)

As long as the Borrower complies with the provisions hereof, each Creditor shall in concert with other Creditors issue Credit to the Borrower within its Available Facility, and the Borrower shall properly perform its obligations hereunder during the effective term hereof, including the obligation to repay each Creditor the Outstanding Credit amount received from it, pay interest on it, and pay other amounts to Financing Parties that are provided for by the Agreement as set forth herein.

(b)	In order to apply the provisions of the Law on syndicated credits, Creditors hereunder shall be considered participants of a lending syndicate.

(c)	Obligation of each Creditor to issue Credit to the Borrower within its Available Facility arises as soon as the Borrower fully performs the requirements of Article 4 (Terms of Credit).

(d)

Each Creditor has its individual and independent right to claim the Borrower to repay the Outstanding Credit, interests or make other payments provided for by the provisions hereof, in proportion to the amount of Credit issued by the respective Creditor, which shall not be affected by other Creditors’ rights to lay claims to the Borrower. Except for cases or upon occurrence of circumstances prescribed hereby, each Financing Party is entitled to independently enforce its claims under Financial Documents.

(e)

None of the Financing Parties shall be held liable for obligations of other Financing Parties under Financial Documents. For the avoidance of doubt, each Creditor shall not be held liable for non-performance of any obligations by other Creditors with respect to issuing Credit to the Borrower. If any Creditor refuses to issue Credit on the grounds mentioned in Article 6 (Discharge of the Creditor’s Obligation), as well as in case when any Creditor’s breach of its obligation to issue Credit within its Available Facility, the amount of Credit shall be reduced by the amount Available Facility of such a Creditor.

2.2	Agency

This Agreement prescribes the terms and the procedure for the appointment of the Credit Manager and the performance of legal and other activities by the Credit Manager on behalf of, in favour of and at the expense of Creditors. The powers of the person performing the functions of the Credit Manager are determined pursuant to Article 23.2 (Appointment of the ).

2.3	Pledge management agreement

This Agreement prescribes the terms and the procedure for the appointment of the Pledge Manager and the performance of legal and other activities by the Pledge Manager on behalf of, in favour of and at the expense of Creditors. The powers of the person performing the functions of the Pledge Manager are determined pursuant to Article 21.2 (Status of Creditors and Appointment of the Pledge Manager).

2.4	Legal nature of the Agreement

This Agreement is of the mixed type containing elements of a syndicated credit agreement, agency agreement, pledge management agreement, and interloan agreement. As a result, this Agreement also regulates the relationship between Creditors, between the Credit Manager and Creditors, between the Pledge Manager and Creditors, and between the Borrower, Credit Manager and Pledge Manager.

3.	PURPOSE

3.1	The Borrower shall use:

(a)	Tranche A for the provision of:

(i)	loans to SSK for the following purposes:

(A)	payment of the Offer at a price no more than one hundred (100) of the nominal principal debt and interest (including overdue and default) under Existing PXF Credit Agreements; and

(B)

buyout of rights to claim under Existing PXF Credit Agreements of those PXF Creditors who refused to accept the Offer at a price no more than one hundred (100) of the nominal principal debt and interest (including overdue and default) under Existing PXF Credit Agreements; and

(ii)

intra-group loans to Mechel Group companies and further directing the funds to repay the debt under Existing PXF Credit Agreements (but no more than the Euro equivalent of two hundred and twenty seven million (227,000,000) US Dollars;

(b)	Tranche B for the financing of capital expenses, turnover capital and expenses related to routine activities of the Borrower;

(c)	Tranche C for the purpose of:

(i)	full repayment of principal debt under Credit 3 and Credit 4; and

(ii)	advancing loans to Mechel PJSC and Southern Kuzbass PJSC, provided that the proceeds of such loans shall be further applied to repay principal debt under Credit 1 and Credit 2, respectively; and

(d)	Tranche D for the purpose of:

(i)	the Borrower fulfilling its Repurchase Obligation; or

(ii)

financing the Borrower’s capital expenditures, replenishing its working capital and financing its operating costs up to the amount of the Borrower’s own funds as applied by the Borrower for the purpose specified in sub-clause (i) of this clause (d); and

(iii)	advancing loans to Mechel PJSC, provided that the proceeds of such loans shall be further applied by Mechel PJSC to fulfill its Repayment Obligation; or

(iv)

financing capital expenditures, replenishing the working capital and financing operating costs of the Borrower and/or Mechel PJSC (including by way of the Borrower advancing a loan to Mechel PJSC) up to the amount of the Borrower’s and/or Mechel PJSC’s own funds as applied to procure the fulfillment by Mechel PJSC of its Repurchase Obligation.

3.2	The Credit shall not be used for the following purposes (directly or indirectly, via third parties):

(a)	discharge by the Borrower of other borrower’s liabilities to any of the Creditors, except for the cases set forth directly in paragraphs 3.1(a)(ii) and 3.1(c)(ii) of Article 3.1 (Purpose);

(b)	discharge by the Borrower of its obligations under any loan agreements with any of the Creditors, except as expressly provided for by clause 3.1(c)(i) of Article 3.1 (Purpose);

(c)	discharge by the Borrower its obligations to repay funds obtained from third parties, including other credit organizations;

(d)	promissory note acquisition and/or payment by the Borrower;

(e)	equity securities acquisition and/or repayment, except as expressly provided for by clause 3.1(d)(i) of Article 3.1 (Purpose);

(f)	purchase from the Creditors any property received by the Creditors as a compensation for the performance of obligations of the Borrower in respect of previously granted Loans;

(g)	invest in the authorized capital of third-party legal entities (including purchase of shares on the secondary market);

(h)	replenishment of bank accounts with other credit organizations;

(i)	refinancing of earlier expenses of the Borrower, except as expressly provided for by clauses 3.1(d)(iii) and 3.1(d)(iv) of Article 3.1 (Purpose);

(j)	deposit funds with Creditors or other banks;

(k)	pay interest, commissions, remunerations, and cover the expenses of Financing Parties and Borrower under Financial Documents;

(l)	Tranche B – discharge by the Borrower of other borrowers’ obligations to other credit organizations; and

(m)	Tranche B – issuing loans to third parties by the Borrower.

3.3	The use of the Loan by the Borrower for any purposes other than specified in this Agreement is prohibited.

4.	TERMS OF CREDIT

4.1	Preliminary terms

(a)	In accordance with Article 327.1 of the Civil Code, the Borrower shall do the following for the disbursement of Credit:

(i)

provide the Credit Manager with documents listed in Appendix 3 (Preliminary terms of credit) and the information so that their form and contents are acceptable for the Credit Manager, perform the activities and meet the requirements listed in Appendix 3 (Preliminary terms of credit) in a form acceptable for the Credit Manager (hereinafter – Preliminary terms); and

(ii)	send a properly prepared Disbursement Request to the Credit Manager.

(b)

The first Tranche A Disbursement Request may be sent by the Borrower upon the receipt by the Borrower and Creditors of a notice from the Credit Manager via electronic mail about proper performance of the Preliminary terms for Tranche A by the Borrower. The first Tranche B Disbursement Request may be sent by the Borrower upon the receipt by the Borrower and Creditors of a notice from the Credit Manager via electronic mail about proper performance of the Preliminary terms for Tranche B by the Borrower. The first Tranche C Disbursement Request may be sent by the Borrower upon the receipt by the Borrower and Creditors of a notice from the Credit Manager via electronic mail about proper performance of the Preliminary terms for Tranche C by the Borrower. The first Tranche D Disbursement Request may be sent by the Borrower upon the receipt by the Borrower and Creditors of a notice from the Credit Manager via electronic mail about proper performance of the Preliminary terms for Tranche D by the Borrower.

(c)	A Disbursement Request in respect of Tranche C and Tranche D may be delivered by the Borrower upon:

(i)

the expiry of three (3) months after the end date of the moratorium declared in accordance with resolution No. 428 dated 3 April 2020 of the Government of the Russian Federation or any other resolution of the Government of the Russian Federation declaring or extending an insolvency moratorium as provided for by article 9.1 of the Bankruptcy Law; or

(ii)	the termination of the insolvency moratorium and its effects in relation to the Liable Parties.

(d)

The Credit Manager may, based on the Decision of the Majority of Creditors, unilaterally waive any of the Preliminary terms listed in Appendix 3 (Preliminary terms of credit) and the condition in (c) above.

4.2	Submitting Disbursement Requests

(a)

The Borrower may send to the Credit Manager in total: (i) up to thirteen (13) (inclusive) properly prepared Disbursement Requests for Tranche A; (ii) up to ten (10) (inclusive) properly prepared Disbursement Requests for Tranche B; (iii) up to four (4) (inclusive) properly prepared Disbursement Requests for Tranche C; and (iv) up to four (4) (inclusive) properly prepared Disbursement Requests for Tranche D, in each case, unless another number of Disbursement Requests is agreed between the Credit Manager and the Borrower. The first Disbursement Request must be submitted for the purpose specified in paragraph 3.1(a)(i) of Article 3.1 (Purpose) exclusively to VTB Bank (Europe) SE as the PXF Creditor.

(b)

The Credit Amount specified by the Borrower in a Disbursement Request in relation to Tranche A, Tranche B, Tranche C or Tranche D shall not be more than the total amount of Unspent Available Facility for Tranche A, Tranche B, Tranche C or Tranche D, respectively.

(c)

Unless otherwise is agreed with the Credit Manager, the Borrower shall submit the Disbursement Request to the Credit Manager no later than at 11:00 am one (1) Business Day before the proposed Drawdown Date.

(d)

The Disbursement Request shall be signed by an authorized person of the Borrower. The Disbursement Request shall contain the requested Credit amount and Drawdown Date which must be a Business Day within the Credit Drawdown Period.

(e)	The Borrower may not revoke the Disbursement Request that has been received by the Credit Manager.

5.	ALLOCATION OF CREDIT

(a)

Once the Disbursement Request has been received, the Credit Manager shall immediately send a copy of the Disbursement Request to each Creditor and inform each Creditor about the amount of its Proportional Share in the requested Credit.

(b)

If circumstances specified in Article 6 (Discharge of the Creditor’s Obligation) do not occur, each Creditor shall transfer the Euro Equivalent (in relation to Tranche A and Tranche B) or the Ruble Equivalent (in relation to Tranche C and Tranche D) amount to the Credit Manager that corresponds to its Proportional Share in the Credit requested by the Borrower no later than at 12:00 on the Drawdown Date specified in the Disbursement Request.

(c)

On the Drawdown Date, the Credit Manager shall transfer to the Euro-denominated Borrower’s Account or the Ruble-denominated Borrower’s Account (as applicable) the Euro Equivalent (in relation to Tranche A and Tranche B) or the Ruble Equivalent (in relation to Tranche C and Tranche D) amount of Credit specified in the Disbursement Request but not more than the amount of Credit obtained from Creditors. The date (day) of Credit issuance shall be the date (day) when the Credit amount is credited to the relevant Borrower’s Account.

6.	DISCHARGE OF THE CREDITOR’S OBLIGATION

(a)	Obligation of each Creditor to provide Credit to the Borrower shall be fully or partially discharged as the case may be:

(i)	if the amount of issued Credit is equal to the Available Facility of the respective Creditor;

(ii)	upon expiration of the Credit Drawdown Period; and

(iii)	in cases provided for by legislation.

(b)	Each Creditor may refuse to perform its obligations to issue Credit to the Borrower:

(i)	on the occurrence of a Default; or

(ii)	on the occurrence of circumstances mentioned in Article 8.1 (Illegality).

If a Creditor refuses to issue Credit on the grounds mentioned in this Article, the Parties agree that such Creditor shall not be held liable to the Borrower or to any other Financing Party for such a refusal to issue the Credit.

7.	REPAYMENT OF CREDIT

(a)

Subject to clause (c) below, the Borrower shall repay the Euro-Denominated Outstanding Credit in instalments by making payments to the Euro-denominated Credit Manager’s Account in accordance with the schedule set out in Part 1 (Euro-Denominated Outstanding Credit) of Appendix 2 (Repayment Schedule).

(b)

Subject to clause (c) below, the Borrower shall repay the Ruble-Denominated Outstanding Credit in instalments by making payments to the Ruble-denominated Credit Manager’s Account in accordance with the schedule set out in Part 3 (Ruble-Denominated Outstanding Credit) of Appendix 2 (Repayment Schedule).

(c)

If all Extension Conditions are satisfied as at the Test Date, of which the Credit Manager shall notify the Borrower in writing within ten (10) Business Days from the Test Date, then as of the Original Final Repayment Date (inclusive) the Borrower shall:

(i)

repay the Euro-Denominated Outstanding Credit in instalments by making payments to the Credit Manager’s Account in Euro in accordance with the schedule set out in Part 2 (Euro-Denominated Outstanding Credit (Extension)) of Appendix 2 (Repayment Schedule);

(ii)

repay the Ruble-Denominated Outstanding Credit in instalments by making payments to the Credit Manager’s Account in Rubles in accordance with the schedule set out in Part 4 (Ruble-Denominated Outstanding Credit (Extension)) of Appendix 2 (Repayment Schedule).

(d)

The delivery of a notice under clause (c) above by the Credit Manager to the Borrower shall not constitute a notice by the Creditor of the Creditors’ consent or waiver in relation to any Event of Default specified in Article 20 (Events of Default).

8.	EARLY REPAYMENT AND REFUSAL OF THE CREDIT

8.1	Illegality

If the provision of Credit to the Borrower and/or participating in it becomes illegal for any Creditor pursuant to any applicable legislation, then:

(a)	such Creditor shall serve the respective notice to the Credit Manager and the Borrower as soon as practicable;

(b)	any default obligation of such Creditor with respect to the provision of Credit shall be discharged on the date of notice mentioned in paragraph (a) above; and/or

The Borrower shall repay the amount of the Proportional Share of such Creditor in the Credit or its respective part specified by the Creditor in the notice sent to the Credit Manager and the Borrower on the date specified by the Creditor in the notice sent to the Credit Manager and the Borrower which shall not be earlier than the date prescribed by the law.

8.2	Credit waiver

(a)	During the Credit Drawdown Period, the Borrower has the right to one-time waiver of the disbursement of the entire Credit or its part by sending prior notice to the Credit Manager.

(b)

The Borrower’s waiver of the entire Credit disbursement reduces the Total Available Facility to zero on the fifth (5) Business Day from the date of sending the notice to the Credit Manager by the Borrower; and, starting from the above-mentioned date of the reduction of the Total Available Facility to zero, no commissions shall be accrued with respect to the obligation pursuant to Article 12.1 (Commission for the obligation) below.

(c)

The Borrower’s waiver of the disbursement of a part of the Credit reduces the Available Facility of each Creditor on the fifth (5) Business Day from the date of sending the notice to the Credit Manager by the Borrower; and, starting from the above-mentioned date of the reduction of the Available Facility, commissions with respect to the obligation pursuant to Article 12.1 (Commission for the obligation) below shall be accrued on the respectively reduced amount of the total Unspent Available Facility.

8.3	Voluntary early repayment of Outstanding Credit

(a)

Except for cases mentioned in clauses (c) and (d) of Article 8.3, Article 8.4 (Mandatory early repayment of Outstanding Credit ) and Article 8.5 (Rights to the replacement, repayment or cancellation with respect to a certain Creditor) below, the Borrower may use the right to early repayment of the Euro-Denominated Outstanding Credit or any part of it only after forty two (42) months since the date of Addendum 1 and, in case of extension of a Credit under clause (b) of Article 7 (Repayment of Credit), after eighteen (18) months since the Original Final Repayment Date, in each case, as long as all of the following conditions are met: (a) a prior notice shall be sent to the Credit Manager no later than seven (7) Business Days before the proposed early repayment of the Euro-Denominated Outstanding Credit (unless a shorter notice period is agreed with the Majority of Creditors); and (b) repayment shall be performed within five (5) Business Days before the Interest Payment Date.

(b)

Except as provided for by clauses (c) and (d) of this Article 8.3, Article 8.4 (Mandatory early repayment of Outstanding Credit) and Article 8.5 (Right to the replacement or repayment and cancellation with respect to a certain Creditor) below, the Borrower may at any time prepay the Ruble-Denominated Outstanding Credit in full or in part, provided that all of the following conditions are satisfied: (a) a prepayment notice is delivered to the Credit Manager at least seven (7) Business Days prior to the prepayment (unless a shorter notice has been agreed with the Majority of Creditors); and (b) the repayment is made within five (5) Business Days prior to an Interest Payment Date.

(c)

In case of an assignment or transfer of all rights and/or obligations of a creditor hereunder to a person who is not within the VTB Group, the Borrower may prepay the Outstanding Credit in full, provided that a prepayment notice is delivered to the Credit Manager at least seven (7) Business Days prior to the prepayment (unless a shorter notice has been agreed with the Majority of Creditors).

(d)

In case of an assignment or transfer of all rights and/or obligations of a creditor hereunder to a person who is not within the VTB Group, the Borrower may prepay the Outstanding Credit in part, provided that a prepayment notice is delivered to the Credit Manager at least seven (7) Business Days prior to the prepayment (unless a shorter notice has been agreed with the Majority of Creditors).

8.4	Mandatory early repayment of Outstanding Credit

Starting from the Restructuring Date, if the said debt of Mechel Group to any Other Senior Creditor reduces, then the Borrower shall on the day of such reduction offer the Credit Manager early repayment of Mechel Group’s debt to VTB Group (Including Outstanding Credit hereunder) to a portion of the debt of Mechel Group to VTB Group that is not less than the portion that corresponds to the amount by which the indebtedness of Mechel Group to VTB Group is reduced (to the corresponding reduction) in the aggregate amount of indebtedness of Mechel Group to the Other Senior Creditor;

If the Credit Manager (acting on the basis of the Decision of the Majority of Creditors) agrees to such repayment of debt within fifteen (15) Business Days after the receipt of the Borrower’s offer, the Borrower shall perform such repayment within ten (10) Business Days after the date of the receipt of the consent from the Credit Manager (unless another time period is agreed between by the Credit manager and the Borrower).

8.5	Right to the replacement or repayment and cancellation with respect to a certain Creditor

(a)	If:

(i)	any amount to be paid by a Liable Party to any Creditor must be increased pursuant to Article 13.1 (Reimbursement for a Tax Deduction);

(ii)	any Creditor claims reimbursement from the Borrower pursuant to Article 13.2 (Reimbursement relating to Tax payment) or payment of an amount pursuant to Article 14 (Additional Expenses);

(iii)

at any moment but no longer than three (3) months prior to the earliest Date of FATCA Application with respect to a certain payment made by either Party to a Creditor (or by Credit Manager to the Creditor’s account), such Creditor is no longer the FATCA Exempt Party, and due to this fact the Party must perform FATCA Deduction from the amount of payment made to such a Creditor (or by Credit Manager to the Creditor’s account) on the FATCA Application Date or afterwards; or

(iv)	any Creditor does not give its consent with respect to agreement, modification or cancellation of a Financial Document condition upon the Borrower’s request if:

(A)	the agreement, modification or cancellation of a Financial Document condition require the consent of all Creditors;

(B)	at least fifteen (15) Business Days passed since the Borrower announces the request to agree, modify or cancel any condition of a Financial Document; and

(C)	The Majority of Creditors gave their consent with respect to agreement, modification or cancellation of a Financial Document condition,

the Borrower may: (i) until the circumstances on which the request of such increase or reimbursement is based remain in the effect, or (ii) until the FATCA Deduction remains in the effect or (iii) for the purposes of paragraph (iv) above, within ninety (90) days since the Borrower’s announcement of the request to agree, modify or cancel a condition of a Financial Document – serve notice to the Credit Manager of early repayment or cancellation with respect to such Creditor or of its intention to replace such Creditor pursuant paragraph (d) below.

(b)	Upon the receipt of the notice about the early repayment and cancellation provided for by paragraph (a) above:

(i)	obligations of the respective Creditor to issue Credit to the Borrower shall be immediately reduced to zero; and

(ii)	the Borrower shall perform repayment or early repayment of such Creditor’s participation share in each Credit on the date specified in paragraph (c) below.

(c)	The date of the repayment or early repayment of the Creditor’s participation share in any Credit shall be:

(i)	the last day of the current Interest Period for such Credit; or

(ii)	if it occurs earlier, the date specified by the Borrower in the notice served pursuant to the paragraph (a) above.

(d)

Upon occurrence of circumstances mentioned in paragraph (a) above, the Borrower may serve prior notice to the Credit Manager but not later than five (5) Business Days about the replacement of such Creditor and demand that such Creditor (and the Creditor shall, to the extent permitted by law) transfer all its rights and obligations with respect to all Financial Documents which the Creditor is party to.

(e)	The acceptor shall be a Creditor or another bank, financial organization, trust, fund, or another legal entity at the Borrower’s discretion:

(i)

that confirms its readiness to accept and accepts all the obligations of the transferring Creditor in accordance with this Agreement at the purchase price, to the extent of the outstanding principal amount of such Creditor’s participation share in the Outstanding Credit, together with any accrued interest and other amounts due in this respect pursuant to Financial Documents; and

(ii)

that meets all the requirements for the results of customer identification, sanctions compliance checks or other similar checks performed by the respective Financing Parties or with respect to them pursuant to any applicable law or regulation related to the respective transfer.

(f)	Conditions for the replacement of a Creditor pursuant to paragraph (d) above are as follows:

(i)	the Borrower may not replace the Credit Manager;

(ii)	neither the Credit Manager, nor any Creditor are obliged to search for the replacement Creditor; and

(iii)	The Creditor replaced pursuant to paragraph (d) above shall not be liable to pay or waive any commissions received by such Creditor in accordance with the Financial Documents.

8.6	Conditions for early repayment of the Outstanding Credit

(a)

Except as provided for by clause (d) of Article 8.3 (Voluntary early repayment of Outstanding Credit) and Article 8.5 (Right to the replacement or repayment and cancellation with respect to a certain Creditor), early partial repayment of the Outstanding Credit shall proportionally reduce the amount of the Borrower’s obligation to repay the Outstanding Credit to each Creditor. Such an early repayment shall be used to repay the Outstanding Credit, payment dates of which occur in chronological order.

(b)

Subject to clause (d) below, where a prepayment hereunder is permitted simultaneously in relation to the Euro-Denominated Outstanding Credit and the Ruble-Denominated Outstanding Credit, the amount of such prepayment shall be applied on a pro rata basis towards the prepayment of the Euro-Denominated Outstanding Credit and the Ruble-Denominated Outstanding Credit.

(c)

Where a prepayment hereunder is made in relation to the Euro-Denominated Outstanding Credit, the amount of such prepayment shall be applied on a pro rata basis towards the prepayment of the Outstanding Credit under Tranche A and the Outstanding Credit under Tranche B.

(d)

Where a prepayment hereunder is made in relation to the Ruble-Denominated Outstanding Credit, the amount of such prepayment shall be first applied towards the prepayment of the Outstanding Credit under Tranche D.

(e)	The early repayment of the Euro-Denominated Outstanding Credit shall be performed in Euro, and the early repayment of the Ruble-Denominated Outstanding Credit shall be performed in Rubles.

8.7	General Provisions

(a)

The Borrower may not revoke its notices on early repayment of the Outstanding Credit or any part of it or on waiver of Credit or any part of it. Such a notice shall specify the respective date of repayment (waiver) and the amount of early repayment of the Outstanding Credit (Credit amount waived by the Borrower).

(b)

If the Credit Manager receives a notice pursuant to this Article 8 (Early repayment and refusal of the Credit), it shall send a copy of such a notice to the receiving Party within the same Business Day. The Credit Manager shall notify all Creditors about the receipt of any such notice within one (1) Business day after the receipt of such notice.

(c)	In case of any early Outstanding Credit repayment, the Borrower shall repay the Outstanding Credit together with any interest and other due amounts accrued on its amount as of the repayment date.

(d)	The Borrower may not perform early repayment of the Outstanding Credit or any part of or refuse the Credit or any part of it on conditions that are not directly set forth herein.

(e)

The Borrower is not entitled to submit the Disbursement Request for the amount of Credit that was waived by the Borrower, as well as for the amount of early repayment of the Outstanding Credit by the Borrower.

9.	INTEREST

9.1	Interest calculation

(a)	The Interest Rate on the Outstanding Credit under Tranche A and Tranche B for each Interest Period is an annual percentage rate equal to the amount of:

(i)	Margin; and

(ii)	EURIBOR.

(b)

The Interest Rate on the Outstanding Credit under Tranche C and Tranche D for each Interest Period shall be the CBR Key Rate multiplied by one point five (1.5) per cent. per annum (hereinafter, the Basic Interest Rate).

(c)

Amounts due to repayment of interest by the Borrower shall be calculated by the simple interest formula as continuously progressive total for the actual number of days of using the Outstanding Credit, and the year shall be taken equal to 365 or 366 days according to the actual number of calendar days in the year.

(d)	Interest is accrued on the amount of the Outstanding Credit from the date following the Drawdown Date till the final repayment date for the Outstanding Credit inclusive.

9.2	Interest payment in relation to a Euro-Denominated Outstanding Credit

The Borrower shall pay interest accrued on the Euro-Denominated Outstanding Credit to the Credit Manager in favour of Creditors on each Interest Payment Date.

9.3	Interest payment in relation to a Ruble-Denominated Outstanding Credit

(a)

Subject to clause (d) below and Article 9.4 (Interest rate revision by Creditors), on each Interest Payment Date, the Borrower shall pay to the Credit Manager for the account of the Creditors interest accrued on the Ruble-Denominated Outstanding Credit and calculated on the basis of the Basic Interest Rate or, if the Basic Interest Rate is higher than the relevant Applicable Interest Rate, the relevant Applicable Interest Rate.

(b)

Subject to clause (d) below, if the Basic Interest Rate exceeds the Applicable Interest Rate, then interest accrued at the Basic Interest Rate which is unpaid under clause (a) above shall be capitalized (added to the principal debt) on each Interest Payment Date and paid on the Original Final Repayment Date or, in case of extension of the Credit under clause (d) of Article 7 (Repayment of Credit), the Final Repayment Date.

(c)

The Applicable Interest Rate shall apply throughout the Interest Period following the Interest Period during which the latest compliance certificate has been delivered, provided that, in relation to an Interest Period during which a compliance certificate has been delivered, the previous Applicable Interest Rate shall apply.

(d)

If the Net Debt / EBITDA ratio is equal to or less than 4,00x, then, starting from the Interest Period following the Interest Period during which the Compliance Certificate specifying such ratio has been delivered, interest accrued at the Basic Interest Rate shall be paid in full and the interest capitalization provisions shall not apply.

(e)

If the Basic Interest Rate is equal to or less than the relevant Applicable Interest Rate, then the interest capitalization provisions shall not apply and interest accrued at the Basic Interest Rate shall be paid in full.

9.4	Interest rate revision by Creditors

(a)

In case of nonperformance/improper performance of the obligation under Paragraph 18.1(j) of Article 18.1 (General Obligations and obligations to Comply with Financial Indicators) of this Agreement, the Credit Manager shall have the right, on the basis of the Decision of the Majority of Creditors, to unilaterally increase the effective interest rate by one (1) percent per annum.

(b)	In cases provided for by clauses 4.2 and 4.3 of Addendum 1, the Credit Manager may at its own discretion increase the effective interest rate by two (2) per cent. per annum.

(c)

For the avoidance of doubt, in relation to a Ruble-Denominated Outstanding Credit, in cases specified in clauses (a) and (b) above, the Basic Interest Rate or the relevant Applicable Interest Rate (depending on which rate would apply for the purpose of calculation of interest under Article 9.3 (Interest payment in relation to a Ruble-Denominated Outstanding Credit) in the absence of such increase) shall be increased, and interest accrued at such increased rate shall not be capitalized to the extent such interest exceed the amount of interest accrued at the Basic Interest Rate or the relevant Applicable Interest Rate (as applicable) before any such increase.

(d)

The interest rate revised under clause (a) above shall become effective from the commencement date of the Interest Period following the Interest Period in which the breach of the relevant obligation or condition was detected and before (and including) the commencement date of the Interest Period following the Interest Period in which such obligation and/or condition was duly performed.

(e)

The interest rate as revised under clause (a) above shall be considered to be revised without concluding an addendum. In this case the Credit Manager shall send to the Borrower a written notice (in no particular form) on the increase of the interest rates by courier or registered mail with a schedule of enclosures and an acknowledgment of receipt.

(f)

A copy of the notice referred to in clause (e) above shall be forwarded within five (5) business days from the date of sending a written notice to eshaposhnikova@mechel.ru and corpfin@mechel.com. The Borrower shall be deemed to receive the interest rate increase notice from the time when it receives a notice specified in Paragraph (d) above even if no notice copy was received at the specified email addresses as provided by this paragraph. The Borrower shall be fully liable for any unauthorized disclosure of confidential information or its receipt by an unauthorized person, where such disclosure or receipt has occurred as a result of such notice/communication being sent by email, and the Borrower shall not be entitled to make any claim against the Financing Parties in that regard.

(g)

In this case a unilateral increase of the interest rate by the Credit Manager in accordance with clause (a) above shall not deprive the Financing Party of its right to unilaterally require the Borrower, the Sureties and the Guarantor to perform their obligations under Financial Documents prior to maturity in accordance with Article 20.2 (Acceleration) in the future.

(h)	Any change in the interest rate under clauses 4.2 and 4.3 of Addendum 1 shall be effected as set out in Addendum 1.

9.5	Penalty

(a)	The Borrower shall be liable for non-performance or improper performance of its obligations under Financial Documents to which it is a party, in particular, in case of delay in performance.

(b)

In case of late repayment of indebtedness on the Outstanding Credit, the Borrower shall, regardless of interest payment, pay to the Credit Manager (in favour of Creditors) a penalty (fine) in the amount of one three hundred and sixty fifth/one three hundred and sixty sixth (1/365 (1/366)) of the interest rate which would apply if the overdue amount for the whole non-payment period is equal to the Outstanding Credit in the currency of the overdue amount during the successive Interest Periods each equal to the time specified in Article 10.1 (Time of Interest Periods) of the overdue indebtedness on the Outstanding Credit for each day of delay. Penalty value shall be rounded to the second digit after the point. The penalty shall be calculated starting from the date following the date on which the obligation to repay indebtedness under the Outstanding Credit was due and till the date of final repayment of overdue indebtedness under the Outstanding Credit. The penalty (fine) shall be paid by the Borrower on the date of final repayment of the corresponding overdue indebtedness under the Outstanding Credit.

(c)

In case of late repayment of indebtedness on the interest/commission fees, the Borrower shall pay to the Credit Manager (in favour of Creditors) a penalty (fine) in the amount of two three hundred and sixty fifth/one three hundred and sixty sixth (2/365 (1/366)) of the interest rate which would apply if the overdue amount for the whole non-payment period is equal to the Outstanding Credit in the currency of the overdue amount during the successive Interest Periods each equal to the time specified in Article 10.1 (Time of Interest Periods) of the overdue indebtedness on the interest and/or commission fees and/or other payments on the Financial Documents for each day of delay. Penalty value shall be rounded to the second digit after the point. The penalty shall be calculated starting from the date following the date on which the obligation to pay interest and/or commission fees was due and till the date of final repayment of overdue indebtedness under interest and/or commission fees. The penalty (fine) shall be paid by the Borrower on the date of final repayment of the corresponding overdue indebtedness under interest and/or commission fees.

(d)

For the purposes of Paragraphs (b) and (c) above, if any overdue amount was due on the date other than the last day of the Interest Period, then the time of the first Interest Period for such an overdue amount will be equal to the non-overdue part of the corresponding current Interest Period.

(e)

The Borrower shall pay a penalty (fine) in the amount of ten thousand (10,000) rubles for each case of non-performance or improper performance of each of the obligations specified in Paragraphs 17.7(a) and 17.7(b), Article 17.7 (Obligations to provide information) hereof. The penalty (fine) shall be paid by the Borrower within ten (10) calendar days after receiving the Credit Manager request to pay the penalty (fine).

(f)	The date of penalty (fine) recognition by the Borrower shall be the date when the Credit Manager actually receives funds transferred by the Borrower in connection with (penalty (fine) payment.

(g)	The penalty provided by this Agreement shall not cover damaged incurred by the Financing Parties that shall have the right to charge such damages in full from the Borrower in addition to the penalty.

9.6	Interest notice

The Credit Manager shall, on the Interest Rate Determination Date, notify each Party on the interest rate value and the amount of interest accrued on the amount of the Euro-Denominated Outstanding Credit and to be paid by the Borrower on the Interest Payment Date.

10.	INTEREST PERIODS

10.1	Time of Interest Periods

(a)	Each Interest Period shall be equal to one month.

(b)

The first Interest Period for each Outstanding Credit shall begin on the corresponding Drawdown Date and end on the Interest Payment Date following this Drawdown Date and including this Interest Payment Date.

(c)	Each subsequent Interest Period shall begin on the day directly following the last day of the preceding Interest Period and end directly on the next Interest Payment Date (inclusive).

(d)	The last Interest Period shall always end on the Original Final Repayment Date or, where a Credit is extended under clauses (b) and (d) of Article 7 (Repayment of Credit), the Final Repayment Date.

11.	CHANGES IN THE INTEREST CALCULATION PROCEDURE

11.1	Market Disruption

(a)

If Market Disruption occurred and still under way, then the interest rate as regards the Pro Rata Share of each Creditor in the Euro-Denominated Outstanding Credit for each Interest Period following the Interest Period during which Market Disruption occurred shall be the interest rate calculated by adding:

(i)	Margin; to

(ii)

each rate on which each Creditor notifies the Credit Manager within the shortest time till the specified interest payment date for this Interest Period, and which, expressed in per cent per annum, reflects expenses incurred by each Creditor on financing its Pro Rata Share in the Euro-Denominated Outstanding Credit from any sources available for the Creditor to choose from.

(b)

The Credit Manager shall immediately inform the Borrower of the rates reported by each Creditor and provide the Borrower with the calculation of the interest amount to be paid by the Borrower to the Credit Manager for the corresponding Interest Period based on the Pro Rata Share of each Creditor in the Euro-Denominated Outstanding Credit.

(c)

The interest rate calculated in accordance with this Article 11.1 (Market Disruption) shall apply to the Euro-Denominated Outstanding Credit until (1) Market Disruption ends, or (2) the interest rate is agreed in accordance with Article 11.2 (Alternative interest calculation procedure).

11.2	Alternative interest calculation procedure

(a)

If Market Disruption occurs and it is impossible to implement the Article 11.1 (Market Disruption) provisions, as the Credit Manager or the Borrower requires, the Credit Manager and the Borrower shall enter into negotiations (that shall be no longer than thirty (30) days from the time when a relevant request is received) to agree upon an alternative mechanism for determining the interest rate on the Euro-Denominated Outstanding Credit.

(b)

Subject to a written consent of all the creditors and the Borrower, the mechanism for determining the interest rate on the Euro-Denominated Outstanding Credit agreed upon in accordance with Paragraph (a) above shall become binding for all the Parties.

12.	REMUNERATION OF THE FINANCING PARTIES

12.1	Commission for the obligation

(a)

The Borrower shall pay to the Credit Manager (in favour of the Creditors) a commission for the obligation calculated at a rate of zero point sixty-five (0.65) per cent per annum of the total Unspent Lending Limit amount in relation to Tranche A and Tranche B. This remuneration shall be accrued during the Disbursement Period that applies to Tranche A and Tranche B and paid on each Interest Payment Date.

(b)

The Borrower shall pay to the Credit Manager (for the account of the Creditors) a commission for the obligation in the amount equal to zero point five (0.5) per cent. per annum of the Unspent Available Facility in relation to Tranche D. The commission shall accrue during the Drawdown Period that applies to Tranche D, and shall be payable on each Interest Payment Date.

12.2	Utilization Fee

On each Drawdown Date in relation to Tranche D, the Borrower shall pay to the Credit Manager (for the account of the Initial Creditors) a utilization fee in the amount equal to zero point five (0.5) per cent. of the amount utilized under Tranche D.

12.3	Remuneration of the Credit Manager and the Pledge Manager

(a)

The Creditors shall pay to the Pledge Manager a remuneration for pledge management services provided by this Agreement that are necessary to establish and maintain security provided by Security Agreements in the amount of one hundred (100,000) rubles (plus VAT at a current rate) annually by wire transfer to the Pledge Manager’s Account within (i) ten (10) business days from the date of this Agreement and then (ii) five (5) business days from the date of a corresponding invoice issued by the Credit Manager.

(b)

The Creditors shall pay to the Credit Manager a remuneration for acting as a Credit Manager under this Agreement in the amount of one hundred (100,000) rubles (plus VAT at a current rate) annually by wire transfer to the Credit Manager’s Account within (i) ten (10) business days from the date of this Agreement and then (ii) five (5) business days from the date of a corresponding invoice issued by the Credit Manager.

(c)

In accordance with Article 313 of the Civil Code, the Creditors hereby entrust the Borrower with their obligations to pay the Credit Manager’s and Pledge Manager’s remunerations as well as to reimburse the Credit Manager and the Pledge Manager for expenses provided by Article 15 (Reimbursement). The Borrower shall reimburse directly the Credit Manager and the Pledge Manager for all the remunerations and expenses specified above in accordance with Paragraphs (a) and (b) above, and the Borrower agrees with this.

13.	TAXES

13.1	Reimbursement for a Tax Deduction

(a)

As soon as the Liable Party or the Creditor becomes aware of the fact that any Liable Party shall make a Tax Deduction (or that the Tax Deduction rate or base was changed), the Liable Party or the Creditor (depending on circumstances) shall inform the Credit Manager thereof. Shall the Credit Manager receive such a notice from the Creditor, it shall inform the relevant Liable Party accordingly.

(b)

If in accordance with applicable law the Liable Party is obliged to make the Tax Deduction regarding any amount to be paid to the Financing Party under the Financial Documents, then the amount to be paid by the Liable Party to the Financing Party shall be increased so that after the Tax Deduction is made the relevant Financing Party will receive the amount which it would receive if such a deduction in the form of the Tax Deduction is not required. However, the Liable Party shall increase amounts to be paid to the Financing Parties by the Additional Tax Payment amount if any Financing Party ceased to be an Eligible Creditor as of the date of the corresponding payment for any reason not connected with legislation amendments.

(c)

The Liable Party shall, within thirty (30) days from date when the Tax Deduction was made, provide the Credit Manager an evidence acceptable for the Financing Party of the fact that the Tax Deduction amount withheld was transferred by the Liable Party to the state budget as required by the applicable law with further submission of such an evidence to the corresponding Financing Party.

13.2	Reimbursement for Tax payments

(a)

The Liable Party shall, within three (3) business days from the date when the Credit Manager submits a relevant request, pay to the Financing Party which is not a Russian legal entity an amount equivalent to the Tax amount paid by the Financing Party or the Tax amount to be paid according to this Financing Party in connection with any Financial Document.

(b)	Provision specified in Paragraph (a) above are not applicable:

(i)	to Taxes paid by the Financing Party:

(A)	Pursuant to the Russian Federation legislation, or

(B)	In accordance with the laws applicable in the jurisdiction where this Financing Party has a lending division connected with the amounts received or due in such a jurisdiction

If such a Tax is collected or assessed based on the net income received or due to this Financing Party, or

(ii)	To the extent that expenses connected with Tax payments are compensated by increasing the payment amount as specified in Article 13.1 (Reimbursement for a Tax Deduction).

(c)

The Financing Party which submits or intends to submit a request in accordance with Paragraph (a) above shall immediately inform the Credit Manager on the event which became or will become a ground for such a request, and then the Credit Manager shall inform the Borrower accordingly.

13.3	Tax Indemnity

When the Liable Party makes the Additional Tax Payment, and the relevant Financing Party establishes that:

(a)	the additional payment including this Additional Tax Payment, this Additional Tax Payment or the Tax Deduction which required this Additional Tax Payment, may be subject to the Tax Indemnity, and

(b)	this Financing Party received this Tax Indemnity,

then this Financing Party shall pay to this Liable Party an amount which in accordance with this Financing Party will place it (after making such a payment) in the same position after Tax payments as if the Liable Party should not make this Additional Tax Payment.

13.4	Fees and duties

The Liable Party shall, within three business days after receiving a relevant request from the Financing party, reimburse this Financing Party for the amounts of all documented expenses caused by stamp, registration fees and any other equivalent Taxes to be paid under any Financial Document.

13.5	Value added tax (VAT) and other taxes

To the extent specified by legislation, remuneration due to the Financing Parties shall be increased by VAT and other applicable taxes collected or assessed independent of any profit taxation as regards the net income received or due to the Financing Party.

13.6	Submission of documents confirming tax residence and a beneficial owner of income

(a)

The Creditor, a resident of the state which is a party to the Treaty on Avoidance of Double Taxation, shall submit annually a copy of the document issued by the competent tax authority of the state which is a party to the Treaty on Avoidance of Double Taxation, translated into Russian, notarized and apostilled (or legalized) to prove that the relevant Creditor is a resident of the state which is a party to the Treaty on Avoidance of Double Taxation.

(b)

Each Creditor which is not the resident of the Russian Federation, shall submit annually to the Borrower a document proving that this Creditor is a beneficial owner of interest income under this Agreement. In this case (i) each Initial Creditor which is not the resident of the Russian Federation shall submit the specified document to the Borrower till the first Drawdown Date, and (ii) each New Creditor (as defined in Paragraph) which is not the resident of the Russian Federation shall submit the specified document to the Borrower till the first Interest Payment Date on which any payment shall be made in favour of this New Creditor.

13.7	FATCA information

(a)	Taking into account Paragraph (c) below, each Party shall, within ten (10) business days from the date of receiving a relevant reasonable request from the other Party:

(i)	provide this other Party with a confirmation that it:

(A)	Is the FATCA Exempt Party; or

(B)	Is not the FATCA Exempt Party;

(ii)	provide this other Party with forms, documents and other data on its FATCA status that may be reasonable requested by this other Party so that this other Party comply with FATCA requirements;

(iii)

provide this other Party with all forms, documents and other data on its FATCA status that may be reasonable requested by this other Party so that this other Party comply with provisions of any other laws and regulations or data exchange mode.

(b)

If in accordance with Paragraph (a)(i) above any of the Parties provides the other Party with a confirmation that it is the FATCA Exempt Party, and further it becomes aware that it is not or ceased to be such a party, then this Party shall, within a reasonable time, inform this other Party thereof.

(c)

Provisions specified in Paragraph (a) above shall not oblige any of the Financing Parties, and provisions specified in Paragraph (a)(iii) above, respectively, shall not oblige any other Party to commit actions that, in their reasonable opinion, will be or may be treated as violating:

(i)	any law or regulation;

(ii)	any fiduciary obligation; or

(iii)	any confidentiality obligations.

(d)

If any of the Parties is not able to confirm that it is the FATCA Exempt Party or fails to provide forms, documents and other data requested as per Paragraphs (a)(i) or (a)(ii) above (to avoid varying interpretations, including cases when Paragraph(c) above is applied), then for the purposes of the Financial Documents (and payments made under them) this Party shall not be considered the FATCA Exempt Party until the relevant Party provides necessary confirmations, forms, documents and other data.

(e)

If any Liable Party is the Liable Party-US Taxpayer or the Credit Manager reasonable believes that its obligations under FATCA or any other applicable legislation require so, each of the Creditors shall, within ten (10) business days from:

(i)	the date of this Agreement - if any Liable Party is the Liable Party-US Taxpayer, and the relevant Creditor is the Existing Creditor;

(ii)	the corresponding date of transfer - if any Liable Party is the Liable Party-US Taxpayer as of this date of transfer, and the relevant Creditor is the New Creditor;

(iii)	the date of accession of the new Liable Party-US Taxpayer as a Liable Party; or

(iv)	the date of receiving a request from the Credit Manager - if any Liable Party is not the Liable Party-US Taxpayer,

provide the Credit Manager with:

(A)	certificates of deductions according to Form W-8, Form W-9 or other relevant form, or

(B)

any statements on deductions or other documents, approvals or rejections that may be reasonable requested by the Credit Manager to confirm or identify the status of this Creditor within FATCA or FATCA-related laws or regulations.

(f)

The Credit Manager shall provide the relevant Liable Party with all certificates of deductions, statements on deductions, documents, approvals and rejections received by the Credit Manager from the Creditors in accordance with Paragraph (e) above.

(g)

If the data containing in any certificate of deductions, statement on deductions, document, approval or rejection provided to the Credit Manager by any Creditor in accordance with Paragraph (e) above is or become inaccurate or incomplete in a significant respect, this Creditor shall immediately update the relevant document and provide this updated certificate of deductions, statement on deductions, document, approval or rejection to the Credit Manager unless these actions are illegal for this Creditor (if so, the Creditor shall immediately inform the Credit Manager thereof). The Credit Manager shall immediately provide any such updated certificate of deductions, statement on deductions, document, approval or rejection to the relevant Liable Party.

(h)

The Credit Manager may rely on any certificates of deductions, statements on deductions, documents, approvals or rejections received by the Credit Manager from the Creditors in accordance with Paragraphs (e) or (g) above without the need to further verify the data contained in them. The Credit Manager shall not be liable for any actions it commits in accordance or in connection with Paragraphs (e), (f) or (g) above.

(i)

If any Creditor is not able to provide any certificate of deductions, statement on deductions, document, approval, rejection or data in accordance with Paragraph (e) above, or if any certificate of deductions, statement on deductions, document, approval, rejection or data provided by any Creditor to the Credit Manager are or become inaccurate or incomplete to a significant extent, then this Creditor shall reimburse the Credit Manager within three (3) business days after a relevant request is submitted for any costs, damages, Taxes or obligations (including but not limited to in connection with negligence or any other liability category) encountered by the Credit Manager or incurred or paid by the Credit Manager (including any interest and fines connected with them) when acting as a Credit Manager under Financial Documents as a result of failure to provide these documents or their inaccuracy or incompleteness.

13.8	FATCA Deduction and recalculation of amounts made by the Liable Party

(a)

When the Liable Party is required to make the FATCA Deduction for reasons relating to such Liable Party, such Liable Party shall make such FATCA Deduction and make any necessary payment in respect of such FATCA Deduction in the minimum amount and within the time frame specified by the FATCA.

(b)

When the Liable Party is required to make the FATCA Deduction, the amount of payment owed by this Liable Party shall be increased by an amount to obtain (after the FATCA Deduction is made) the payment amount which would be made if there is no FATCA Deduction payment requirement.

(c)	Immediately after becoming aware of the need to make the FATCA Deduction by the Liable Party (or of changes in the rate or base of this FATCA Deduction), the Borrower shall inform the Credit Manager accordingly. Similarly, the Financing Party shall inform the Credit Manager as soon as it becomes aware of the specified circumstances related to any payment due to this Financing Party. After receiving this notice from the Financing Party, the Credit Manager shall inform the Borrower and the relevant Liable Party thereof.

(d)

Within thirty (30) days after making the FATCA Deduction or any payment required in connection with this FATCA Deduction, the Liable Party making this FATCA Deduction or payment shall provide the Credit Manager (for the Financing Party entitled to receive the payment) with the evidences acceptable for this Financing Party (acting on reasonable grounds) proving that the FATCA Deduction was made or (as applicable) that the relevant payment was made in favour of the appropriate government or tax authority.

13.9	FATCA Deduction made by the Financing Party

(a)

Each of the Financing Party shall have the right to make FATCA Deductions that it is required to make in accordance with FATCA as well as make payments in connection with these FATCA Deductions, and neither of the Financing Party is obliged to increase the amount of payment in connection with which this FATCA Deduction is made for it or otherwise reimburse the receiver for the FATCA Deduction amount. The Financing Party which became aware of the need to make the FATCA Deduction in connection with the payment made in favour of the other Party (or of changes in the rate or base of this FATCA Deduction) shall inform this Party and the Credit Manager.

(b)

If the Credit Manager shall make the FATCA Deduction in connection with the payment made in favour of the Financing Party in accordance with Article 24.2 (Distribution of money received by the ) related to the payment made by the Liable Party, the payment amount due from this Liable Party shall be increased by an amount which will allow the Credit Manager (after the Credit Manager makes this FATCA Deduction) retain the amount equal to the amount of payment which would be made by the Credit Manager if there is no need to make the FATCA Deduction.

(c)

Immediately after becoming aware of the need to make the FATCA Deduction in connection with the payment made in favour of the Financing Party in accordance with Article 24.2 (Distribution of money received by the ) which relates to the payment made by the Liable Party (or of changes in the rate or base of this FATCA Deduction), the Credit Manager shall inform the Borrower, the relevant Liable Party and the relevant Financing Party accordingly.

(d)

The Borrower shall (within three (3) business days after receiving the Credit Manager’s request) pay to the Financing Party the amount equal to the documented obligations or expenses that, as defined by this Financing Party, were incurred by or charged to this Financing Party as a result of the other Financing Party making the FATCA Deduction in relation to the payment due to it under any Financial Document for the reasons related to the Liable Party. This Paragraph is not applicable in cases when any damages, obligations or expenses are compensated by increasing the amount of payment made in accordance with Paragraph (a) above.

(e)

The Financing Party which submits or intends to submit a request in accordance with Paragraph (d) above shall immediately inform the Credit Manager on the FATCA Deduction which became or will become a ground for such a request, and then the Credit Manager shall inform the Borrower accordingly.

(f)	Any of the Financing Parties receiving any payment from any Liable Party in accordance with this Article shall notify the Credit Manager thereof.

13.10	Tax Credit and FATCA

When the Liable Party makes the FATCA Payment, and the relevant Financing Party establishes that:

(a)	The increased payment amount comprising this FATCA Payment, this FATCA Payment or FATCA Deduction resulting in this FATCA Payment may be subject to a Tax Credit, and

(b)	This Financing Party received, used and withheld this Tax Credit,

then this Financing Party shall pay to this Liable Party an amount which, when paid, in accordance with this Financing Party will place it in the same position after Tax payments as if the Liable Party should not make this FATCA Payment.

14.	ADDITIONAL EXPENSES

14.1	Additional Expenses

(a)

With regard to Article 14.3 (Exceptions), the Borrower shall, within ten (10) days after the Credit Manager submits a relevant request, pay to the relevant Financing party an amount of Additional Expenses incurred by this Financing Party as a result of any enforced or amended law (or its interpretation or application practice) after the date of this Agreement or charging the Financing Parties by the Central Bank of the Russian Federation or a competent authority of the country of registration of any Creditor with duty to apply or follow regulations established in Basel III or CRD IV Capital Requirements Directive.

(b)	In this Article “Additional Expenses” mean:

(i)	additional expenses or losses incurred by the Financing Party in connection with reductions of any amounts received or due, or

(ii)	any additional or increased expenses or losses, or

(iii)	expenses or losses associated with the reduction of any amount due from the Borrower under any Financial Document,

arising at any of the Financing Party in connection with the fact that it is a Party to this Agreement.

(c)	To avoid any doubts, the Additional Expenses provided by this Article shall be paid by the Borrower as a drawdown charge in addition to interest.

14.2	Request for payment of the Additional Expenses

The Financing Party which submits a request in accordance with Article 14 (Additional Expenses) shall immediately inform the Credit Manager on circumstances which became a ground for such a request, and provide the Credit Manager a justified calculation of the Additional Expenses. After that the Credit Manager , within one business day, inform the Borrower accordingly and transfer to it the calculation received from the Financing Party.

14.3	Exceptions

The provisions of Article 14 (Additional Expenses) are not applicable if the Additional Expenses are:

(a)	compensated to the Financing Party in accordance with any other Article of the Agreement or would be compensated if there are no exceptions from this Article,

(b)	caused by the Financing Party deliberately disregarding the legislation, or

(c)

caused by application of or compliance with regulations established in Basel II (as in force on the date of this Agreement) or in regulatory acts of the Central Bank of the Russian Federation or in any other law serving to implement the provisions of Basel II, except for changes arising from Basel III or CRD IV Capital Requirements Directive.

15.	REIMBURSEMENT

15.1	Reimbursement for currency expenses

If any amount (hereinafter the Amount) due to the Financing Party from any Liable Party under the Financial Documents or based on a court, commercial or arbitration court judgment shall be converted from the currency in which this amount was paid (hereinafter - the First Currency) to another currency (hereinafter - the Second Currency) or shall be calculated in the Second Currency in order to:

(a)	file any request in relation to this Liable Party, or

(b)	enforcement of any court or commercial court judgment within any court, commercial or arbitration court proceeding,

then this Liable Party shall, within ten (10) business days upon receipt of a relevant request, reimburse each Financing Party which shall receive this Amount for an amount of documented expenses arising out of such conversion including the difference between (i) exchange rate used to convert the specified Amount from the First Currency to the Second Currency, and (ii) exchange rate available to this party at the time when it receives this Amount.

15.2	Reimbursement for other expenses

The Borrower shall, within ten (10) days upon receipt of a relevant request, reimburse each Financing Party for an amount of documented expenses arising at the relevant Financing Party out of:

(a)	Event of Default, or

(b)	Borrower’s inability to make anticipated repayment of the Outstanding Credit or its part regardless of an anticipated repayment notice submitted to the Credit Manager.

15.3	Reimbursement to the Credit Manager for expenses

Pursuant to the provisions specified in Paragraph 12.3(c) of Article 12.3 (Remuneration of the Credit Manager and the Pledge Manager), the Borrower shall reimburse the Credit Manager for an amount of all documented expenses incurred by the Credit Manager as a result of:

(a)	investigation of any event which the Credit Manager is entitled to consider a Default, or

(b)	commitment of actions based on any notice or order of any Financing Party in accordance with this Agreement that the Credit Manager may reasonable consider as subject to execution.

15.4	Transaction-related expenses

Pursuant to the provisions specified in Paragraph 12.3 (c) of Article 12.3 (Remuneration of the Credit Manager and the Pledge Manager), the Borrower shall, within ten (10) business days after receiving a relevant request, pay to the Credit Manager and the Pledge Manager an amount of all documented expenses preliminarily agreed with the Borrower (including legal and other professional consultants’ fees including notary fees) incurred by any of them as a result of preparing and signing this Agreement and other Financial Documents.

15.5	Expenses on making changes

Pursuant to the provisions specified in Paragraph 12.3 (c) of Article 12.3 (Remuneration of the Credit Manager and the Pledge Manager), when the Liable Party initiates any changes in the Financial Documents or obtaining Creditors’ consent to any action or inaction, the Borrower shall, within ten (10) business days after receiving a relevant request, reimburse the Credit Manager and the Pledge Manager for an amount of all documented expenses agreed with the Borrower (including legal and other professional consultants’ fees including notary and translators’ fees) incurred by any of them as a result of agreeing and making changes in the Financial Documents and/or obtaining the relevant consent from the Creditors.

15.6	Enforcement expenses

The Borrower shall, within ten (10) business days after receiving a relevant request from the Credit Manager, pay to each Financing Party an amount of all documented expenses (including legal and other professional consultants’ fees including notary and translators’ fees) incurred by the relevant Financing Party as a result of enforcing any Financial Document or protecting its rights under Financial Documents.

16.	REPRESENTATIONS OF CIRCUMSTANCES

16.1	Representations of circumstances

(a)	By signing this Agreement, the Borrower declares to the Financing Parties and represents the following:

(i)	the Borrower is a public joint-stock company duly registered and legally acting in compliance with the Russian legislation;

(ii)

the Borrower has the necessary legal capacity to carry out its activities, conclude and perform the Financial Documents, the Borrower’s license required to carry out its core activity was not revoked (cancelled), the license has not expired or the core activity carried out by the Borrower is not be subject to licensing;

(iii)	the Borrower has the ability and undertakes to perform its obligations under the Financial Documents to which it is a party in full and on time;

(iv)

the person that signed the Financial Documents on behalf of the Borrower has all the powers to do so, all the formalities and procedures necessary for the conclusion of the Financial Documents to which the Borrower is a party are complied with, documents confirming approval of the Financial Documents conclusion granted by the competent corporate bodies of the Borrower, were or, within the term specified in Schedule 2 (Conditions Subsequent) of Addendum 1, will be delivered to the Credit Manager. The Borrower is not required to obtain any other approvals or authorizations;

(v)

all the information and documents provided by the Borrower to the Credit Manager in connection with the conclusion of the Financial Documents are accurate and reliable, the Borrower did not conceal any facts that, in case of being established, could adversely affect the Financing Parties decision on conclusion of the Financial Documents;

(vi)

the conclusion of the Financial Documents does not violate any rights and duties of the Borrower to third parties, except for the violations about which the Financing Parties were informed in writing (with a copy to the e-mail address) by the Borrower;

(vii)

the Borrower does not participate and is not involved in any way in any transaction or other obligation, with respect to which the Borrower is in breach of its obligations or is expected to perform its payment obligations before the maturity date or any transaction participation in which may adversely affect the ability of the Borrower to perform its obligations undertaken under the Financial Documents to which it is a party, about which the Financing Parties were not informed in writing (with a copy sent to the e-mail address) by the Borrower and except for breaches that were reported to the Financing Parties in writing (with a copy sent to the e-mail address) by the Borrower;

(viii)

it is not acting on behalf of any beneficial owner (wirtschaftlich Berechtigter in German) in terms of Article 1 (6) of the German Anti-Money Laundering Act (Gesetz über das Aufspüren von Gewinnen aus schweren Straftaten (Geldwäschegesetz – GWG) in German);

(ix)	the Borrower is not a lawful owner of the property it owns and carries out its activities in accordance with applicable law;

(x)

each Financial Document to which the Borrower is a party is an obligation that meets the applicable legislation, effective and legally binding for it and that can be enforced in accordance with applicable law;

(xi)	each Financial Document to which the Borrower is a party is prepared according to a form that allows for its enforcement in the Russian Federation;

(xii)

when the Borrower concludes or executes any Financial Documents or transactions provided by them there is no any existing or potential Event of Default, except for the Events of Default about which the Financing Parties were informed in writing (with a copy sent to the e-mail address) by the Borrower;

(xiii)

the Borrower received (or, within the term specified in Schedule 2 (Conditions Subsequent) of Addendum 1, will receive) all approvals and consents that are valid and required in connection with the conclusion, execution, maintaining in force and possibility of enforcement of each Financial Documents to which it is a party and transactions provided by them;

(xiv)	any:

(A)	irrevocable submission to jurisdiction specified as its competent jurisdiction under the Financial Documents;

(B)	consent regarding the applicable law of any Financial Document; and

(C)	consent not to claim immunity the right to which may be applicable to it or its assets,

are legal, effective and binding in accordance with the Russian legislation and legislation of other applicable jurisdictions;

(xv)	no Tax Deductions from payments made by the Borrower under the Financial Documents in favour of any Creditor are required;

(xvi)	its last audited financial statement provided to the Credit Manager that is its initial finance statements as of the date of this Agreement:

(A)	Prepared in accordance with consistently applied IFRS or Russian Accounting Standards (whatever is applicable), and

(B)	Fairly reflects its financial status and results of activity (consolidated as applicable) as of the date of its preparation;

(xvii)

its economic activity and financial status (or economic activity and consolidated financial status of Mechel Group) undergone no any substantial negative changes (provided that the Elga Sale shall not be taken into account for the purpose of determination of whether any such change has occurred) starting from the date as of which its financial statement was prepared as specified in Paragraph (xvi) above;

(xviii)

any unsecured and unsubordinated claims asserted by any Financing Party against the Borrower under the Financial Documents have at least the equal status as compared with claims on its unsecured and insubordinate obligations towards all its other creditors (pari passu) except for creditors having their claim priority mandatorily provided by applicable Russian legal provisions;

(xix)

it paid all the Taxes applicable to it or its assets duly and on time without any substantial fines imposed (except for fines about which the Financing Parties were informed in writing (with a copy sent to the e-mail address) by the Borrower) save for cases when:

(A)	any payment is contested in good faith;

(B)	it established and maintains adequate reserves to pay these Taxes; and

(C)	any payment may be legally delayed;

(xx)

it and each other participant of Mechel Group carried out their economic activity and carry it now in compliance with all anti-corruption, anti-bribery and anti-money laundering laws applicable to the Borrower and other Mechel Group participants, introduced and maintain principles aimed at promotion of compliance and compliance with such laws;

(xxi)

neither the Borrower nor any other Mechel Group participant and, to the best Borrower’s knowledge, no directors, officials, affiliated persons or other persons acting on behalf of the Borrower or any other Mechel Group participant are aware of any actions or committed directly or indirectly any actions that would lead to violation by these persons of the US Foreign Corrupt Practices Act (1977) (as amended), UK Bribery Act (2010) (as amended) and rules and regulations adopted in compliance with them or any other provisions of anti-corruption, anti-bribery and anti-money laundering laws;

(xxii)

neither the Borrower nor any other Liable Party and no directors, officials committed or will commit any actions on offering, transferring or paying money, property, gifts or any other valuable items directly or indirectly to any person having aware of the fact that all or some of these money or values will be offered to anybody in order to have an improper effect on decisions made or actions committed by any officials, receive or keep business opportunities or otherwise receive any improper advantage;

(xxiii)	as regards Mechel Group participants:

(A)	no corporate, procedural or other actions or measures were taken by a member of the Mechel Group or any of their respective corporate bodies aimed at bankruptcy of this Mechel Group participant;

(B)	no corporate, procedural or other actions or measures were taken by a third party aimed at bankruptcy of this Mechel Group participant; or

(C)	no property was attached to satisfy claims filed by the Creditors, and to the best Borrower’s knowledge, there are no such risks, except for the claims about which the Financing Parties were informed in writing (with a copy to the e-mail address) by the Borrower prior to the date of Addendum 1;

(xxiv)

encumbrance provided by each of the Security Agreement is an encumbrance of a proper priority and proper type covering property specified in the relevant Security Agreement, and the existing property is not subject to any higher-priority or equal Encumbrance, save for cases of Encumbrance in favour of any of the Creditors specified in the relevant Security Agreement, Encumbrance in favour of such creditors having their claim priority mandatorily provided by the applicable Russian legislation, and/or Encumbrances reported to the Financing Parties in writing (with a copy sent to the email address) by the Borrower prior to the date of Addendum 1.

(b)

Representations in this Article 16 (Representations OF circumstances), except for the representations in paragraphs (a)(vii) and (a)(xxiii)(B) above, shall be considered given by the Borrower repeatedly on the date of each Disbursement Request, on each Drawdown Date and on the first day of each Interest Period. In case of repeated provision, they shall cover circumstances existing at the time of its repeated provision.

17.	OBLIGATIONS TO PROVIDE INFORMATION

17.1	The Borrower shall notify the Credit Manager of any fact listed below that occurred during the term of the Suretyship Agreement within ten (10) business days from the date of its occurrence:

(a)	Change in the physical or postal address of any of the Liable Parties or payment details of the Borrower;

(b)	The shareholder composition of any of the Liable Parties changes by over twenty (20) per cent (notice to be sent on the date when the Borrower became aware or should have become aware of such change);

(c)

The percentage of ordinary shares in the authorized capital of Mechel PJSC held by I. V. Zyuzin and his family members, directly or through third parties, drops below fifty point one percent (50.1%) of the total amount of ordinary shares;

(d)	Changes in the legal status or management bodies structure and/or composition of any of the Liable Parties;

(e)

Commencement of liquidation or reorganization of any of the Liable Parties (since the adoption by the authorized management body of such decision) or submission of a bankruptcy petition against the any of the Liable Parties to the court;

(f)

The Borrower or any Liable Party does not act or ceases to act at its sole discretion (auf eigene Veranlassung in German) or if such person is under control of or owned by another person within the meaning of the German Anti-Money Laundering Act (GWG in German), then the Borrower shall specify the name (names) and address(es) of the relevant beneficial owner(s) in writing.

17.2

The Borrower shall provide and ensure that the Sureties provide to the Credit Manager on a quarterly basis, not later than the 15th of May, 15th of August and 15th of November, copies of the following reporting documents for the current year as of the 1st of April, 1st of July and 1st of October, respectively:

(a)	Forms of accounting statements, including:

(i)	Balance sheet (form 0710001 in accordance with the National Classifier of Administrative Documentation);

(ii)	Financial performance report (form 0710002 in accordance with the National Classifier of Administrative Documentation);

(b)	Data and breakdown of the balance sheet including:

(i)	Accounts receivable and accounts payable of the Borrower and the relevant Surety broken down by due and overdue debt (including maturity dates of overdue debts);

(ii)	Information on the book value of illiquid inventory (not disposed of for over three hundred and sixty (360) days if it is not connected with peculiarities of the production cycle);

(iii)	Loans and credits;

(iv)	Information on the security received and granted (by type);

(v)

Information on the suretyships provided by the Borrower / Surety / guarantees granted on the instructions of the Borrower / Surety / opened letters of credit / financing limits relating to assignment of receivables and factoring with respect to debtors in accordance with agreements concluded by the Borrower / Surety with financing factors;

(vi)	Information on overdue payroll obligations;

(vii)	Information on overdue debts to budget and off-budget funds (including the debt amount, if any, and reasons for the debt);

(viii)	Information on the queue of overdue orders with respect to bank accounts of the Borrower / Surety (including the amount of the overdue orders, if any);

(ix)	Information about turnover on current accounts opened with other credit institutions;

(x)	Information on the value of the Borrower / Surety net assets;

(xi)	Reports of the Borrower on the amount of depreciation expenses, interest and commissions paid and amount of lease payments made over the past four reporting quarters;

(xii)	Information on negative events and trends in activities of the Borrower / Surety from April 1, 2018 to the reporting date;

(xiii)	Breakdown of item 1170 “Financial Investments” of the balance sheet (highlighting the amount of investments in authorized capitals of operating Group companies);

(xiv)	Breakdown of assets and liabilities (highlighting the items with a maturity date within less than one (1) year and more than one (1) year);

(xv)	Information on the income and expenses not related to the core activity of the Borrower / Surety or non-permanent income and expenses;

(xvi)	Information on statutory (stipulated by legislation or regulations) restrictions with regard to payment of dividends to the Borrower / Surety by operating companies.

(c)	A letter of the Borrower informing about absence/presence of overdue indebtedness on the principal, interest, commissions for the reporting quarter.

17.3

The Borrower shall also provide / ensure that the Guarantor provides to the Credit Manager on a quarterly basis, not later than the 10th of May, 10th of August and 10th of November, copies of the reporting forms for the current year as of the 1st of April, 1st of July and 1st of October, respectively.

17.4	The Borrower shall provide / ensure that the Sureties provide to the Credit Manager on an annual basis:

(a)	Not later than the 15th of April of the current year, copies of the following balance sheet documents for the last financial year:

(i)	Forms of annual accounting statements, including:

(A)	Balance sheet (form 0710001 in accordance with the National Classifier of Administrative Documentation);

(B)	Financial performance report (form 0710002 in accordance with the National Classifier of Administrative Documentation);

(C)	Statement of changes in equity (form 0710003 in accordance with the National Classifier of Administrative Documentation);

(D)	Cash flow statement (form 0710004 in accordance with the National Classifier of Administrative Documentation);

(ii)	Explanatory notes to the annual accounting statements;

(iii)	Data and breakdown of the annual balance sheet including the documents specified in Paragraph 17.2(b) of Article 17.2 (Obligations to provide information) hereof;

(iv)	Letter of the Borrower / Surety informing about overdue debts on principal, interest, commissions for the last quarter of the reporting year.

(b)

Not later than the 10th of February of the current year following the reporting year, information on financial and business activities of the Borrower / Sureties for the period from the 1st of October to the 31st of December of the reporting year in accordance with the form given in Appendix 8 (Data on the status of the financial and business activity).

(c)	The Borrower shall provide / ensure that the Guarantor provides to the Creditor on an annual basis copies of accounting, management and other statement forms in the following periods:

(i)

Each six (6) months not later than the 31st of March and 30th of September copies of statement forms for the current year as of the 31st of December and 30th of July, respectively, signed by the company director;

(ii)

Annually not later than the 1st of August of the year following the accounting year, copies of audited accounting and other statement forms for the last accounting year prepared in accordance with national and/or international standards.

17.5

The Borrower shall provide / ensure providing to the Credit Manager, on an annual basis by the 30th of July of the current year, a copy of the auditors’ report confirming the accuracy of the accounting statements of the Borrower / Sureties prepared in accordance with RAS for the last reporting year (if the statements of the said companies are subject to mandatory audit in accordance with the legislation or other applicable laws).

17.6

The balance sheet documents shall be prepared and signed in accordance with requirements of the legislation. The annual statements shall bear a mark confirming its receipt by the tax authority at the location of state registration of the Borrower. The copies of the balance sheet documents provided shall be certified by the head or other authorized person (and accompanied by the documents confirming the powers of such person to certify copies of documents on behalf of the Borrower), bound and numbered and shall bear the official seal of the Borrower. If the annual reports are submitted to tax authorities in electronic form via telecommunication channels, the Credit Manager shall receive copies of records of the accounting statements acceptance check and the receipt confirming acceptance of the statements bound together with the accounting documents and certified by an authorized person of the Borrower (indicating that the statements were submitted to tax authorities in electronic form via telecommunication channels).

The documents containing secret information shall be provided in accordance with the procedure established for this type of information. The date of submission by the Borrower of the reporting documents and other documents required by provisions of this Agreement shall be the date of their actual receipt by the Credit Manager.

17.7	The Borrower shall:

(a)

Provide (ensure providing) to the Credit Manager, in case of changes in the constituent documents of the Liable Parties, notarized copies of the documents confirming the introduction of such changes within thirty (30) calendar days from the date of state registration of the changes (and as regards the Guarantor’s documents, the specified documents shall be provided to the Credit Manager with an apostille and notarized translation into Russian - within fifty (50) calendar days from the date when changes are made);

(b)

Provide / ensure providing to the Credit Manager letters signed by an authorized person of the Borrower / Sureties and Surety 10 (if applicable) informing about arrears and debts on default charges and fines payable to the federal budget, budgets of constituent entities of the Russian Federation, local budgets and state off-budget funds as of the 1st of April, 1st of July, 1st of

October and 1st of January of the following year (including the amount and type of debts, if any). The letters shall be made available to the Credit Manager not later than the deadline for submission to the Credit Manager of the quarterly and annual accounting statements in accordance with Articles 17.2 and 17.4 (Obligations to provide information). The annual accounting statements shall be accompanied by the above information as of the first day of the month in which the annual accounting statements were submitted to the Credit Manager;

(c)

Within the time specified in Paragraph 17.7(d) of Article 17.7 (Obligations to provide information) below inform the Credit Manager of meeting the financial performance targets specified in Paragraph 18.1(h) of Article 18.1 (General Obligations and obligations to Comply with Financial Indicators) hereof by providing a Certificate of Conformity to the Credit Manager.

In this case the Certificate of Conformity provided on the date of providing the annual audited consolidated financial statement of Mechel Group according to IFRS and on the date of providing the semi-annual consolidated financial statement of Mechel Group according to IFRS shall be certified by the Borrower auditor’s authorized person (or the person providing the Financial Consultant Report). The Certificate of Conformity shall contain values that meet financial performance targets on each date of testing;

(d)	Provide / ensure providing to the Credit Manager:

(i)

The annual consolidated audited financial statement of Mechel Group according to IFRS within one hundred and eighty (180) calendar days from the expiration date of the accounting period (the statement shall include data breakdown by Mechel Group divisions);

(ii)

The semi-annual consolidated unaudited reviewed financial statement of Mechel Group according to IFRS within one hundred and thirty-five (135) calendar days from the expiration date of the accounting period (the statement shall include data breakdown by Mechel Group divisions); and

(iii)

The unaudited condensed consolidated statement of Mechel Group according to IFRS within ninety (90) calendar days from the expiration date of the first and third quarter of each year (as regards the first and the third quarter of each year);

(e)

On a monthly basis, not later than the end of the month following the reporting month, provide or ensure provision to the Credit Manager by any Liable Party of a report on credits and loans of Mechel Group companies as of the first (1st) day of the reporting month and the first reporting month is July 2018;

(f)

Make all reasonable efforts to ensure that the Liable Parties provide to the Credit Manager the information about the beneficial owner in accordance with requirements of the applicable anti-money laundering legislation within a reasonable time after receipt of a written request from the Credit Manager. In addition, the Borrower shall make all reasonable efforts to ensure that the Liable Parties provide to the Credit Manager, after the date of this Agreement and within a reasonable time after receipt of a written request from the Credit Manager, the information about all known changes in the circumstances relating to the Surety representing interests of the beneficial owner within the meaning of the German Anti-Money Laundering Act (GWG in German) in relation to this financing within the reasonable time after receipt of a written request from the Credit Manager. The Borrower shall make all reasonable efforts to ensure that the Liable Parties provide to the Credit Manager, within a reasonable time after receipt of a written request from the Credit Manager, the information required for: (i) identification of the beneficial owner in accordance with requirements of any applicable anti-money laundering legislation; or (ii) verification of any information provided in this regard. The Borrower shall be deemed to have fulfilled the condition of making all reasonable efforts, including in the case of sending to the Credit Manager of the information and copies of the documents on the measures taken to identify the beneficial owner.

(g)	On or before 30 September 2020, deliver to the Credit Manager the Technical Audit Report, in form and substance satisfactory to the Credit Manager;

(h)

on a quarterly basis, on or before the dates specified in Articles 17.2 and 17.4 for the delivery of financial statements, deliver to the Credit Manager a technical adviser’s report on actual operating results of the Mechel Group (including its performance of the mining plan), investment costs and expenses (including the performance of the investment programme as specified in the Technical Audit Report). For the avoidance of doubt, the first technical adviser’s quarterly report shall be delivered in relation to the quarter next following the quarter during which the Technical Audit Report under clause 17.7(g) above has been delivered;

(i)

immediately notify or procure that any of the Liable Parties notifies the Credit Manager by in writing of any material fact (event, action) with regard to the Liable Parties, which, in the opinion of the Borrower, can significantly worsen their financial condition or property status or substantially affect their solvency, as well as of the measures taken to deal with the consequences of the said events (actions);

(j)

make available, at the request of the Credit Manager and not later than within ten (10) business days from the date of the request, the information which, in the reasonable opinion of the Credit Manager, is essential to assess the financial position of the Liable Parties;

(k)

make available or ensure making available to the Credit Manager by any Liable Parties information about any litigation involving an amount exceeding five hundred million rubles (RUB500,000,000.00) (or equivalent in any other currency at the exchange rate of the Bank of Russia on the date of filing a statement of claim concerning the litigation), for which the respondent is any Mechel Group company, within ten (10) business days from the date of acceptance of the claim in court;

(l)

not later than within ninety (90) calendar days from the ending date of the quarter, provide/ensure provision of a report for such reporting quarter on performance and financial results of Mechel Group as well as on performance of the obligations specified in clause 18.1(i) of Article 18.1 (General Obligations and obligations to Comply with Financial Indicators) of this Agreement, whose form, structure and content are acceptable to the Creditors, by one of the following companies: KPMG International, Deloitte Touche Tohmatsu Limited or PwC (including their Russian subsidiaries or affiliates) (hereinafter referred to as the Financial Consultant Report).

The Financial Consultant Report does not have to be provided if all the following conditions are met simultaneously:

(i)

the Net Debt/EBITDA ratio is less than 3.00x for two (2) consecutive test dates; the test is carried out on the basis of the consolidated financial statements of Mechel Group prepared in accordance with IFRS;

(ii)	there is no outstanding Event of Default or any defaults or events of default giving rise to the right to accelerate under any VTB Group Contract;

(iii)

the aggregate amount of repayments made by the Borrower since the Restructuring Date (inclusive) in relation to the Outstanding Credit under the terms hereof is equal to or exceeds sixty five billion (65,000,000,000) Rubles (in Rubles or Euro at the Ruble/Euro exchange rate of the Bank of Russian as at the date of execution of Addendum 1);

(m)	not later than fourteenth (14th) Business Day of each first month of a quarter starting from Q2 2018 (the second quarter of 2018), provide/ensure provision of:

(i)

a report on the Revenue from sales of Mechel Group companies for the reporting (past) quarter (including, as of the Restructuring Date, information on the amount of the Mechel Group’s Sales Revenue) bearing a corporate seal of Mechel PJSC and signed by the authorized persons of Mechel PJSC;

(ii)

information, compiled in a form of a reference sheet, on the loan portfolio of Mechel Group as of the first day of the first month of the reporting (past) quarter in all banks as of the first day of the first month of the past quarter bearing a corporate seal of Mechel PJSC and signed by the authorized persons of Mechel PJSC;

17.8	“Client Data” verification

If as a result of:

(i)	Any changes in any applicable legislation after the date of this Agreement;

(ii)

Changes in the legal form of the Liable Party or composition of its shareholders or participants (who owns over twenty five (25) per cent of voting shares or participatory interest after the date of this Agreement, respectively; or

(iii)

Assignment or transfer by any Creditor of its rights and obligations under this Agreement in full or in part to the party which has not been a Creditor until this assignment or transfer, or Pledge Manager or any other Financing Party replacement under this Agreement or other changes of the Parties to the Agreement, the Credit Manager, Creditor, Pledge Manager, New Credit Manager, New Pledge Manager or any other Financing Party (or in the case of paragraph (iii) above, possible new party), based on the legislation applicable to then, are required to perform “Client Data” verification or similar client verification procedures, if the necessary information was not previously provided by the relevant Liable Party, each Liable Party shall provide to the Credit Manager (acting on its own behalf, on behalf of the Financing Party or on behalf of a possible new party) the information and documents that make it possible for the Credit Manager, the Financing Party or a possible new party to meet the “Client Data” verification requirements applicable to them.

Each Financing Party shall provide to the Credit Manager information and documents required for the Credit Manager to meet the “Client Data” verification requirements applicable to it.

18.	GENERAL OBLIGATIONS AND OBLIGATIONS TO COMPLY WITH FINANCIAL INDICATORS

18.1	The Borrower shall be obliged:

(a)	To use the granted loan strictly for the intended purpose in accordance with this Agreement;

(b)

to enable the Credit Manager to control the intended use of the Loan, including unhampered access of the Credit Manager to business accounting reporting, contracts and other documents of the Borrower related to Loan drawdown and use;

(c)

to repay the Outstanding Credit in full in terms established by the Agreement, including, early repayment, if the Credit Manager sends the written notice to that effect, should any Event of Default occur, in terms established by Article 20.2 (Acceleration) hereof;

(d)

in full amount and in due time, to pay interest, fees and penalties hereunder to the Credit Manager, documented expenses of the Financing Parties incurred by it while performing this Agreement, including those incurred in case of Events of Default;

(e)

when entering into bank account agreement, to provide the Credit Manager with consent (acceptance) of direct debit of funds due to it hereunder from the accounts that will be opened to it n the Bank throughout this Agreement pursuant to the agreements concluded to that effect;

(f)

to timely provide the Credit Manager with business accounting reporting and other reporting, whose terms of submission and set are defined in Articles 17.2 - 17.4 (Obligations to provide information) hereof;

(g)

if the Creditor puts forward a claim to the Liable Party, and until all amounts due and payable by such Liable Party under all agreements concluded with any of the Creditors are paid against the respective Creditor’s claim in full, or until the Credit Manager orders otherwise in writing, the Borrower shall not:

(i)

receive (claim), from such Liable Party, any payments and / or any reimbursement (inter alia, earlier) a) in connection with and / or arising out of this Agreement and / or Valid Loans and / or b) in connection with and / or arising out of other agreements concluded pursuant to the above contracts, and / or c) under the law (including, by way of recourse), and make any claims or exercise any rights against or at the expense of any collateral securing obligations of such Liable Party to the Borrower;

(ii)	assign, modify, novate the claims to any such Liable Party;

(iii)	claim any payment or reimbursement from such Liable Party under any obligations of such Liable Party pursuant to all agreement concluded by such Liable Party with the Creditor and / or its affiliates;

(iv)

initial legal or other proceedings for the purpose of enforcing such Liable Party to make payment or fulfill any liability, including the liability to repay the loan, pay interest and penalties or recovery of damages such Liable Party is obliged to make or fulfill;

(v)	convert debt of such Liable Party to equity / shares / securities / other interest in the authorized capital of such Liable Party;

(vi)	take any other actions that can result in such Liable Party discharging obligations to the Borrower as a priority vs. its obligations to the Creditor;

(vii)

setoff claims against such Liable Party a) in connection of arising out of this Agreement and / or Valid Loans and / or b) in connection of arising out of other agreement concluded in connection with agreements in question, and / or c) under the law (including, by way of recourse); and / or

(viii)

put claims as a competing creditor of the Liable Party simultaneously with claims put forward by any Creditor under this Agreement and / or Valid Loans and / or other agreements concluded in connection with agreements in question.

This clause shall not apply to transactions in the ordinary course of business.

Should the Borrower receive any payments or distributions from the Liable Party while exercising the rights (during the period, when any Creditor has put forward the claim against the Liable Party), the Borrower shall transfer the funds / make sure the funds are transferred to discharge the respective obligations to the Financing Parties under Financial Documents.

(h)

comply (make sure any company of Mechel Group complies) with the following financial indicators based on the consolidated audited annual financial statements of Mechel Group according to IFRS, reviewed by auditors semi-annual consolidated financial statements of Mechel Group according to IFRS and quarterly unaudited condensed consolidated financial statements of Mechel Group according to IFRS (as regards the first and the third quarter of each year):

Net Debt / EBITDA:

•	until December 31, 2021 - not more than 6.00x;

•	until December 31, 2022 - not more than 5.00x;

•	until December 31, 2023 - not more than 4.50x;

•	until December 31, 2024 - not more than 4.00x;

•	until December 31, 2025 and further - not more than 3.00x;

EBITDA / Net Interest Payments:

•	until December 31, 2022 - not less than 2.00x;

•	until December 31, 2023 and further - not less than 3.00x.

EBITDA and Net Interest Payments shall be calculated for the last twelve (12) months based on the relevant consolidated financial statements of Mechel Group according to or IFRS.

The financial covenants shall be tested every quarter on the 31st of March, 30th of June, 30th of September and 31st of December.

(i)

the Borrower shall obtain a prior written consent of the Credit Manager (acting on the basis of the Decision of the Majority of Creditors) for the following types of actions/transactions performed by Mechel Group members and/or Liable Parties:

(i)	acquisition of assets (other than shares and participatory interests) and capital expenditures, other than:

(A)	acquisition of current assets in the Ordinary Course of Business;

(B)	acquisition of assets by a Liable Party without limitation of liability from another Liable Party without limitation of liability;

(C)	acquisition of assets by a Liable Party with limited liability from another Liable Party with limited liability;

(D)	acquisition of assets by a member of the Mechel Group (other than a Liable Party) from another member of the Mechel Group (other than a Liable Party);

(E)

acquisition of assets by a member of the Mechel Group from another member of the Mechel Group for the aggregate amount of two hundred fifty million (250,000,000) Rubles (or its equivalent in any other currency at the rate of the Bank of Russia as at the date of payment (in case of cash consideration) or the date of the transaction (in case of any other type of consideration)) in any financial year;

(F)

acquisition of non-current assets from companies that are not within the Mechel Group, or the incurrence of capital expenditure, in each case, in the Ordinary Course of Business, which, together with the amount of debt raised under clause 18.1(i)(iii)(F), does not exceed ten billion (10,000,000,000) Rubles (or its equivalent in any other currency at the rate of the Bank of Russia as at the date of calculation) in any financial year;

provided that, if the Mechel Group does not use the permitted “cap” on capital expenditures as specified in (F) in any financial year, the unused “cap” may be carried over to (but not further than) the immediately following financial year;

(ii)	financial investments, including acquisition of securities (including shares/participatory interests/investments in share/additional capital/property), other than:

(A)

any such transactions between a member of the Mechel Group and another member of the Mechel Group for the aggregate amount not exceeding five hundred million (500,000,000) Rubles (or its equivalent in any other currency at the rate of the Bank of Russia as at the date of payment) in any financial year;

(B)

the restriction in (A) above shall not apply to (1) any transactions with shares/participatory interests held, directly or indirectly, by Liable Parties, other than Mechel PJSC and Mechel-Trans LLC, and (2) any transactions with shares/participatory interests in the share capital of the Liable Parties, Trade Port Posiet JSC and Mechel-Temryuk Port LLC;

(C)

cash deposits in (1) banks within the VTB Group, (2) other banks whose rating, according to any of S&P / Moody’s / Fitch, is no more than two grades lower than the Credit Manager’s rating, (3) Uglemetbank JSC, (4) any other banks, provided that the aggregate amount of all funds deposited with such banks does not exceed, at any time, one billion (1,000,000,000) Rubles (or its equivalent in any other currency at the rate of the Bank of Russia as at the date of depositing);

(D)	other financial investments, subject to the Credit Manager’s prior consent in writing;

(iii)

attracting credits, loans and other financial borrowings (including advance payments for a period of over one hundred and eighty (180) calendar days and other instruments whose economic nature is that of attracting borrowings), other than:

(A)

loan facilities advanced to the Mechel Group members to finance their operations in the Ordinary Course of Business in the aggregate amount not exceeding five billion (5,000,000,000) Rubles (or its equivalent in any other currency at the rate of the Bank of Russia as at the date of calculation) in any financial year;

(B)

overdraft facilities up to the aggregate amount not exceeding five billion (5,000,000,000) Rubles (or its equivalent in any other currency at the rate of the Bank of Russia as at the date of calculation) at any time, provided that the maturity of each of tranches thereunder is forty five (45) days or less;

(C)	bank guarantees in order to obtain a VAT refund, without limitation of its aggregate value;

(D)

any other bank guarantees securing the Mechel Group’s liabilities incurred by it in the Ordinary Course of Business, in the aggregate amount not exceeding, at any time, twenty billion (20,000,000,000) Rubles (or its equivalent in any other currency at the rate of the Bank of Russia as at the date of calculation);

(E)

(without prejudice to Article 8.3 (Voluntary early repayment of Outstanding Credit)) loan facilities advanced to refinance existing liabilities of the Mechel Group members, provided that such refinancing shall not result in the creation of additional security and/or an increase in the overall debt and/or an increase in the cost of financing and/or a reduction of the debt maturity;

(F)

any indebtedness incurred under a lease agreement in relation to assets required to conduct its operations in the Ordinary Course of Business, provided that the amount of such indebtedness, together with capital expenditures incurred under clause 18.1(i)(i)(F), does not exceed ten billion (10,000,000,000) Rubles (or its equivalent in any other currency at the rate of the Bank of Russia as at the date of calculation) in any financial year (and further provided that, for the purpose of calculation of the amount of such indebtedness, only principal debt under the relevant lease agreements shall be taken into account as such debt is or would be reflected in the financial statements prepared in accordance with the IFRS);

(G)	any other loans as permitted under clause 18.1(i)(iv) below;

(iv)

granting/repayment of loans and other financial borrowings (including advance payments (with respect to the advance payments received by Mechel Group members and/or the Liable Parties this subparagraph limits only the advance payments received for a period of over one hundred and eighty (180) calendar days) and other instruments whose economic nature is that of provision of financing/attracting borrowings), other than the following transactions (provided that all loans falling under (A) – (J) below are unsecured):

(A)	the relevant transactions between a Liable Party without limitation of liability and another Liable Party without limitation of liability;

(B)	the relevant transactions between a Liable Party with limited liability and another Liable Party with limited liability;

(C)	the relevant transactions between a member of the Mechel Group (other than a Liable Party) and another member of the Mechel Group (other than a Liable Party);

(D)	loans advanced/repaid by a Liable Party with limited liability to another Liable Party with limited liability;

(E)

loans advanced/repaid by a Liable Party to another member of the Mechel Group (other than a Liable Party) for the aggregate amount not exceeding five billion (5,000,000,000) Rubles (or its equivalent in any other currency at the rate of the Bank of Russia as at the date of payment) in any financial year;

(F)

loans advanced/repaid by a Liable Party with limited liability to another member of the Mechel Group (other than a Liable Party), provided that, within thirty (30) calendar days from the date such loan is so advanced or repaid, as applicable, by the Liable Party with limited liability, any Liable Party receives the equivalent cash amount as a result of a member of the Mechel Group (other than a Liable Party) making the repayment of, or advancing, a loan to such Liable Party;

(G)

loans advanced/repaid by a Liable Party without limitation of liability to another Liable Party without limitation of liability (1) in the aggregate amount not exceeding two billion (2,000,000,000) Rubles (or its equivalent in any other currency at the rate of the Bank of Russia as at the date of payment) in any financial year, or (2) provided that, within thirty (30) calendar days from the date such loan is so advanced or repaid, as applicable, by the Liable Party without limitation of liability, any Liable Party without limitation of liability receives the equivalent cash amount as a result of a member of the Mechel Group (other than a Liable Party without limitation of liability) making the repayment of, or advancing, a loan to such Liable Party without limitation of liability;

(H)

loans advanced/repaid by a Liable Party without limitation of liability to a member of the Mechel Group (other than a Liable Party), provided that, within thirty (30) calendar days from the date such loan is so advanced or repaid, as applicable, by the Liable Party without limitation of liability, any Liable Party without limitation of liability receives the equivalent cash amount as a result of a member of the Mechel Group (other than a Liable Party) making the repayment of, or advancing, a loan to such Liable Party without limitation of liability;

(I)

loans advanced/repaid by a member of the Mechel Group (other than a Liable Party) to a Liable Party for the aggregate amount not exceeding five billion (5,000,000,000) Rubles (or its equivalent in any other currency at the rate of the Bank of Russia as at the date of payment) in any financial year;

(J)

loans advanced/repaid by a member of the Mechel Group (other than a Liable Party) or a Liable Party without limitation of liability to Mechel PJSC for the aggregate amount (including the amount of dividends paid by such persons to Mechel PJSC under clause 18.1(i)(xiii)(D)) not exceeding five billion (5,000,000,000) Rubles (or its equivalent in any other currency at the rate of the Bank of Russia as at the date of payment) in any financial year;

(K)

funds on-loaned by a member of the Mechel Group to another member of the Mechel Group using the proceeds of the Credit advanced to the Borrower hereunder, provided that such funds are applied in accordance with the purpose as set out in Article 3 (Purpose) hereof;

(L)

loans advanced/repaid by a Liable Party to Mechel PJSC, provided that the proceeds of such loan/repayment shall be further applied towards (1) the repayment of principal debt and payment of interest under the notes issued by Mechel PJSC for the total amount not exceeding six billion (6,000,000,000) Rubles (or its equivalent in any other currency at the rate of the Bank of Russia as at the date of payment), as accrued since the Restructuring Date and during the term hereof, and (2) the repayment of debt due under facility agreements between Mechel PJSC and the Bank;

(M)

loans advanced by the Guarantor to any Liable Parties for the aggregate amount not exceeding one billion (1,000,000,000) Rubles (or its equivalent in any other currency at the rate of the Bank of Russia as at the date of payment), provided that such loans are repaid by the Liable Parties within sixty (60) calendar days of the provision of such loan;

(v)	provision of guarantees and/or suretyships (or similar instruments) to secure obligations of third parties, including any persons within the Mechel Group, other than sureties and guarantees:

(A)	issued by a member of the Mechel Group (other than a Liable Party) to secure obligations of another member of the Mechel Group (except as set out in (C) below);

(B)	issued by a Liable Party to secure obligations arising under any transaction which is permitted under clause 18.1(i)(iii)(A)-(F);

(C)

issued by a member of the Mechel Group in favour of tax authorities in respect of tax liabilities of another member of the Mechel Group in connection with an application for VA refund, provided that the aggregate amount of the guarantor’s/surety’s liability under such guarantees and sureties does not exceed two billion (2,000,000,000) Rubles (or its equivalent in any other currency at the rate of the Bank of Russia as at the date of calculation) at any time;

(vi)	any disposal of assets (other than shares and participatory interests) by members of the Mechel Group, other than a disposal:

(A)	current assets in the Ordinary Course of Business;

(B)	assets (including in the form of the provision of financial assistance) by a Liable Party without limitation of liability to another Liable Party without limitation of liability;

(C)	assets (including in the form of the provision of financial assistance) by a Liable Party with limited liability to another Liable Party with limited liability;

(D)	assets (including in the form of the provision of financial assistance) by a member of the Mechel Group (other than a Liable Party) to another member of the Mechel Group (other than a Liable Party);

(E)

assets by a member of the Mechel Group to another member of the Mechel Group for the aggregate amount not exceeding two hundred fifty million (250,000,000) Rubles (or its equivalent in any other currency at the rate of the Bank of Russia as at the date of payment (in case of cash consideration) or the date of the transaction (in case of any other type of consideration)) in any financial year;

(F)

assets to companies outside the Mechel Group, provided that: (1) the aggregate value of such disposals during the period from the Restructuring Date to the termination date of this Agreement does not exceed two point five

(2.5) per cent. of the fixed assets of the Mechel Group as at the latest reporting date, and (2) such disposal is made in an arm’s length transaction for cash and instalments, if any, are paid within three (3) months;

(vii)	any disposal of shares and participatory interests by members of the Mechel Group, other than a disposal:

(A)

of shares and participatory interests by members of the Mechel Group to companies outside the Mechel Group, provided that the aggregate share of companies whose shares/participatory interests are disposed of in any financial year, in the consolidated EBITDA and fixed assets of the Mechel Group does not exceed one (1) per cent. in the previous financial year;

provided that the exception in (A) above shall not apply to (1) shares/participatory interests in the share capital of Liable Parties, Trade Port Posiet JSC and Mechel-Temryuk Port LLC, and (2) shares/participatory interests directly or indirectly held by Liable Parties, other than Mechel PJSC and Mechel-Trans LLC;

(B)

in a transaction between members of the Mechel Group for the aggregate amount not exceeding five hundred million (500,000,000) Rubles (or its equivalent in any other currency at the exchange rate of the Bank of Russian as at the date of payment) in any financial year;

provided that the exception in (B) above shall not apply to (1) transactions involving shares/participatory interests directly or indirectly held by Liable Parties, other than Mechel PJSC and Mechel-Trans LLC, and (2) transactions involving shares/participatory interests in the share capital of Liable Parties, Trade Port Posiet JSC and Mechel-Temryuk Port LLC;

(viii)	an Encumbrance of assets or rights, except for:

(A)

any Encumbrance which is in existence as at the date of execution of Addendum 1 and (solely in relation to a hypothecation, mortgage, pledge and security assignments and excluding any Encumbrance of an asset purchased under a hire purchase agreement, where such Encumbrance is created by virtue of law, and any Encumbrance over payment, pledge and other accounts and cash deposited in payment, pledge and other accounts of the Mechel Group companies) listed in the Encumbrance Letter;

provided that, in case such Encumbrance is subsequently released, it is no permitted to create an Encumbrance over the relevant assets to secure any liabilities to third parties without the Credit Manager’s prior consent in writing;

(B)	any Encumbrance over an asset purchased under a hire purchase agreement, where such Encumbrance is created by virtue of law;

(C)	any Encumbrance which is created in relation to obligations arising under any transactions permitted under clause 18.1(i)(iii)(E);

(D)

any Encumbrance which is created in favour of Gazprombank (Joint Stock Company) under the terms of the restructuring of liabilities owed by the Mechel Group companies to Gazprombank (Joint Stock Company) (the terms of restructuring of the facilities advanced by Gazprombank (Joint Stock Company) shall be agreed with the Credit Manager);

(ix)	other significant transactions violating any of the following conditions:

(A)

amount of the transaction/transactions of any Liable Party exceeds ten percent (10%) of the balance-sheet value of assets of any relevant Liable Party based on RAS reporting framework for a Russian Federation resident or other applicable reporting framework for a Russian Federation non-resident in the aggregate for every past twelve (12) months;

(B)

amount of the transaction/transactions of a Mechel Group member together with other similar transactions of Mechel Group members exceeds ten percent (10%) of the balance-sheet value of Mechel Group assets determined on the basis of the latest audited consolidated annual financial statements of Mechel Group according to IFRS, in the aggregate for every past twelve (12) months;

(x)	reorganization (other than):

(A)

any reorganization in the form of transformation of a legal entity of any particular legal form into a legal entity of another legal form (without involving any other form of reorganization), provided that the Borrower shall procure that all acts as may be required to preserve the pledge created under the Security Agreement in relation to shares/participatory interests in the share capital of the company to be so reorganized and all registrations and records in relation to such pledge;

(B)	any reorganization of a member of the Mechel Group who is not a Liable Party;

(xi)	change of the core activity;

(xii)

decrease of the authorized capital (except for the decrease in accordance with the mandatory legislation if it does not affect the Liable Parties) and/or issue of new shares (including additional authorized shares), repurchase of own shares (except for the repurchase in accordance with the mandatory legislation);

(xiii)	payment of dividends or making other similar payments (including repayment of the loans obtained from the affiliates, other than those specified in clause 18.1(i)(iv) above), except for:

(A)	payment of dividends by a member of the Mechel Group to a Liable Party without limitation of liability, subject to the restrictions in (F) below;

(B)

payment of dividends by a Liable Party with limited liability or a member of the Mechel Group (other than a Liable Party) to a Liable Party with limited liability, subject to the restrictions in (F) below;

(C)	payment of dividends by a member of the Mechel Group (other than a Liable Party) to another member of the Mechel Group (other than a Liable Party), subject to the restrictions in (F) below;

(D)

payment of dividends by a Liable Party without limitation of liability to Mechel PJSC (1) for the aggregate amount (together with the amount of loans referred to in clause 18.1(i)(iv)(J)) not exceeding five billion (5,000,000,000) Rubles in any financial year, and (2) without any cap on the amount of such dividends, provided that Mechel PJSC shall apply the full amount of such dividends towards repayment of its debt to Liable Parties without limitation of liability;

(E)

payment of dividends on preference shares of Mechel PJSC (1) in the amount calculated under the articles of Mechel PJSC, but in any event not exceeding twenty (20) per cent. of the Mechel Group’s consolidated net income for the relevant financial year, or, the amount so calculated under the articles of Mechel PJSC is nil or negative, then (2) in the amount not exceeding one hundred million (100,000,000) Rubles in any financial year;

(F)

payment of dividends to minority shareholders of the Mechel Group companies for the aggregate amount not exceeding five hundred million (500,000,000) Rubles (excluding payments made under sub-clause (E) above) in any financial year;

(xiv)	transactions (including affiliates) not on an arm’s length basis.

(j)

(i)

ensure, starting from the third (3rd) calendar quarter of 2018, that based on results of the past calendar quarter the actual amount of Revenue from sales received from third parties and companies of Mechel Group to current accounts and foreign currency current accounts of Mechel Group companies (except for Kuzbass Power Sales Company PJSC) opened with the Bank in the total amount of Revenue from sales received from third parties in all banks based on the actual data for the quarter preceding the past quarter corresponds the share of the total loan indebtedness owed by the Mechel Group companies to the VTB Group in the total amount of the total loan indebtedness owed by the Mechel Group companies to all credit institutions in the immediately preceding quarter;

(ii)

as of the Restructuring Date, the Borrower shall procure that, as at the end of each calendar quarter, the actual amount of sales Revenue received by the Mechel Group companies incorporated in Russia from non-Russian parties in a foreign currency to settlement accounts and foreign currency-denominated accounts of the Mechel Group companies (excluding Kuzbass Power Sales Company PJSC) with the Bank is such that the share of such sale proceeds in the aggregate amount of foreign currency-denominated sales Revenues received by the Mechel Group companies incorporated in Russia from non-Russian third parties, based on the actual results for the immediately preceding quarter, corresponds the share of the total loan indebtedness owed by the Mechel Group companies to the VTB Group in the total amount of the total loan indebtedness owed by the Mechel Group companies to all credit institutions in the immediately preceding quarter.

For purpose of determining the amount of the Revenue from sales, the amount of indebtedness of Mechel Group companies on the principal in all banks as of the first day of the first month of the past quarter shall be understood as the total loan indebtedness of Mechel Group companies to banks.

The calculation of the Revenue from sales shall not include payments (debit turnover) to repay debts on loans of Mechel Group companies.

Conversion of revenue on the accounts and debts in different currencies shall be made at the exchange rate of the Bank of Russia on the last day of the quarter, the revenue for which is calculated.

(k)

obtain approval (ensure obtaining approval) of changes to the conditions (reduction of the general and/or weighted average term, rate growth above the interest rate equal to the CBR Key Rate multiplied by one point five (1.5) per cent. per annum, for loans in rubles and 8%

(eight percent) per annum for loans in US Dollars or Euros, or other payments (including, but not limited to, fees, penalties, etc.) or provision of additional security under (except for that provided for by sub-clause 18.1(i)(viii) of Article 18.1 (General Obligations and obligations to Comply with Financial Indicators)) of credit agreements between any Mechel Group company and any Other Senior Creditor;

(l)

to maintain (enforce maintaining) the ratio of Mechel Group’s debt to VTB Group / Mechel Group’s debt (under credit agreements) to any Other Senior Creditor as of the date of signing this Agreement, considering provisions of Article 8.4 (Mandatory early repayment of Outstanding Credit ) of this Agreement:

(m)

to ensure the surety agreement is concluded with Surety 10 according to the form agreed by the Parties within 10 (Ten) Business Date from the date, when revenue portion of the Trader and / or Mechel Group EBITDA according to IFRS exceeded 2.5 (Two point five) percent, and / or revenue portion of any Mechel Group company and / or EBITDA and / or fixed assets of Mechel Group according to IFRS exceeded 10 (Ten) percent. This clause shall not apply to Kuzbass Power Sales Company PJSC OGRN 1064205110133 and Mechel-Energo LLC OGRN 1027700016706 until share of EBITDA and fixed assets of each of Kuzbass Power Sales Company PJSC and Mechel-Energo LLC OGRN 1027700016706 in the respective indicator of Mechel Group according to IFRS is less than 10 (Ten) percent. Revenue and EBITDA shall be calculated for the last twelve (12) months based on the relevant consolidated financial statements of Mechel Group according to IFRS;

(n)

in accordance with Federal Law No. 395-1 “On Banks and Banking Activities” dated December 2, 1990, provide or ensure the provision of documents (information) by the pledgors to the Credit Manager and perform or ensure performance by the pledgors of other actions necessary for inspection by the authorized representatives (employees) of the Bank of Russia of the collateral (if any) at its location (place of storage) and familiarization with activities of the Borrower directly on site;

(o)

make sure that value of the Borrower’s net assets (as defined in Order No. 84n of the Ministry of Finance of Russia dated August 28, 2014, The Order of Defining Value of Net Assets) in no event shall be less than the minimum authorized stock required by the Russian laws;

(p)	fulfill when due all and any subsequent conditions specified in Appendix 4 (Subsequent Conditions) and Addendum 1;

(q)	procure that there are no Encumbrances in relation to any rights under any Intragroup Loans;

(r)

procure on a quarterly basis, as of the Restructuring Date, that a general shareholders’ meeting of Mechel PJSC is held and that the agenda of any such meeting shall include the granting of the shareholders’ consent to the execution of an addendum to the Suretyship to which Mechel PJSC is a party incorporating the surety’s undertaking to be liable for the Borrower’s performance of any and all its obligations under this Agreement without limitation of the surety’s liability (provided that such obligation shall cease to be effective as of the date the general shareholders’ meeting of Mechel PJSC so consents to the execution of such addendum), and, provided that such consent is granted, procure the execution of such addendum within ten (10) Business Days from the date of the minutes of the relevant general shareholders’ meeting of Mechel PJSC formalizing its resolution to grant such consent; and

(s)	properly comply with all other conditions of Financial Documents.

18.2

The Borrower shall (and shall procure that each other Liable Party shall) notify the Credit Manager of any Default on Obligations and any default under material obligations listed in Appendix 9 (List of Material Breaches) and any steps, if any, taken by it to remedy such Default on Obligations or such default under material obligations, within five (5) Business Days upon its becoming aware of any such Default on Obligations or default.

19.	ACCOUNTS

19.1

Repayment of the Outstanding Credit, payment of accrued interest, and other amounts due to the Financing Parties under the Financial Documents shall be made by the Credit Manager directly debiting funds from the Borrower’s Accounts pursuant to Article 19.3 (Accounts).

19.2

If there are insufficient or no funds in the Borrower’s Accounts to meet all claims put forward against them, including claims of the Financing Parties, or it is impossible to write off the funds from the Borrower’s Accounts for other reasons, the Borrower shall discharge the liabilities under Financial Documents by transferring funds from its accounts in other credit institutions to the Credit Manager’s Account converting funds in the Loan currency, if required.

19.3

For the purpose of properly discharging the Borrower’s liabilities under Financial Documents, including the obligation to pay penalties provided for hereunder, The Borrower shall provide the Credit Manager with consent to direct debit of funds due to the Financing Parties under Financial Documents from the Borrower’s Accounts. Borrower’s consent to the Credit Manager writing off funds from the Borrower’s Accounts against discharge of obligations under Financial Documents is direct debit, which is granted in the amount of the Lending Limit provided for hereunder, interest, fees, penalties due to the Financing Parties without restricting the number of payment documents executed by the Credit Manager pursuant to the terms and conditions of this Agreement and liabilities undertaken by the Borrower pursuant to Financial Documents.

19.4

Hereby, if there are insufficient or no funds in the Borrower’s Accounts in Euro, the Borrower shall instruct the Credit Manager to sell RUB or another currency from the respective Borrower’s account opened in the Credit Manager, and to utilize the funds obtained as a result of conversion to repay the respective Borrower’s debt under Financial Documents in compliance with the law. RUB / EURO conversion shall be at the exchange rate of the Credit Manager as of the date of such transaction.

19.5

Where the balance of the Ruble-denominated Borrower’s Account is nil or negative or insufficient, the Borrower hereby authorizes the Credit Manager to sell amounts in Euro or another currency from the Borrower’s relevant account with the Credit Manager and apply the proceeds of such conversion in repayment of the Borrower’s debt due and payable under the Financial Documents in accordance with the law, provided that, for such purpose, the conversion of Euro into Rubles shall be effected at the exchange rate of the Credit Manager as at the date of such conversion.

19.6

Herewith, the Borrower confirms that terms and conditions of this Agreement are the instruction to purchase Euros and Rubles, accordingly, and at the same time the Borrower’s instruction to credit the purchased amount in Euro or Rubles to discharge the Borrower’s liabilities under Financial Documents.

20.	EVENTS OF DEFAULT

20.1	Each of the cases, events or circumstances described in this Article 20.1 (Events of Default) is an Event of Default:

(a)

non-fulfillment or improper fulfilment by the Borrower and / or Sureties and / or Guarantor and / or any Mechel Group company of any obligation to the Creditor under Financial Documents or any other VTB Group Contract, or non-fulfillment or improper fulfilment by the Liable Parties of its obligations under any agreement they conclude with the party, which is a Creditor’s affiliate in compliance with the law, or the party that belongs to the Creditor Group, including the Credit Manager, has the right to unilaterally request early performance of obligations by the Borrower under Financial Documents in case of non-fulfillment or improper fulfilment of the obligations:

(i)

to submit business accounting and other reporting documents after expiry of 30 (Thirty) calendar days after the deadline established by Articles 17.2 - 17.4 (Obligations to provide information) on submitting the documents to the Credit Manager,

(ii)

to submit (ensure submission of) notarized copies of the documents confirming state registration of amendments to the constituent documents of the Liable Parties in terms established by clause 17.7(a) of Article 17.7 (Obligations to provide information);

(b)

if the Borrower or the Liable Party delays any of the payments due to the Parties to the Financing from the Borrower or the Liable Party, except for the cases, when the delay in payment was caused solely by an administrative error or Technical Failure and was actually made within 5 (Five) Business Days from the date, when the payment in question became due;

(c)

non-performance or improper performance by any Liable Party or any company of Mechel Group of any financial obligation to any extent under any agreement to the Credit Manager that in accordance with the Legislation is an affiliate of the Credit Manager or a party belonging to the Credit Manager Group and if these violations were not remedied within five (5) Business Days from the date of their occurrence;

(d)	the Credit Manager having information:

(i)

of the Liable Parties or any Mechel Group company violating payment obligations under any of its commitments to third parties under the Financial Debt for the amount exceeding USD 5,000,000 (Five Million) (or RUB equivalent at the exchange rate of the Bank of Russia as of the date of the settlement) as total interest and / or USD 25,000,000 (Twenty-Five Million) (or RUB equivalent at the exchange rate of the Bank of Russia as of the date of the settlement) as total principal debt and / or other obligations and / or creditors claiming accelerated repayment of the Financial Debt of Mechel Group company for the total amounts exceeding those stated above and / or the right of acceleration of Mechel Group debt for the total amounts exceeding those stated above arising for the creditors of Mechel Group, with these violations not having been remedied within 5 (Five) Business Days from the time of their occurrence, except for the violations the Financing Parties have been notified of by the Borrower in writing before the date of Addendum 1; and / or

(ii)

of the Liable Parties or any Mechel Group company violating payment obligations under any of its commitments to third parties to make advance payments and for other reasons (other than those stated in clause 20.1(d) of Article 20.1 (Events of Default)), starting since the Restructuring Date, provided the total amount of payment obligations of all Mechel Group companies (1) outstanding for the period of less than 90 (Ninety) calendar days exceeds five billion (5,000,000,000) Rubles (or its equivalent in any other currency at the exchange rate of the Bank of Russian as at the date of calculation), and / or (2) outstanding for the period of more than 90 (Ninety) calendar days exceeds two billion five hundred million (2,500,000,000) Rubles (or its equivalent in any other currency at the exchange rate of the Bank of Russian as at the date of calculation).

(e)

any of the Creditors having information that financial standing of the Borrower or the Liable Party, at the discretion of Most Creditors, has been materially aggravated and / or other circumstances emerged that would result in the Borrower’s or the Liable Party’s failure to fulfill / properly fulfill its obligations under Financial Documents, unless these aggravations and / or circumstances have been remedied within 5 (Five) Business Days since the time they emerged;

(f)

the Borrower and/or a Mechel Group company and/or third parties taking any actions aimed at (i) terminating or reducing the security, or (ii) declaring invalid or not concluded the transactions ensuring performance of obligations by the Borrower under Financial Documents and if the Pledge Manager or third parties file a claim as a part of a judicial procedure in relation to the pledged item including measures to enforce such claims including in connection with commencement of the Pledgor bankruptcy proceedings;

(g)

collection letters, payment orders, order of enforcement are issued in relation to the Borrower’s Accounts and other accounts of the borrower in the Credit Manager and/or funds in the said accounts in the total amount of more than 5,000,000 (five million 20) US dollars (or equivalent in rubles at the exchange rate of the Bank of Russia as of the corresponding date) are seized, unless these restrictions are lifted within twenty (20) Business Days from the date of their occurrence;

(h)	the Borrower applying to cancel account agreements, under which Borrower’s Accounts have been opened;

(i)	the Borrower or Liable Party submitting untrue or knowingly incomplete or false information, including misleading or invalid documents;

(j)	the authorized management body of the Borrower and/or the Liable Party adopting a resolution on liquidation, reorganization of the Borrower and/or the Liable Party, respectively;

(k)	if a stakeholder filed an application to the commercial court seeking to recognize any of the Liable Party as a bankrupt, except for:

(i)	applications the Financing Parties were informed in writing by the Borrower (with the copy e-mailed) before the date of Addendum 1;

(ii)	any application where the amount of such application does not exceed seventy million (70,000,000) Rubles;

(iii)

any application, where, following the review of reasonableness of such application by a commercial court, the commercial court issues a ruling to refuse instituting the observation procedure and take no cognizance of the application or a ruling to refuse instituting the observation procedure and terminate the proceedings, provided that as at the date of such application the aggregate amount of all claims for the declaration of the Liable Party bankrupt as submitted by interested parties to a commercial court does not exceed two billion (2,000,000,000) Rubles.

(l)

full or partial loss of the security as provided for by Financial Documents, or material aggravation of its condition and state, including any Liable Party violating its obligations under Financial Documents under circumstances the Financing Parties are not liable for;

(m)

forfeiture of property of any Liable Party, the book value of which exceeds in aggregate five (5) per cent. of the book value of assets of the relevant Liable Party as at the date of such forfeiture (as calculated on the basis of statements under RAS for a resident of the Russian Federation or other applicable reporting for a non-resident of the Russian Federation);

(n)

cancellation or revocation from any Liable Party of a license required to carry out core business, or the license expired and it (license) was not extended or received within thirty (30) calendar days from the date of its revocation (expiry) / any Liable Party ceased to be a member of the self-regulatory organization (if in accordance with the Legislation this is required to carry out core business) and has not yet joined another self-regulatory organization/ has not restored membership in the self-regulatory organization within thirty (30) calendar days from the date of membership termination;

(o)

Initiation of criminal proceedings or criminal liability in respect of the sole executive body, members of the management body of any of the Liable Parties in connection with exercise of their duties to the relevant party;

(p)

occurrence of changes in the structure or personal membership of management bodies of the Liable Party that, in the opinion of the Financing Parties can result in Liable Party’s failure to fulfill its obligations;

(q)

failure by any of Mechel Group companies to comply with tax liabilities or other obligations for the period of more than thirty (30) calendar days in respect of budget and non-budgetary funds in the amount of more than 750,000,000 (seven hundred and fifty million 00/100) rubles (or equivalent in foreign currency at the exchange rate of the Bank of Russia as of the date of calculation) subject to the entry into force of a court decision on recovery of relevant tax liability or other obligation in relation to budget and non-budgetary funds;

(r)

the percentage of ordinary shares in the authorized capital of Mechel PJSC held by I. V. Zyuzin and his family members, directly or through third parties, drops below fifty point one percent (50.1%) of the total amount of ordinary shares;

(s)

Mechel PJSC ceases, or, in the reasonable opinion of the Liable Parties, there is a significant risk that in the nearest future Mechel PJSC will cease, as a result of, without limitation, the institution of criminal proceedings in connection with an economic criminal offence, to hold, directly or indirectly (via third parties), more than fifty (50) per cent. of shares in the share capital of each of the Liable Parties (excluding the holding of preference shares);

(t)	the amount of the Borrower’s net assets by results of any quarter within duration of this Agreement is negative;

(u)

failure to comply with a court decision to recover from any Mechel Group company more than twenty five million US Dollars ($25,000,000) (or its equivalent in rubles/other currency at the exchange rate of the Bank of Russia as of the date of entry into force of the relevant court decision) except for non-performance of a valid court decision due to technical problems related to making the payment within five (5) Business Days from the date of entry into force of the court decision;

(v)	non-performance/improper performance by the Borrower of the obligation on the designated use of the Loan;

(w)	a Financial Document is held, or sought to be held, non-existing or invalid;

(x)

there are changes in shareholders/participants holding, together with the affiliates, twenty (20) or more per cent. of shares/participatory interests in the share capital of any Liable Party, or beneficiaries controlling the Borrower or the Pledgor, and such changes may, in the opinion of the Financing Parties, result in a failure by any Liable Party to meet its obligations;

(y)

the Borrower fails to procure that the Mechel Group companies exercise their corporate rights in relation to Liable Parties or vote at general shareholders’/participants’ meetings of Liable Parties or do any other acts or made any other decisions within their control as may be required to:

(i)

terminate, within one hundred and twenty (120) calendar days from the Restructuring Date, the authorities of Khachaturov Tigran Garikovich, Darbinyan Minas Arsenovich, Shakina Anastasiya Sergeevna, Pravdina Daria Alexandrovna and Dun Ivan Ivanovich as members of the boards of directors of all Liable Parties;

(ii)

ensure that there are no nominees of Other Senior Creditors or any of their affiliates or any creditor of the Liable Parties under the Financial Debt sitting on the board of directors of any of the Liable Parties, unless such persons are elected to the board of directors of Mechel PJSC upon their nomination by minority shareholders of Mechel PJSC who, under applicable law, may make nominations to the board of directors, provided that the Liable Parties shall do all in their power to ensure that other shareholders in Mechel PJSC cast their votes for the candidates included in the voting ballot other than any candidate nominated by such minority shareholder;

(z)	other circumstances witnessing that the Outstanding Credit will not be repaid in time;

(aa)	if any member of the Mechel Group, without the Credit Manager’s prior consent in writing:

(i)

creates an Encumbrance over any of its assets in favour of any Other Senior Creditor (or provides any other security, including, without limitation, a guarantee or suretyship), other than as set out in the Encumbrance Letter or otherwise permitted by the terms hereof; or

(ii)	executes an agreement, contract, addendum (amendment agreement) or any other loan/facility documentation (an “Other Senior Creditor Contract”) with any Other Senior Creditor providing:

(A)	for an interest rate applying to such borrowings in excess of the interest rate under any of the VTB Group Contracts in the same currency;

(B)	that any non-capitalized interest to be paid on such borrowings shall be calculated at a rate in excess of that applicable under any of the VTB Group Contracts in the same currency; and/or

(C)

for any fees and commissions which are not provided for by any of the VTB Group Contracts and which are payable at a rate in excess of the rate of fees and commissions payable under the VTB Group Contracts; and/or

(D)	that the weighted average maturity of Financial Debt under such Other Senior Creditor Contract is shorter than the weighted average maturity of the Credit; and/or

(E)

for any other terms which are more favourable to the Other Senior Creditor than the key terms set out in the VTB Group Contracts being: the maturity and the schedule of repayment of the Financial Debt, the interest rate and the terms of payment of interest, fees and commissions, Encumbrances, the terms and conditions of prepayment and liability for a default or failure to meet an obligation when due (the amounts of fines, penalty fees and default interest); and/or

(iii)	executes with any Other Senior Creditor, without the Credit Manager’s prior consent in writing:

(A)	any transactions involving derivative financial instruments; and/or

(B)	any repurchase transactions and/or other transactions with securities; and/or

(C)	any prepaid commodity forward, offtake or buyback agreements in relation to the Mechel Group’s products,

provided that, if any of the events set out in this clause (aa) or a default under the obligations in clause 18.1(k) of Article 18 (General Obligations and obligations to Comply with Financial Indicators) occurs, it shall not be an Event of Default if the Borrower procures, within thirty (30) Business Days (or any other term agreed by the Credit Manager and the Borrower) after the occurrence of such event as specified in (i) – (iii) above, that the following action (as applicable) are duly taken:

(1)

an Encumbrance over analogous and/or equivalent assets is created in favour of members of the VTB Group (including the provision of guarantees and suretyships providing for the identical limitation of the surety’s liability); and/or

(2)

addenda (amendment agreements) are executed in relation to the VTB Group Contracts in order to include therein equivalent terms and provisions for the benefit of the relevant member of the VTB Group; and/or

(3)	transactions identical to those specified in (iii) above are executed with a member of the VTB Group; and

(bb)	other cases provided for by the law.

20.2	Acceleration

In case of any Event of Default and any time after occurrence of any Event of Default that was not remedied (with the Creditors determining the fact of Event of Default in their own discretion, and the Credit Manager having no obligation to provide the Borrower and / or Liable Party proof of the Event of Default):

(a)

the Creditors acting through the Credit Manager as provided for by clause (b) below, shall have the right to refuse to provide the Loan and/or demand accelerated repayment of the Outstanding Credit; and

(b)

the Credit Manager shall have the right (and shall be obliged, in case it receives the respective Decision of the Majority of Creditors) to send the written notice to the Borrower (with the copies sent to Sureties and the Guarantor), in which it:

(i)

states the Creditors’ refusal to provide the funds within the Total Lending Limit (including the Amount to be provided by the Creditors, if the amount is available at a certain point of time), after which the Creditors’ obligation to provide the Loan to the Borrower is terminated; and / or

(ii)

states Creditors’ request to the Borrower, any Surety or the Guarantor of accelerated repayment of the Outstanding Credit or any of its part, including accrued interest, fees and any other amounts due to Financial Parties under the Financial Documents, within 10 (Ten) calendar says since the date the Liable Party in question receives such request; and / or

(iii)

notifies the Borrower that Creditors are aware of the Event of Default and reserve the right to request from the Borrower, any Surety or the Guarantor immediate accelerated repayment of the Outstanding Credit or any of its part, including accrued interest, fees and any other amounts due to Financial Parties under the Financial Documents; and / or

(iv)	notifies the Borrower that the Pledge Manager reserves the right to foreclose on the property, which is security under the Collateral Agreements; and / or

(v)

notifies the Borrower that Creditors have unilaterally terminated interest accrual in case the bankruptcy petition against the Borrower has been submitted to the commercial court, or any Creditor put forward its claims under the Financial Documents after the commercial court had accepted the bankruptcy petition against the Borrower. In these cases, interest is not accrued on the amount of the Outstanding Credit since the date the written notice of interest accrual termination is received, unless another date is stated in the notice. Termination of interest accrual in connection with the bankruptcy petition against the Borrower being filed to the commercial court, or any Creditor putting forward its claims after the commercial court accepts the bankruptcy petition shall not relieve the Borrower of the obligation to pay the interest already accrued by this time.

20.3

Failure of the Financing Parties to exercise their rights provided for by the Financial Documents shall not be refusal of the Financing Parties to exercise such rights in future. Single or partial exercise of the Financing Parties to exercise their rights provided for by the Financial Documents shall not be the ground to terminate other rights the Financing Parties have in accordance with the Financial Documents.

21.	LOAN COLLATERAL

21.1	Collateral Agreements

Each Creditor hereby confirms that he/she is familiar with the content of each Collateral Agreement and approves its signing by the Pledge Manager.

21.2	Status of Creditors and Appointment of the Pledge Manager

(a)

The Parties hereby acknowledge and agree that all Creditors and the Pledge Manager, also being a Creditor, have common claims against the Borrower in the amount corresponding to the Proportional Share of each corresponding Creditor, and, pursuant to clause 335.1 of the Civil Code, are joint and several co-pledgees under the Collateral Agreements, with the rights of equal seniority.

(b)

Pursuant to clause 356 of the Civil Code, each Creditor (except for the Creditor performing the functions of the Pledge Manager) hereby authorizes the Pledge Manager to act for and on behalf of the Creditors, enter into Collateral Agreements as a pledgee with Pledgers and exercise all rights and perform all obligations of the pledgee under such Collateral Agreements. For the avoidance of doubt, the Parties confirm that this Agreement (in its corresponding part) shall be, among other, a pledge management agreement. The Parties agree that the Creditor may perform the functions of the Pledge Manager.

(c)

The Parties acknowledge and agree that the Pledge Manager, when entering into Collateral Agreements for and on behalf of the Creditors, exercising the rights and performing the obligations of the pledgee under the Collateral Agreements, shall exercise the rights of a joint and several pledgee solely and exclusively in the interests of all Creditors being such at any moment before the Obligors fully perform their obligations under Financial Documents, in the order provided by this Agreement. No assignment of the rights by the Existing Creditor (within the meaning of Clause 22.2 (Assignment of rights and transfer of obligations by the Creditors)

to the New Creditor (within the meaning of Clause 22.2 (Assignment of rights and transfer of obligations by the Creditors) shall affect the rights and obligations of the Pledge Manager and the Creditors provided by this Agreement.

(d)

The Creditors hereby undertake not to independently exercise their rights or perform their obligations as pledgees, including making no claims against the Borrower and taking no recourse upon the assets or property of the Pledgers, except in case of termination of this Pledge management agreement according to clause 356.5 of the Civil Code. At the same time the Creditors agree to take any necessary actions as requested by the Pledge Manager (including participation in legal proceedings as co-claimants) and to sign and issue to the Pledge Manager any necessary documents, including powers of attorney which in the Pledge Manager’s reasonable opinion are required by the law and/or the court of law for the exercise of the rights and performance of the obligations of the Pledge Manager provided by Financial Documents.

(e)

The Pledge Manager’s exercise of the rights and performance of the obligations of the pledgee under the Collateral Agreements shall not prevent the Pledge Manager’s engaging in any banking activities with any Mechel Group participant, including maintenance of bank accounts, granting of credits and attraction of deposits. If the Pledge Manager is also a Creditor hereunder, he/she shall have the same rights and obligations under the Financial Documents as any other Creditor, and shall be entitled to exercise these rights and perform these obligations as though he/she were not a Pledge Manager.

(f)	The Pledge Manager shall not be responsible to the Creditors for his/her actions (or omissions), if he/she acts (or omits to act) following the Decision of a Majority of Creditors.

21.3	Rights and obligations of the Pledge Manager

(a)

The Pledge Manager shall act as the pledgee for and on behalf of the Creditors, enter into Collateral Agreements with Pledgers, exercise all rights and perform all obligations of the pledgee under the Collateral Agreements in conformity with the terms and conditions of this Agreement. In particular, without limitation, the Pledge Manager shall take necessary measures for observance of the requirements to definitive registration (including entering into registers and notifying the counterparties) within the time limits provided in the corresponding Collateral Agreement.

(b)

The Pledge Manager shall have the right to exercise at own discretion all and any rights of the pledgee provided by the Collateral Agreements (including actions to terminate the pledge/release the subject of pledge from the said pledge in case the Borrower fully performs all its obligations secured by the same), except for the right (i) to make changes (except technical or on the basis of the Decision of the Majority of Creditors) into Collateral Agreements and (ii) to take recourse upon the property being the subject of pledge under Collateral Agreements, if such property can be disposed of only on the basis of the relevant Decision of the Majority of Creditors indicating the judicial or extrajudicial procedure for the levy of execution on the pledged property and specifying the method of disposing of the subject of pledge.

(c)

The Pledge Manager shall enforce the pledge in the order provided by the corresponding Collateral Agreement. The property received by the Pledge Manager for the benefit of the Creditors as a result of enforcing the pledge under Collateral Agreements, and also any insurance payments related to the property pledged under the Collateral Agreements shall pass to the shared ownership of the Creditors pro rata their Share.

(d)	The money received by the Pledge Manager as a result of enforcing the pledge under Collateral Agreements, and also any insurance payments related to the property pledged under the

Collateral Agreements and remaining after covering the costs incurred by the Pledge Manager for enforcing the pledge and making other mandatory payments shall be credited to the Account of the Pledge Manager, and then remitted by the Pledge Manager to the account of the Credit Manager, with the Credit Manager then distributing the money among the Creditors pro rata their Share.

21.4	Replacement of the Pledge Manager

(a)

The Creditors may, and in case the banking license of the Pledge Manager is withdrawn, must take the Decision by the Majority of Creditors to terminate the power of the Pledge Manager from the date specified in the Decision, and select a nominee for the position of the Pledge Manager (hereinafter referred to as the New Pledge Manager). Each Creditor and Obligor hereby agree to the replacement of the Pledge Manager by a New Pledge Manager according to the provisions of this Clause 21.4 (Replacement of the Pledge Manager).

(b)

The Pledge Manager can unilaterally refuse to exercise the powers of a pledge manager, provided the Pledge Manager notifies each Creditor and the Borrower not less than 30 Business Days prior to the expected date of terminating the powers of the Pledge Manager. The Creditors shall take the Decision by the Majority of Creditors to select a nominee as the New Pledge Manager not later than the expected date of termination of the powers of the Pledge Manager.

(c)

The Creditors shall ensure that the New Pledge Manager should commence to perform the obligations of a Pledge Manager specified in Clause 21.3 (Rights and obligations of the Pledge Manager) from the date the powers of the former Pledge Manager are terminated. The Pledge Manager shall sign and transfer all documents necessary for the New Pledge Manager to exercise his/her rights and perform his/her obligations under this Agreement and Collateral Agreements.

(d)

The Parties agree that New Pledge Manager shall become a party to this Agreement as the pledge manager from the date the Agreement between the Pledge Manager, New Pledge Manager and Creditors is signed, unless another date is provided by such an agreement. After the relevant date any mention of the Pledge Manager in this Agreement will refer to the New Pledge Manager. For the avoidance of doubt, appointment of a New Pledge Manager according to this Agreement shall not mean termination of the pledge management agreement within the meaning of p. 21.2(d), Clause 21.2 (Status of Creditors and Appointment of the Pledge Manager).

(e)

The Parties agree that the provisions of this Agreement concerning the rights and obligations of the Pledge Manager can be modified by an agreement concluded between the Pledge Manager and the Creditors (except for the Creditor performing the functions of the Pledge Manager). The content of such an agreement should be approved prior to its conclusion by the Decision of the Majority of Creditors, which may authorize any one Creditor to enter into such an agreement with the Pledge Manager for and on behalf of all Creditors (except for the Creditor performing the functions of the Pledge Manager). The Creditors shall present the necessary documents and powers of attorney for such an agreement to be concluded by one Creditor for and on behalf of all Creditors (except for the Creditor performing the functions of the Pledge Manager).

21.5	Release of Security

(a)	In this Article 21.5, the “Release Request” means a written request to release security over shares as delivered by the Borrower to the Credit Manager and the Pledge Manager.

(b)

The Borrower may deliver a Release Request in relation to shares pledged under the relevant Share Pledge Agreement (other than the Agreement on pledge of repurchased shares), subject to each of the following conditions being satisfied:

(i)	the Net Debt / EBIDA ratio is less than 3,00x as at each of two consecutive quarterly test dates;

(ii)

there is no outstanding Event of Default or any other defaults or events of default giving rise to the right to accelerate under any VTB Group Contract, unless such Event of Default or such other event or circumstance is waived by the relevant creditor;

(iii)

the aggregate amount of repayments made by the Borrower since the Restructuring Date (inclusive) in relation to the Outstanding Credit under the terms hereof is equal to or exceeds sixty five billion (65,000,000,000) Rubles (in Rubles or Euro at the Ruble/Euro exchange rate of the Bank of Russian as at the date of execution of Addendum 1); and

(iv)

the relevant Pledgor has executed in favour of the Creditors a written undertaking not to create any Encumbrance in favour of other creditors in relation to more than twenty five (25) per cent. of ordinary shares in the relevant issuer so released under this Article.

(c)	The Borrower may deliver a Release Request in relation to shares pledged under any Agreement on pledge of repurchased shares, subject to each of the following conditions being satisfied:

(i)	the Borrower has repaid the full amount of the Outstanding Credit in relation to Tranche D in accordance with the terms hereof; and

(ii)

there is no outstanding Event of Default or any other defaults or events of default giving rise to the right to accelerate under any VTB Group Contract, unless such Event of Default or such other event or circumstance is waived by the relevant creditor.

(d)	The number of shares to be released under the terms of clause (b) above shall be calculated in accordance with the following formula:

(Number of pledged shares) × (1 –	AC – AR	)
0,5 × AC

where:

AR means the aggregate amount of the Outstanding Credit (on a cumulative basis) repaid by the Borrower since the Restructuring Date (inclusive) under the terms hereof, provided that, for the purpose of calculation of such amount and determination of whether the condition in clause (b)(iii) above is satisfied, the Ruble/Euro exchange rate of the Bank of Russia as at the date of Addendum 1 shall be applied;

AC means the amount of the Euro-Denominated Outstanding Credit as at the date of Addendum 1 and:

(i)	prior to the expiry of the Drawdown Period in relation to Tranche C and Tranche D, the Ruble-Denominated Total Available Facility; or

(ii)	after to the expiry of the Drawdown Period in relation to Tranche C and Tranche D, the aggregate amount of the Credit in Rubles advanced to the Borrower under Tranche C and Tranche D.

(e)

If all of the conditions of the release as set out in this Article are duly fulfilled to the satisfaction of the Credit Manager, the Pledge Manager shall, within ten (10) Business Days from the receipt of the Release Request by the Credit Manager and the Pledge Manager, execute the required agreements and documents to release the relevant shares and do any other acts as may be required under applicable laws to release security over such shares. The Pledge Manager shall not be deemed to be in violation of the requirements of this Article where the release of security over the relevant shares may not be effected for reasons outside the Pledge Manager control (including where the Borrower or the relevant Pledgor fail to cooperate in executing supplemental agreements or contracts to terminate the relevant Agreements on pledge of shares, in particular, where such persons fail to procure the execution of the above documents by their signatories or pay necessary registration and notarial fees and expenses etc.).

(f)

The Borrower shall pay to the Financing Parties all costs and expenses pre-agreed with the Borrower (including external legal advisers’ fees and expenses) incurred by the Financing Parties in connection with the performance by the Pledge Manager of the provisions of this Article, within the term specified in the relevant Pledge Manager’s request.

22.	CHANGE OF THE PARTIES

22.1	Assignment by the Borrower

The Borrower has no right to assign his/her rights or transfer his/her obligations under Financial Documents without a prior consent of all Creditors.

22.2	Assignment of rights and transfer of obligations by the Creditors

(a)

Any Creditor (hereinafter referred to as the Existing Creditor) needs no consent of the Borrower or other Creditors, the Credit Manager and Pledge Manager to fully (or partially in the corresponding proportion) assign its rights of claim under all Financial Documents in aggregate arisen out of the obligations to extend a credit performed by the Existing Creditor to any person being an Eligible Creditor or the Central bank of the Russian Federation (each hereinafter referred to as the New Creditor). At that the Existing Creditor, except for the Creditor being the Credit Manager, needs no consent of the Borrower or other Creditors, the Credit Manager and Pledge Manager to fully (or partially in the corresponding proportion) transfer the obligations under all Financial Documents in aggregate or to simultaneously assign his/her rights of claim and obligations to extend the Credit only to a person who can be a member of the creditors’ syndicate according to the Law on syndicated credits.

(b)

The Existing Creditor should notify the Borrower (through the Credit Manager) on any assignment of claims and/or transfer of obligations under all Financial Documents in aggregate five Business Days in advance.

(c)

At: (i) the Existing Creditor’s assignment of his/her claims to the Central bank of the Russian Federation, and also (ii) subsequent assignment by the Central bank of the Russian Federation of its claims to any person, (iii) the Existing Creditor’s assignment of his/her rights and/or transfer of his/her obligations to any legal entity being a part of the VTB Group, or (iv) the Existing Creditor’s assignment of his/her rights and/or transfer of his/her obligations in case of an outstanding Event of Default, no consent of the Borrower to the assignment of the rights and/or transfer of the obligations of the Existing Creditor, or his/her prior notice shall be required. For the purposes of Article 388 of the Civil Code and this paragraph, each Obligor hereby confirms that the personal identity of the Creditor is of no essential value for the relevant Creditor.

(d)

In case the Existing Creditor transfers his/her obligations or simultaneously assigns his/her rights and transfers his/her obligations to a New Creditor according to this Agreement, the Borrower and each Creditor hereby give their preliminary consent to the simultaneous transfer to the New Creditor of the corresponding obligations of the Existing Creditor (debt transfer), if any.

(e)

The Existing Creditor being the Credit Manager may not transfer all or some of his/her obligations of a Creditor under all Financial Documents in aggregate or simultaneously assign its claims and obligations to extend a Credit to another person prior to the termination of his/her powers as the Credit Manager under this Agreement.

22.3	Procedure of assignment of rights and transfer of obligations

(a)

Assignment of rights and/or transfer of debts is performed by signing of the Agreement of Assignment of the Creditor’s rights by and between the Existing Creditor, the New Creditor and the Credit Manager and becomes effective on the date the Agreement of Assignment of the Creditor’s rights is signed, unless otherwise expressly provided by the Agreement of Assignment of the Creditor’s rights. By signing the Agreement of Assignment of the Creditor’s rights the Credit Manager confirms his/her proper notice of the assignment of rights and/or transfer of obligations and receipt of evidence of the assignment of rights and/or transfer of obligations to the New Creditor for the purposes of Article 9 of the Law on syndicated credits.

(b)	On the date of signing the Agreement of Assignment of the Creditor’s rights:

(i)	The Existing Creditor shall assign to the New Creditor the rights of the Existing Creditor within the scope provided by the Agreement of Assignment of the Creditor’s rights;

(ii)	The New Creditor shall undertake the obligations of the Existing Creditor transferred to it in the scope provided by the Agreement of Assignment of the Creditor’s rights;

(iii)	The Existing Creditor shall be released from his/her obligations to the extent these obligations are accepted by the New Creditor; and

(iv)

The New Creditor becomes a Creditor under this Agreement and will be bound by the terms and conditions of this Agreement as a Creditor, including by confirming the appointment of the Pledge Manager as the pledge manager according to Clause 21.2 (Status of Creditors and Appointment of the Pledge Manager), and is also vested with the right to participate in the decision making process of the Creditors.

(c)	From the date any Agreement of Assignment of the Creditor’s rights is signed, the reference in this Agreement to a Creditor includes any New Creditor.

(d)

On the date of signing the Agreement of Assignment of the Creditor’s rights the New Creditor shall pay to the Credit Manager a commission of five thousand (5 000) US dollars (plus VAT at the then current rate) for the services of the Credit Manager. The provisions of this paragraph shall not apply if one of the partier to the Creditor Rights Assignment Agreement is the Central bank of the Russian Federation.

(e)

Within three (3) Business Days after signing the Agreement of Assignment of the Creditor’s rights the Credit Manager shall notify the Borrower and the Pledge Manager in writing on the transfer of obligations under this Agreement duly effected and deliver to the Borrower and the Pledge Manager a copy of the signed Agreement of Assignment of the Creditor’s rights, and to the Borrower also - the document confirming the tax residence according to Clause 13.6 (Submission of documents confirming tax residence ), if applicable and if such document is provided to the Credit Manager by the New Creditor.

22.4	Payment of interest at assignment

(a)

The interest on the Outstanding credit, penalty and commission for the Proportional Share of the Existing Creditor accrued prior to the signings of the Agreement of Assignment of the Creditor’s rights (the signing date included) and received from the Borrower (hereinafter referred to as the Accrued Amounts), and also other payments specified in the Agreement of Assignment of the Creditor’s rights, shall be paid by the Credit Manager to the Existing Creditor on the nearest Interest payment date after the date of signing of the Agreement of Assignment of the Creditor’s rights.

(b)	The rights assigned by the Existing Creditor to the New Creditor will not include the right to claim the Accrued Amounts.

(c)

The New Creditor will receive the interest accrued on the Outstanding Credit related to the Proportional Share of the New Creditor for the part of the Interest Period coming after the signing of the Agreement of Assignment of the Creditor’s rights (the signing date excluded) and ending on the last date of the corresponding Interest Period.

22.5	Liability limit of Existing Creditors

None of the Existing Creditors shall give to the New Creditor any warranties, nor undertake any obligations to the New Creditor related to:

(a)	financial standing of any Obligor;

(b)	observance or performance by any Obligor of his/her obligations under Financial Documents or any other documents; or

(c)	correctness of information contained in any Financial Document.

Each New Creditor confirms to the Existing Creditor, other Financing Parties and each Obligor that he/she has studied all Financial Documents, conducted (and will continue to conduct) his/her own independent review and appraisal of the financial standing of each Obligor and at making the decision on signing the Agreement of Assignment of the Creditor’s rights did not rely on any information given to him/her by the Existing Creditor.

22.6	Securing the rights of Creditors

Each Creditor may, without the consent of the Obligor or another Financing Party, transfer in pledge or create another Encumbrance concerning all or any part of his/her rights under any Financial Document for the benefit of any person being an Eligible Creditor, or the Central bank of the Russian Federation, and in the presence of an Outstanding Event of Default – to any person, to secure the obligations of such Creditor, provided that such Creditor continues to perform his/her contractual obligations.

23.	FINANCING PARTIES

23.1	Decisions of the Majority of Creditors

(a)

The Creditors hereby agree that on the basis of the decisions taken unanimously by all Creditors or the Majority of Creditors, and also in the instances expressly provided by the Agreement, the Creditors are entitled:

(i)	to exercise or refuse to exercise certain rights under the Agreement on behalf of all Creditors;

(ii)	to have certain obligations under the Agreement performed by all Creditors;

(iii)	in the instances provided by the Agreement or the applicable legislation to send to the Borrower notices on refusal to perform this Agreement or on requesting that it be amended or terminated;

(iv)	to choose the Credit Manager from among the Creditors, to vest him/her with its certain powers and to give him/her instructions concerning the exercise of such powers; and

(v)	to take any other actions on behalf of all Creditors,

in any event, only at the presence of the Decision of the Majority of Creditors or all Creditors duly taken and executed.

(b)

For the purposes of Clause 5.2 of the Law on syndicated crediting, the Creditors hereby agree that instead of the rules of chapter 9.1 of the Civil Code the following order of decision making by all or the Majority of Creditors shall apply:

(i)

order of placing questions for discussion: The Majority of Creditors acting through the Credit Manager, and the Credit Manager on his/her own initiative, have the right to suggest the corresponding question for discussion and decision making by the Creditors;

(ii)	order of informing on participation in decision making: The Credit Manager is obliged to inform all Creditors by e-mail on the question being discussed;

(iii)

procedure of voting by the Creditors: Within the period indicated in the notice the Credit Manager shall collect the opinions of all Creditors on the question discussed by e-mail or with the use of the SWIFT system;

(iv)

procedure of determining the number of the votes belonging to each Creditor: The number of the votes belonging to each Creditor is determined on the basis of the formula given in the definition of the term “Majority of Creditors” in Clause 1 (Definitions);

(v)

procedure of determining the Majority of Creditors: The Credit Manager determines the position of the Majority of Creditors by analyzing all messages received by the fixed deadline from the Creditors with their approvals or instructions;

(vi)

procedure of recording the decision made by the Creditors: The Creditors and the Credit Managing hereby agree that the messages (approvals, instructions) received by the Credit Manager by e- mail or SWIFT from the Creditors constituting the Majority of Creditors, or from all Creditors, will be considered due decision of the Majority of Creditors or all Creditors, as the case may be (hereinafter referred to as the Decision). The Credit Manager shall inform all Creditors on the results of calculation of the Creditors’ votes and the decision taken by e-mail. For the avoidance of doubt, no minutes on the results of voting by the Creditors need be drawn for due recording of the Decision of the Creditors.

(c)	Unless otherwise expressly stated in any Financial Document, any Decisions taken in the order provided by Clause 23.1 (Decisions of the Majority of Creditors) shall be binding for all

Financing Parties. For the avoidance of doubt, the Creditors hereby instruct the Credit Manager, and the Credit Manager agrees to act according to the Decisions of the Majority of Creditors or Decisions of all Creditors in the instances when the presence of such Decision is directly provided by this Agreement.

23.2	Appointment of the Credit Manager

(a)

The Parties agree that one of the Creditors meeting the requirements of Article 4.5 of the Law on syndicated credits shall perform the functions of the Credit Manager. Each Financing Party (except for the Creditor performing the functions of the Credit Manager) hereby appoints the Credit Manager his/her agent and instructs him/her to take actions provided by the Financial Documents, including issue of Sureties and Guarantees, for, on behalf of and at the expense of such Financing Party. At the request of the Credit Manager each Financing Party (except for the Creditor performing the functions of the Credit Manager) undertakes to issue to the Credit Manager a power of attorney which, in the reasonable opinion of the Credit Manager, is required by the legislation and/or the court of law to allow the Credit Manager to exercise the rights and perform the obligations under this Agreement.

(b)

The Parties hereby agree that until the powers of the Credit Manager delegated to him/her according to this Agreement are terminated, or until the circumstances provided by para.20.1(k)of Clause 20.1 (Events of Default) arise, or (i) with reference to RCB Bank Ltd. and to any Creditors of the VTB Group – any bankruptcy procedures provided by the applicable legislation on bankruptcy concerning any Obligor are commenced; and (ii) with reference to all other Creditors – the court of law initiates any insolvency proceedings provided by the applicable legislation on bankruptcy concerning any Obligor (hereinafter referred to in each case as the Circumstances), the Creditors may not independently exercise their rights and perform the obligations of Creditors delegated to the Credit Manager according to this Agreement. In case any of the specified Circumstances occur, any Creditor shall have the right to declare his/her unilateral withdrawal from the agency contract with the Credit Manager (hereinafter referred to as the Declaring Creditor) by giving adequate notice to the Credit Manager. The Declaring Creditor shall have the right to independently exercise his/her rights and perform the obligations of the Creditor in full scope from the moment the Credit Manager receives such notice of withdrawal. For the avoidance of doubt, termination of the agency contract with the Declaring Creditor shall not entail termination of the powers of the Credit Manager delegated to it by any other Creditors, nor the powers of the Pledge Manager delegated to it by all Creditors under this Agreement.

(c)

For the avoidance of doubt, the Parties confirm that the Creditor performing functions of the Credit Manager shall have the same rights and obligations under the Financial Documents as any other Creditor, and shall have the right to exercise these rights, including the right to vote at decision making, and to perform obligations as though he/she were not the Credit Manager.

(d)

The Credit Manager’s performance of his/her obligations under the Agreement does not prevent the Credit Manager performing any banking transactions with any member of the Mechel Group, including maintenance of bank accounts, extending of credits and attraction of deposits.

(e)

Without prejudice to the provisions of Clause 12.3 (Remuneration of the Credit Manager and the Pledge Manager), in case the indemnity received from the Obligors does not cover the costs or losses incurred by the Credit Manager due to his/her performing the functions of the Credit Manager in accordance with the terms of the Financial Documents, the Credit Manager shall have the right to make a claim against the Creditors (except for the Creditor performing the functions of the Credit Manager) and each Creditor (except for the Creditor performing the functions of the Credit Manager) undertakes within ten (10) Business Days after the claim of the Credit Manager is received to indemnify according to the Proportional Share of the Creditor any documented costs or losses incurred by the Credit Manager (except for the instances of the Credit Manager’s gross negligence or intentional wrongful acts) in connection with his/her performing the functions of the Credit Manager in accordance with the terms of the Financial Documents, to the extent not covered by the indemnity received from any Obligor.

(f)	The Credit Manager shall not bear responsibility to the Creditors for his/her actions (omissions) performed following the Decision of the Majority of Creditors or the Decision of all Creditors.

(g)

In case the provisions of this Agreement do not require the Decision of the Majority of Creditors or the Decision of all Creditors, the Credit Manager shall act (or abstain from acting) at own discretion with the best interests of the Creditors borne in mind.

(h)

In case the Credit Manager exceeds the limits of his/her authority or takes action in breach of the conditions provided for the exercise of his/her powers, the Creditor shall have the right to claim losses from the Credit Manager as provided for by the Law on syndicated credits and other applicable legislation.

23.3	Obligations of the Credit Manager

(a)	In view of para. (b) below, each Financing Party (except for the Credit Manager) shall instruct the Credit Manager, and the Credit Manager agrees to take the following actions:

(i)

to receive onto the Credit Manager’s Account any payments due to the Financing Parties from the Obligors under this Agreement, to keep account of the money credited under this Agreement and to distribute the amounts received from the Obligors between the corresponding Financing Parties in accordance with the terms of this Agreement;

(ii)

to receive onto the Credit Manager’s Account any credit amounts from the Creditors, to transfer the credit amounts received from the Creditors to the Borrower in accordance with the terms of this Agreement and to keep account of all money extended to the Borrower by each Creditor;

(iii)	to notify the Borrower and the Creditors on the interest rate for each Interest Period;

(iv)

to sign for and on behalf of all Financing Parties any amendments of this Agreement on the terms and conditions agreed in the Decision of the Majority of Creditors or in the Decision of all Creditors, depending on the character of the relevant amendments;

(v)	to report to the Creditors on the Borrower’s observance (or non-observance) of the terms provided by this Agreement as a condition for making a Disbursement request;

(vi)

to forward to the corresponding Party the original or a copy of any document received by the Credit Manager from any other Party for the transfer to such Party, provided that the Credit Manager is not obliged to study or check the correctness, accuracy or completeness of such document;

(vii)

to notify the Financing Parties on receipt of a message from any Party containing description of any event or circumstance and the statement that such event or circumstance is a Default on Obligations;

(viii)	to organize decision making by the Majority of Creditors or all Creditors at his/her own initiative or at the request of the Majority of Creditors;

(ix)

to keep a register of all Creditors and other Parties (indicating the addresses, contact data of all Creditors for each moment of time and the Proportional Share of each Creditor) and to give a copy of such register for information purposes at the request of any Party;

(x)

to notify the Creditors on non-payment by any Obligor of any amount of Outstanding credit, interest, commission or other amounts due to any Financing Party (except for the Credit Manager or Pledge Manager) under Financial Documents;

(xi)	in case of Market disorganization in the opinion of the Credit Manager or the Borrower, to carry out negotiations with the Borrower to modify this Agreement;

(xii)

in case of termination of the powers of the Credit Manager to transfer to the New Credit Manager (as specified in para.23.4(c) of Clause 23.4 (Termination of the powers of the Credit manager ), all documents received by the Credit Manager from the Parties or created by the Credit Manager in the course of the performance of his/her obligations;

(xiii)

in case of an Event of Default, following the Decision of the Majority of Creditors to demand from the Borrower immediate early repayment of the Outstanding credit or any part thereof, including the accrued interest, commissions and any other amounts due to the Financing Parties under the Financial Documents;

(xiv)

in case of an Event of Default to report to the Pledge Manager the size of the indebtedness of the Borrower under this Agreement as of the corresponding date and forward to him/her the documents required for making a claim against the Obligor and levying of execution on the basis of the Collateral Agreements; and

(xv)

to take all other actions (or abstain from actions) as provided by this Agreement and other Financial Documents or necessary for the Creditors to exercise their rights under this Agreement or other Financial Documents following the relevant Decision of the Majority of Creditors or all Creditors, as the case may be.

(b)

The Credit Manager may not exercise any rights and powers given according to para. 23.3(a) of Clause 23.3 (Obligations of the Credit manager ) in case the exercise of such rights and powers in accordance with the terms of this Agreement requires the Decision of the Majority of Creditors or all Creditors, and the Credit Manager has not received such a Decision of the Majority of Creditors or all Creditors in the order provided by this Agreement.

(c)

The content of other additional powers of the Credit Manager and the procedure to exercise them are determined by the Decision of the Majority of Creditors. The Credit Manager shall promptly notify the Borrower on the content of such Decision and additional powers.

23.4	Termination of the powers of the Credit Manager

(a)

The Credit Manager has the right, by giving a no less than thirty (30) Business Days notice to the other Financing Parties and the Obligors, to discontinue the performance of the duties of the Credit Manager. Following the Decision of the Majority of Creditors, the Creditors can terminate the powers of the Credit Manager.

(b)

In case of recall of the banking license of the Credit Manager (i) the powers of the Credit Manager shall be terminated automatically from the date of recall of the banking license, and (ii) the Credit Manager or any Creditor informed on the recall of the banking license of the Credit Manager shall notify the other Parties thereof (hereinafter referred to as the Notice of license recall) within the Business Day following the day on which the Credit Manager or such Creditor receives the information on the recall of the banking license of the Credit Manager.

(c)

In case the powers of the Credit Manager are terminated at the initiative of the Credit Manager or at the initiative of the Creditors, the Creditors shall, following the Decision of the Majority of Creditors, appoint a new loan manager from among the Creditors (hereinafter referred to as the New Credit Manager), and each Financing Party and the Obligors hereby confirm their consent to such possible appointment. In their Decision the Creditors shall determine the date of termination of the powers of the Credit Manager and the procedure of sending the notice of termination of the powers of the Credit Manager to the other Parties (hereinafter referred to as the Powers termination notice).

(d)

The Parties agree that the New Credit Manager shall become a party to this Agreement as the Credit Manager following the Decision of the Majority of Creditors on appointing the New Credit Manager from the date of signing the agreement to introduce the relevant amendments into this Agreement, unless another date is provided by such Agreement (hereinafter referred to as the Date of Joining of the New Credit Manager). After that any mention of the Credit Manager in this Agreement will refer to the New Credit Manager.

23.5	Pledge Manager

The parties agree that the Pledge Manager is the Financing Party, the status, rights and obligations of which are specified in Clause 21 (Loan Collateral).

24.	PAYMENT MECHANISM

24.1	Payments to the Credit Manager

Unless otherwise expressly provided by this Agreement, on each date when any Obligor or Financing Party are to make any payment as defined by the conditions of any Financial Document for the benefit of any Party, such Obligor or Creditor shall transfer the corresponding amount to the Account of the Credit Manager (unless otherwise follows from the context of the Financial Document) with valuation as of the date of the fixed term of payment. All payments which are made by the Borrower under this Agreement should be transferred to the Account of the Credit Manager not later than on 20:00. The payments of the Borrower credited into the Account of the Credit Manager after the specified time shall be considered received on the following Business Day.

24.2	Distribution of money received by the Credit Manager

(a)

The money received by the Credit Manager from any Obligor to perform his/her obligations to the Financing Parties under the Financial Documents, and also that received from the Pledge Manager as a result of levying execution on the basis of Collateral Agreements shall be distributed between the Creditors according to the Proportional Share of each Creditor.

(b)

Each amount of money credited to the Account of the Credit Manager for another Party shall be remitted by the Credit Manager not later than 11:00 AM of the following Business Day to the Party to whom this amount of money was intended, to the account the particulars of which such Party can make known to the Credit Manager not later than five (5) Business Days prior to the payment date. The Credit Manager shall remit the amount to the corresponding Party after he/she makes sure that he/she has received the necessary amount in full.

24.3	Partial payments

(a)

If the Credit Manager receives an amount insufficient for full repayment of all amounts due and payable by the Obligor under the terms of the Financial Documents as of the corresponding moment, the Credit Manager shall apply such amount to repay the obligations of such Obligor under the Financial Documents in the following order of priority, unless a different order is provided by the legislation:

(i)	First, to indemnify the Financing Parties for the expenses incurred in connection with enforcement of their claim against the Obligor;

(ii)	Second, to pay the interest accrued on the Outstanding loan;

(iii)	Third, to repay the amount of the Outstanding loan due as of the corresponding date;

(iv)	Fourth, to pay the compensation and commissions due to the Credit Manager and/or Pledge Manager;

(v)	Fifth, to pay any penalties accrued; and

(vi)	Sixth, to pay any other amounts due from the Obligor under the terms of the Financial Documents.

(b)	Subject to the legislation requirements the Credit Manager can, following the Decision of the Majority of Creditors, change the order of priority stated in para. (iv)-(a)(vi) above.

24.4	Payments bypassing the Credit Manager

The Obligor’s transfer of any money towards the payments due to the Financing Party under the Agreement bypassing the Account of the Credit Manager shall not be proper performance by the Obligor of his/her obligations under this Agreement. When the Creditor receives any payment due to him/her under this Agreement directly from the Obligor (instead of from the Credit Manager), such Creditor shall remit the amount received from the Obligor to the Account of the Credit Manager on the same Business Day for its distribution between all Financing Parties according to their Proportional Share in the order provided by Clause 24.3 (Partial payments). After that the Obligor will be considered to have performed his/her payment obligations under this Agreement only regarding the amount received by all Financing Parties from the Credit Manager according to the provisions of this Clause.

24.5	Prohibition of offset by the Obligors

The Obligor shall make any payments under the Financial Documents without offset of any similar counterclaims which the Obligor may have against any Financing Party.

24.6	Currency of payment

Subject to the provisions of Clause 24.7 (Currency restriction) below, the Obligor shall make all payments under this Agreement in Euro and Rubles, accordingly (hereinafter referred to as the Currency of the Agreement), except for the indemnity to the Financing Parties of the costs incurred in connection with the Agreement which shall be paid by the Obligor in the same currency in which they were incurred. The payment obligations of the Obligor shall be considered duly performed only if the corresponding amounts are received by the Credit Manager in the relevant Currency of the Agreement. If any amounts under this Agreement are received towards the payment of the obligations of the Obligor in any currency other than the relevant Currency of the Agreement, and the Credit Manager converts the amount received into the Currency of the Agreement, the Obligor shall compensate to the Credit Manager the expenses connected with the conversion (at the internal rate of exchange of the Credit Manager) of the amount received into the relevant Currency of the Agreement , and also compensate the difference between the amount due from the Obligor in the relevant Currency of the Agreement and the amount received by the Credit Manager as a result of converting the money received from the Obligor into the relevant Currency of the Agreement.

24.7	Currency restriction

(a)

Should any Currency restriction arise during the term of the Agreement the Credit Manager can, not later than one (1) Business Day before the date due for the performance of any payment obligation in favour of the Financing Parties under Financial Documents, send to the Borrower a written notice according to which from the moment such notice is received the Borrower shall perform the corresponding obligation under Financial Documents within the time limits provided by the Agreement not in Euro, but in Rubles and/or any other currency as agreed with the Borrower (and shall ensure such performance by the Obligors).

(b)	The Notice of the Credit Manager can be sent both concerning some liabilities, and all obligations of the Obligors under the Financial Documents.

(c)

In case any Currency Restriction arises and no abovementioned notice of the Credit Manager is received before the maturity date of the corresponding obligation, the Borrower shall have the right, as agreed with the Credit Manager, to perform the corresponding obligation under Financial Documents in Rubles and/or any other currency as agreed with the Credit Manager.

(d)

The amount payable in Rubles will be determined as the ruble equivalent of the corresponding obligation amount in Euro calculated based on the following exchange rate: the official Ruble to Euro exchange rate expressed as the number of Rubles per one Euro for payments on the next Business Day announced by Moscow Exchange PJSC (MOEX) on moex.com/en/fixing as MOEX EUR/RUB FX Fixing at about 12 hours and 35 minutes (12:35 p.m.) Moscow time on the relevant date on which the payment should be made (the “MOEX exchange rate”). If MOEX exchange rate is not published, the exchange rate shall be determined as the official Ruble to Euro exchange rate expressed as the number of Rubles per one Euro established by the Bank of Russia on the corresponding payment date under the Financial Documents for next Business Day settlements.

(e)

For the avoidance of doubt, the terms and conditions specified in this clause of the Agreement are not governed by Article 414 of the Civil Code, and the security for the performance of obligations under this Agreement shall remain fully effective and valid.

24.8	Maturity

If any Financial Document does not specify the maturity date of any payment, such payment shall become due and payable by the Obligor within five (5) Business Days after receipt from the Credit Manager of the claim made by the corresponding Financing Party.

25.	NOTICES

25.1	Written form

(a)

Any messages exchanged by the Parties under the Financial Documents shall be executed in writing and sent by courier, by mail, return receipt requested, by fax or, in the instances specified in the corresponding Financial Document, by e-mail.

(b)	At that a copy of the message sent to any Obligor shall be sent to the address of the Borrower by e-mail corpfin@mechel.com and eshaposhnikova@mechel.ru, and also by courier or by mail, return receipt requested, to PJSC Mechel. The Borrower shall accept full liability if sending a notice/message by e-mail results in divulgence of confidential information or unauthorized receipt of such information by any person and the Borrower shall not have the right to file any grievances against the Financing Parties in this case.

25.2	Addresses

(a)

Subject to the exceptions specified below, the contact data of each Party for all messages in connection with this Agreement shall mean the data which such Party has given to the Credit Manager for this purpose.

(b)	Contact data of the Borrower:

Public Joint-Stock Company Chelyabinsk Metallurgical Plant

Postal address: 454047, Russia, Chelyabinsk, 2nd Paveletskaya str., 14

E-mail: corpfin@mechel.com; eshaposhnikova@mechel.ru

Attn.: E.V. Shaposhnikova, N.R. Galeeva

(c)	Contact data of the Credit Manager:

VTB Bank (public joint-stock company)

Postal address: bld. 1, 43 Vorontsovskaya Street, Moscow, 109147

Telex: 412362 BFTR RU

Telephone: (495) 785-50-19

Fax: (495) 737-65-42

E-mail: loanadmin@msk.vtb.ru, PolikarpovDI@msk.vtb.ru; snovogilova@msk.vtb.ru

Attn.: Loans Administration – Dmitriy Polikarpov

(d)	Contact data of the Pledge Manager:

VTB Bank (public joint-stock company)

Postal address: bld. 1, 43 Vorontsovskaya Street, Moscow, 109147

Telex: 412362 BFTR RU

Telephone: (495) 785-50-19

Fax: (495) 737-65-42

E-mail: loanadmin@msk.vtb.ru, PolikarpovDI@msk.vtb.ru; snovogilova@msk.vtb.ru

Attn.: Loans Administration – Dmitriy Polikarpov

(e)	Each Creditor shall give his/her contact data to the Credit Manager who will provide them to any other Party at its request.

(f)

Any Party shall have the right to change its contact data, giving a due prior notice to the Credit Manager not less than five (5) Business Days in advance. The Credit Manager shall notify all the other Parties on the change of the contact data.

(g)

If any Party specifies a particular business unit or office holder as the addressee of its message, the message will not be considered sent if such business unit or office holder are not indicated as the addressees thereof.

25.3	Delivery of notices

(a)	Any message or document sent by one person to another in connection with Financial Documents shall be considered received:

(i)	if sent by fax or e-mail – after their receipt in a legible form;

(ii)	if sent by courier – at delivery to the person authorized to receive correspondence at the relevant address; or

(iii)	if sent by mail – at delivery to the relevant address or ten (10) Business Days after the postal item is put in the mail, return receipt requested, whatever comes earlier.

(b)	All notices sent by the Obligor or to the Obligor shall be forwarded via the Credit Manager.

25.4	Language

Any notice or message sent by any Party in connection with any Financial Document shall be drawn in Russian. For the avoidance of doubt, the text in Russian can be accompanied by its translation into another language, the text in Russian prevailing.

26.	SEVERABILITY

If any term or condition of this Agreement is or becomes illegal, invalid or unenforceable, it will not affect the legality, validity or enforceability of any other provision hereof.

27.	MODIFICATION OF THE AGREEMENT AND THE CREDITORS’ WAIVER

(a)

Any condition of this Agreement can be modified by a written agreement signed by the Borrower and the Credit Manager acting according to the Decision of the Majority of Creditors, except as specified below in paragraphs (b) and (c).

(b)	In view of the provisions of paragraph (c) below, the terms of this Agreement pertaining to:

(i)	definition of the term “Majority of Creditors” in Clause 1 (Definitions);

(ii)	deferred payment of any amount under Financial Documents;

(iii)	reduction of the Margin or any other amount due from the Obligor;

(iv)	increase of any Available Facility or the Total Available Facility or extension of the Drawdown Period or change of the Original Final Repayment Date or the Final Repayment Date;

(v)	any provision of the Agreement directly necessitating the consent of all Creditors;

(vi)	provisions of Clause 22 (Change of the Parties) and this Clause 27;

(vii)	provisions of Clause 19 (Accounts);

(viii)	change of the Currency of the Agreement,

may be modified by written agreements signed by the Borrower and the Credit Manager, accordingly, provided the Credit Manager obtains the Decision of all Creditors.

(c)	Unilateral increase of the interest rate by the Creditors according to Clause 9.4 (Interest rate revision by Creditors) may be made on the basis of the Decision of the Majority of Creditors.

(d)	No Essential change of circumstances described in Article 451 of the Civil Code can form the basis for modification or termination of this Agreement at the initiative of the Obligors.

(e)	Unless otherwise provided herein, the Creditors shall have the right to waive their rights under any Financial Document by a Decision taken by the Majority of Creditors.

28.	RESCISSION OF THE AGREEMENT

Pursuant to Article 450.1 of the Civil Code the Parties cannot rescind this Agreement save as directly established in other Articles of this Agreement. For the avoidance of doubt, the provisions of Article 10 of the Law on syndicated credits stating the right of unilateral rescission of an agreement by one of the Creditors shall not apply to the relations of the Parties under this Agreement.

29.	CONFIDENTIALITY

29.1	Confidential information

Each Financing Party agrees to maintain confidentiality concerning any Confidential information and not to disclose it to any third parties, except as specified in Clause 29.2 (Disclosure of Confidential information ).

29.2	Disclosure of Confidential information

Confidential information constituting a bank secret as defined by the law may not be disclosed. Any Financing party can disclose Confidential information not constituting a bank secret:

(a)

to its affiliated persons, correspondent banks, professional advisers and auditors if the person to whom such Confidential information is provided is informed in writing on its confidential character; the necessity for such informing is absent if its receiver has to observe confidentiality concerning such information by virtue of his/her professional obligations;

(b)	to any persons:

(i)

to whom the Financing Party assigns (or intends to assign) its any rights and/or obligations under Financial Documents or who can become the new Credit Manager or new Pledge Manager and, in each case, also to professional advisers of the specified persons provided that such persons (except for professional advisers having to observe confidentiality concerning such information by virtue of their professional obligations) assume liability for maintaining confidentiality of the Confidential information according to the terms and conditions provided by this Agreement;

(ii)

with whom the Financing Party concludes an agreement of participation in the Credit or another transaction the payments under which can be effected with reference to any Financial Documents and/or to the Obligors and his/her professional advisers, provided that such persons (except for professional advisers having to observe confidentiality concerning such information by virtue of their professional obligations) assume liability for maintaining confidentiality of the Confidential information according to the terms and conditions provided by this Agreement;

(iii)

specified in the request of the Office of Public Prosecutor, court of law, investigating bodies, administrative, bank or currency supervision authorities (including the Central bank of the Russian Federation), tax authority or any other state structure, acting within their competence established by the legislation;

(iv)

to whom the Financing Party assigns its rights of claim under the Financial Documents in pledge according to Clause 22.6 (Securing the rights of Creditors) and to their professional advisers provided that such persons (except for professional advisers having to observe confidentiality concerning such information by virtue of their professional obligations) assume liability for maintaining confidentiality of the Confidential information according to the terms and conditions provided by this Agreement;

(v)	who are a Party; or

(vi)	with the consent of the Borrower;

(c)

to any rating agency (including its professional advisers) for assignment of the rating to the Financial Documents and/or Obligors, if the rating agency to which such Confidential information is given is informed on its confidential character; and

(d)	to any credit history bureau according to the Law on credit history bureaus.

29.3	Notice of disclosure

(a)

Each of the Financing Parties agrees to inform the Borrower on the circumstances of disclosure of Confidential information according to para. 29.2(b)(iii) of Clause 29.2 (Disclosure of Confidential information ), except when such information is disclosed to a state authority within the framework of its regular supervising or regulating functions.

(b)

The Creditors hereby inform the Borrower that the data on the Borrower and this Agreement, specified in Article 4 of the Law on credit histories will be transferred to the corresponding credit histories bureau according to the Law on credit histories.

29.4	Obligations of the Obligors

The Borrower shall (and shall procure that each other Liable Party shall) keep confidential all the terms and conditions of the Financial Documents (and shall ensure similar confidentiality being kept by each Obligor), except for the disclosure of such information:

(a)	to the bank through which settlements under this Agreement are performed;

(b)	to the shareholders/participants of the Borrower;

(c)

at the request of the Office of Public Prosecutor, court of law, investigating bodies, administrative, bank or currency supervision authorities, tax authority or any other state structure, acting within their competence established by the legislation;

(d)

as expressly provided for by the legislation or other applicable legislation (the Liable Parties’ obligation to protect the confidential information, imposed on the Liable Parties under this Agreement, shall not apply to publicly available information and to the information that becomes known to third parties through no fault of the Liable Parties), or where such disclosure is made to the Liable Parties’ affiliates, auditors or consultants, financial institutions and rating agencies in the course of discharge of their professional duties to the relevant the Liable Party, and the confidentiality obligations specified in this clause, including signing of a confidentiality agreement with the relevant Liable Party, shall apply to the persons who the information was disclosed to, except for stock exchanges, where Borrower’s shares are traded and /or PJSC Mechel (including NYSE, Moscow Stock Exchange); or

(e)	with the consent of the Credit Manager.

29.5	Continuing obligations

The provisions stated in Clause 29 (Confidentiality) hereof will continue to be legally binding for each Financing Party for twelve (12) months after the earlier of the following dates:

(a)	date on which all amounts due and payable by the Obligors under this Agreement are completely paid; and

(b)	date on which such Financing Party otherwise ceases to be a Financing Party.

30.	APPLICABLE LAW

This Agreement, and also the rights and obligations of the Parties arising from it shall be governed by the legislation of the Russian Federation and interpreted according to it.

31.	DISPUTE RESOLUTION

(a)

In case of any dispute arising in connection with this Agreement, including interpretation of its provisions, existence, validity or termination, the Party intending to apply to the court shall first make a claim against the Party having defaulted on its obligations in the order specified by this Article 31 (Dispute Resolution ).

(b)	The claim shall be outlined in a letter of claim signed by the head or another authorized representative of the relevant Party.

(c)	The letter of claim shall include demands of the Party; the circumstances that serve as the grounds for the demands of the Party; other information necessary to settle the dispute.

(d)

The Claim shall be sent by the methods specified by this Agreement to the address of the Party specified in Clause 25.2 (Addresses). A copy of the letter of claim shall be sent by e-mail to corpfin@mechel.com not later than the date of sending the original. Each Financing Party intending to make a claim against the Borrower according to this Clause 31 (Dispute Resolution ) shall notify the other Financing Parties on its intent (by sending the corresponding information to the Credit Manager).

(e)

Regardless of whether a response to the letter of claim is received or not, the Party bringing the claim shall be entitled, after expiry of ten (10) calendar days from the date of the actual sending of the letter of claim, to submit the dispute to the court.

(f)

The disputes or differences arising out of this Agreement with respect to which the Parties failed to reach agreement shall be resolved by the Moscow Arbitration Court in accordance with the current legislation of the Russian Federation.

32.	CONTRACTUAL RECOGNITION OF FORCED RESTRUCTURING

(a)	For the purposes of this Article:

Forced Restructuring Action means exercising of any Write-off and Conversion Powers.

Forced Restructuring Laws means, in the case of a Member State of the EEA, which has enacted or will at any time enact the provisions of Article 55, Directive No. 2014/59/EC establishing the procedure for the rehabilitation and resolution of insolvency of credit institutions and investment funds, a relevant implementing law or regulation referred to in the then effective List of European Laws on Forced Restructuring.

Competent Authority means any body that has the authority to exercise any Write-off and Conversion Powers.

List of European Laws on Forced Restructuring means the document designated as such and published on a periodic basis by the Loan Market Association (or its successor).

Write-off and Conversion Powers means, in relation to any Forced Restructuring Law referred to in the then effective List of European Laws on Forced Restructuring, the powers listed as such in the List of European Laws on Forced Restructuring in connection with the relevant Forced Restructuring Law.

EEA Member State means any member state of the European Union, Iceland, Liechtenstein and Norway.

(b)

Notwithstanding any other provisions of the Financial Documents or any other contracts, agreements or arrangements between the Parties, each Party agrees and acknowledges that, in respect of any financial obligation of any Finance Party to any other party arising out of or in connection with the Financial Documents, the relevant Competent Authority may apply a Forced Restructuring Action, and also agrees to and acknowledges the binding nature of:

(i)	any Action for Forced Restructuring of any relevant financial obligation, including:

(A)	complete or partial reduction of principal or outstanding debt (including any accrued but unpaid interest) for any relevant financial obligation;

(B)	conversion of all or part of the relevant financial obligation into shares or other equity instruments that may be issued for the benefit of or transferred to the relevant Party; and

(C)	cancellation of any relevant financial obligation; and

(ii)	making amendments to the terms of the Financial Documents dictated by the need to legitimize any Action for Forced Restructuring of any relevant financial obligation.

33.	EXECUTION

This Agreement is executed by the Parties in three (3) original copies, having equal legal force, all of which shall constitute one and the same instrument.

This Agreement is executed on the date first above written.

APPENDIX 1

LIST OF INITIAL CREDITORS AND AVAILABLE FACILITY FOR TRANCHE A, TRANCHE B, TRANCHE C AND TRANCHE D

Initial Creditor	Tranche A	Tranche B	Tranche C	Tranche D
VTB Bank (public joint-stock company)	Euro equivalent of nine hundred and seven million six hundred and fifty thousand US Dollars (USD 907,650,000)	Euro equivalent of thirty-four million three hundred and fifty thousand US Dollars (USD 34,350,000)	sixty billion four hundred million (60,400,000,000) Rubles	six billion five hundred million (6,500,000,000) Rubles

VTB Bank (Europe) SE	Euro equivalent of ninety-six million three hundred and fifty thousand US Dollars (USD 96,350,000)	Euro equivalent of three million six hundred and fifty thousand US Dollars (USD 3,650,000)	0	0
The Total Available Facility cannot be more than nine hundred and fifty million Euros (EUR 950,000,000) and sixty six billion nine hundred million (66,900,000,000) Rubles.

APPENDIX 2

REPAYMENT SCHEDULE

Part 1. Euro-Denominated Outstanding Credit

Repayment Date	Repayment Instalment (Euro)
6 May 2022	3,041,848
6 June 2022	3,041,848
6 July 2022	3,041,848
6 August 2022	3,041,848
6 September 2022	3,041,848
6 October 2022	3,041,848
6 November 2022	3,041,848
6 December 2022	3,041,848
6 January 2023	3,041,848
6 February 2023	3,041,848
6 March 2023	3,041,848
6 April 2023	8,139,515
6 May 2023	8,139,515
6 June 2023	8,139,515
6 July 2023	8,139,515
6 August 2023	8,139,515
6 September 2023	8,139,515
6 October 2023	8,139,515
6 November 2023	8,139,515
6 December 2023	8,139,515
6 January 2024	8,139,515
6 February 2024	8,139,515
6 March 2024	8,139,515
6 April 2024	10,016,776
6 May 2024	10,016,776
6 June 2024	10,016,776
6 July 2024	10,016,776
6 August 2024	10,016,776

6 September 2024	10,016,776
6 October 2024	10,016,776
6 November 2024	10,016,776
6 December 2024	10,016,776
6 January 2025	10,016,776
6 February 2025	10,016,776
6 March 2025	10,016,776
6 April 2025	13,285,309
6 May 2025	13,285,309
6 June 2025	13,285,309
6 July 2025	13,285,309
6 August 2025	13,285,309
6 September 2025	13,285,309
6 October 2025	13,285,309
6 November 2025	13,285,309
6 December 2025	13,285,309
6 January 2026	13,285,309
6 February 2026	13,285,309
6 March 2026	13,285,309
6 April 2026	18,079,542
6 May 2026	18,079,542
6 June 2026	18,079,542
6 July 2026	18,079,542
6 August 2026	18,079,542
6 September 2026	18,079,542
6 October 2026	18,079,542
6 November 2026	18,079,542
6 December 2026	18,079,542
6 January 2027	18,079,542
6 February 2027	18,079,542
Original Final Repayment Date	Outstanding balance of Euro-Denominated Outstanding Credit

Part 2. Euro-Denominated Outstanding Credit (extension)

Repayment Date	Repayment Instalment (Euro)
Original Final Repayment Date	18,079,542
6 April2027	7,472,786
6 May 2027	7,472,786
6 June 2027	7,472,786
6 July 2027	7,472,786
6 August 2027	7,472,786
6 September 2027	7,472,786
6 October 2027	7,472,786
6 November 2027	7,472,786
6 December 2027	7,472,786
6 January 2028	7,472,786
6 February 2028	7,472,786
6 March 2028	7,472,786
6 April 2028	7,472,786
6 May 2028	7,472,786
6 June 2028	7,472,786
6 July 2028	7,472,786
6 August 2028	7,472,786
6 September 2028	7,472,786
6 October 2028	7,472,786
6 November 2028	7,472,786
6 December 2028	7,472,786
6 January 2029	7,472,786
6 February 2029	7,472,786
6 March 2029	7,472,786
6 April 2029	7,472,786
6 May 2029	7,472,786
6 June 2029	7,472,786
6 July 2029	7,472,786
6 August 2029	7,472,786

6 September 2029	7,472,786
6 October 2029	7,472,786
6 November 2029	7,472,786
6 December 2029	7,472,786
6 January 2030	7,472,786
6 February 2030	7,472,786
Final Repayment Date	Outstanding balance of Euro-Denominated Outstanding Credit

Part 3. Ruble-Denominated Outstanding Credit

Repayment Date	% of Ruble-Denominated Outstanding Credit
6 May 2022	0.34%
6 June 2022	0.34%
6 July 2022	0.34%
6 August 2022	0.34%
6 September 2022	0.34%
6 October 2022	0.34%
6 November 2022	0.34%
6 December 2022	0.34%
6 January 2023	0.34%
6 February 2023	0.34%
6 March 2023	0.34%
6 April 2023	0.91%
6 May 2023	0.91%
6 June 2023	0.91%
6 July 2023	0.91%
6 August 2023	0.91%
6 September 2023	0.91%
6 October 2023	0.91%
6 November 2023	0.91%
6 December 2023	0.91%
6 January 2024	0.91%
6 February 2024	0.91%
6 March 2024	0.91%
6 April 2024	1.12%
6 May 2024	1.12%
6 June 2024	1.12%
6 July 2024	1.12%
6 August 2024	1.12%
6 September 2024	1.12%
6 October 2024	1.12%

6 November 2024	1.12%
6 December 2024	1.12%
6 January 2025	1.12%
6 February 2025	1.12%
6 March 2025	1.12%
6 April 2025	1.48%
6 May 2025	1.48%
6 June 2025	1.48%
6 July 2025	1.48%
6 August 2025	1.48%
6 September 2025	1.48%
6 October 2025	1.48%
6 November 2025	1.48%
6 December 2025	1.48%
6 January 2026	1.48%
6 February 2026	1.48%
6 March 2026	1.48%
6 April 2026	2.02%
6 May 2026	2.02%
6 June 2026	2.02%
6 July 2026	2.02%
6 August 2026	2.02%
6 September 2026	2.02%
6 October 2026	2.02%
6 November 2026	2.02%
6 December 2026	2.02%
6 January 2027	2.02%
6 February 2027	2.02%
Original Final Repayment Date	Outstanding balance of Ruble-Denominated Outstanding Credit

Part 4. Ruble-Denominated Outstanding Credit (extension)

Repayment Date	% of Ruble-Denominated Outstanding Credit
Original Final Repayment Date	2.02%
6 April2027	0.83%
6 May 2027	0.83%
6 June 2027	0.83%
6 July 2027	0.83%
6 August 2027	0.83%
6 September 2027	0.83%
6 October 2027	0.83%
6 November 2027	0.83%
6 December 2027	0.83%
6 January 2028	0.83%
6 February 2028	0.83%
6 March 2028	0.83%
6 April 2028	0.83%
6 May 2028	0.83%
6 June 2028	0.83%
6 July 2028	0.83%
6 August 2028	0.83%
6 September 2028	0.83%
6 October 2028	0.83%
6 November 2028	0.83%
6 December 2028	0.83%
6 January 2029	0.83%
6 February 2029	0.83%
6 March 2029	0.83%
6 April 2029	0.83%
6 May 2029	0.83%
6 June 2029	0.83%
6 July 2029	0.83%
6 August 2029	0.83%

6 September 2029	0.83%
6 October 2029	0.83%
6 November 2029	0.83%
6 December 2029	0.83%
6 January 2030	0.83%
6 February 2030	0.83%
Final Repayment Date	Outstanding balance of Ruble-Denominated Outstanding Credit

APPENDIX 3

CONDITIONS PRECEDENT TO LOAN

PART 1. TRANCHE A

1.	Initial Financial Documents

Each Financial Document, excluding the Agreement of Assignment of the Creditor’s rights (hereinafter referred to as the Initial Financial Documents) duly entered into by each party thereto.

2.	Buyback with Offer

2.1	Documents by which the use by the Borrower of the Loan(s) for the purposes specified in this Agreement may be determined, controlled and confirmed, including:

(a)

Copies of the facility agent’s most recent confirmations received by PJSC Southern Kuzbass and JSHC Yakutugol (including by e-mail), certified by the authorized person of the relevant Obligor, about the current composition of the creditors and the amount of their claims for each Existing PXF Credit Agreement;

(b)	Issue of an Offer;

(c)

Documents confirming the conclusion by SSK of agreements to purchase participation in Existing PXF Credit Agreements (for creditors that are banks and financial institutions with a rating higher than “BBB-” – acceptance of the Offer, for other creditors – acceptance of the Offer and transfer certificates) for the amount specified in the Disbursement Request;

(d)	Documents confirming the opening of SSK Accounts with the Credit Manager;

(e)	Bank acceptance of the Borrower’s conversion request (or other confirmation of the exchange rate) from Euros to Rubles in the amount specified in the Disbursement Request;

(f)	Bank acceptance of SSK’s conversion request from Rubles to Dollars (the amount in Dollars shall be equal to the amount of payment for purchasing participation in the Existing PXF Credit Agreements);

(g)	Payment orders from the Borrower for the transfer of Rubles received as a result of conversion to SSK under a loan agreement;

(h)	Payment orders from SSK to pay for the purchase of participation in Existing PXF Credit Agreements for the amount of such purchase; and

(i)	Copies of intra-group loan agreements between the Borrower and SSK, certified by the Borrower, for the amount not less than the amount specified in the Disbursement Request.

3.	Buyback without Offer

3.1	Documents by which the use by the Borrower of the Loan(s) for the purposes specified in this Agreement may be determined, controlled and confirmed, including:

(a)

Copies of the facility agent’s most recent confirmations received by PJSC Southern Kuzbass and JSHC Yakutugol (including by e-mail), certified by the authorized person of the relevant Obligor, about the current composition of the creditors and the amount of their claims for each Existing PXF Credit Agreement;

(b)

Documents confirming the conclusion by SSK of agreements to purchase participation in Existing PXF Credit Agreements (for creditors that are banks and financial institutions with a rating higher than “BBB-” – documents confirming the transaction (trade confirmations, debt purchase deed or other document confirming the acquisition of participation rights in Existing PXF Loan Agreements, for other creditors – documents confirming the transaction (trade confirmations, debt purchase deed or other document confirming the acquisition of participation rights in Existing PXF Loan Agreements and transfer certificates) for the amount specified in the Disbursement Request;

(c)	Bank acceptance of the Borrower’s conversion request from Euros to Rubles in the amount specified in the Disbursement Request;

(d)	Bank acceptance of SSK’s conversion request from Rubles to Dollars (the amount in Dollars shall be equal to the amount of payment for purchasing participation in the Existing PXF Credit Agreements);

(e)	Payment orders from the Borrower for the transfer of Rubles received as a result of conversion to SSK under a loan agreement;

(f)	Payment orders from SSK to pay for the purchase of participation in Existing PXF Credit Agreements for the amount of such purchase;

(g)

If applicable, payment orders from SSC to pay for the purchase of the interest claim for the interest accrued on the participation in the Existing PXF Loan Agreements for the amount of such accrued interest;

(h)	Copies of intra-group loan agreements between the Borrower and SSK, certified by the Borrower, for the amount not less than the amount specified in the Disbursement Request.

4.	Repayment of loans under Existing PXF Credit Agreements

4.1	Documents by which the use by the Borrower of the Loan(s) for the purposes specified in this Agreement may be determined, controlled and confirmed, including:

(a)	Copies of intra-group loan agreements certified by creditors between:

(i)	the Borrower and Mechel Group companies; and

(ii)	a Mechel Group company that received a loan from the Borrower (hereinafter “the Company”) and PJSC Southern Kuzbass and JSHC Yakutugol

for an amount not less than the amount specified in the Disbursement Request;

(b)	Opening of the Company’s accounts with the Credit Manager;

(c)	Bank acceptance of the Borrower’s conversion request from Euros to Rubles in the amount specified in the Disbursement Request;

(d)	Payment orders from the Borrower for the transfer of Rubles received as a result of conversion to the Company under a loan agreement;

(e)	Payment orders from the Company for the transfer of Rubles received from the Borrower to PJSC Southern Kuzbass and JSHC Yakutugol under a loan agreement;

(f)

Bank acceptance of the conversion request from Rubles to Dollars received from PJSC Southern Kuzbass and JSHC Yakutugol (the amount in Dollars shall be equal to the repayment amount under the Existing PXF Credit Agreements);

(g)

Applications of PJSC Southern Kuzbass and JSHC Yakutugol to repay loans under Existing PXF Credit Agreements from accounts opened with the Credit Manager in the amount not less than the amount specified in the Disbursement Request.

5.	Required corporate documents for each Obligor established under the laws of the Russian Federation

(a)	A copy certified by an authorized person of the relevant Obligor or a notarized copy of the duly registered statutory documents of each Obligor and all amendments and supplements thereto.

(b)

Copies certified by an authorized person of the relevant Obligor or notarized copies of the certificates of registration of the statutory documents of each Obligor and all amendments and supplements thereto, and for statutory documents and amendments and supplements approved after July 4, 2013 – copies certified by an authorized person of the relevant Obligor or notarized copies of the records of the Unified State Register of Legal Entities on the registration of such statutory documents and all amendments and supplements thereto.

(c)	A copy certified by an authorized person of the relevant Obligor or a notarized copy of the certificate of state registration of each Obligor.

(d)	A copy certified by an authorized person of the relevant Obligor or a notarized copy of the certificate for tax registration with the Russian tax authority of each Obligor.

(e)

The original, a notarized copy or an electronically signed copy of an extract from the Unified State Register of Legal Entities issued by an authorized tax authority and containing up-to-date information on each Obligor.

(f)	A copy certified by an authorized person of the relevant Obligor or a notarized copy of the decision of the authorized management body of each Obligor:

(i)

on the approval of the terms of the Initial Financial Documents to which the relevant Obligor is a party and the transactions contemplated thereby, as well as any related transactions, including (where applicable) on the approval of a transaction as a major transaction and/or as a related party transaction (in the meaning attached to these terms by the laws of the Russian Federation);

(ii)	on authorizing a relevant person or persons as needed to sign the Initial Financial Documents to which the relevant Obligor is a party, on behalf of the latter; and

(iii)

on authorizing a relevant person or persons as needed to sign all the documents and notices (including, where applicable, any Disbursement Requests) on behalf of the relevant Obligor, which must be signed by the relevant Obligor in accordance with or in connection with the Initial Financial Documents to which it is a party.

(g)	Copies certified by an authorized person of the relevant Obligor or notarized copies of documents on the appointment of the sole executive body of each Obligor.

(h)

Copies certified by an authorized person of the relevant Obligor or notarized copies of all powers of attorney relating to vesting the authorized persons of each Obligor with the authority necessary to sign the Initial Financial Documents, to which the corresponding Obligor is a party, or, as appropriate, to sign or send any documents or notices in connection with any Initial Financial Documents.

(i)

Copies certified by an authorized bank or notarized copies of the signature cards of each person authorized to sign on behalf of each of the Obligors the Initial Financial Documents to which it is a party, or to sign or send any documents or notices in connection with any Initial Financial Documents.

(j)

If applicable, copies certified by an authorized person of the relevant Obligor or notarized copies of all licenses, approvals, consents, accounting and registration documents issued by the creditors’ bodies, government authorities or other authorities and required by each Obligor in connection with entering into, execution and enforcement of the Initial Financial Documents to which the relevant Obligor is a party, as well as the transactions contemplated thereby.

(k)	The original document signed by an authorized representative of each Obligor, confirming, inter alia, that:

(i)

each document (whether original or a copy) provided by each of the Obligors or on its behalf in accordance with this Appendix is genuine, contains complete and up-to-date information, has full legal effect, has not been amended, cancelled, withdrawn or terminated and that, as of the date not earlier than the date of this Agreement, no new documents have been issued in connection with the issues raised in the relevant document;

(ii)

neither the Initial Financial Documents nor the transactions contemplated thereby, including any transactions related thereto, are major transactions or related party transactions for the relevant Obligor, and they do not require any other internal approvals by the relevant Obligor (if applicable); the total value of transactions contemplated by the Initial Financial Documents in relation to the book value of the assets of the relevant Obligor;

(iii)	the Regulated Procurement Law does not apply to entering into the Initial Financial Documents by the relevant Obligor.

6.	Required corporate documents for the Guarantor

(a)	A certified copy of the extract from the commercial register with respect to the Guarantor.

(b)	A certified copy of the Guarantor’s current articles of association.

(c)

The resolution of the Guarantor’s Board to approve the terms of the Initial Financial Documents to which the Guarantor is a party and containing a power of attorney to sign the relevant Initial Financial Documents.

(d)	The resolution of the Guarantor’s shareholders to approve the terms of the Initial Financial Documents to which the Guarantor is a party.

(e)

The original document signed by an authorized representative of the Guarantor, containing, inter alia, specimen signatures of the Guarantor’s authorized persons and the confirmation that the issue of the Guarantee will not violate any guarantee issue limits applicable to the Guarantor.

7.	Required corporate documents for each Management Company

(a)

A copy certified by an authorized person of the relevant Obligor or a notarized copy of the resolution of the authorized management body of the Obligor to delegate the powers of the sole executive body of such Obligor to the Management Company.

(b)

A copy certified by an authorized person of the relevant Obligor or a notarized copy of the management agreement concluded between the Obligor and the Management Company in connection with the delegation of powers of the sole executive body to the Management Company.

(c)

Where applicable, a copy certified by an authorized person of the relevant Obligor or a notarized copy of (i) the permission from the Federal Antimonopoly Service of the Russian Federation on the delegation of powers of the sole executive body to the Management Company; or (ii) a copy of the notice sent to the Federal Antimonopoly Service of the Russian Federation about the conclusion of the management agreement, along with confirmation of the receipt of such notice by the Federal Antimonopoly Service of the Russian Federation.

(d)

Copies certified by an authorized person of the relevant Management Company or notarized copies of the constituent documents of the Management Company and all amendments and supplements thereto, as well as its certificate of state registration and, as appropriate, certificates of registration or extracts of the entry made in the Unified State Register of Legal Entities on the registration of such constituent documents and all amendments and supplements thereto.

(e)

The original, a notarized copy or an electronically signed copy of an extract from the Unified State Register of Legal Entities issued by an authorized tax authority and containing up-to-date information on the Management Company.

(f)	Copies certified by an authorized person of the relevant Management Company or notarized copies of documents on the appointment of the sole executive body of the Management Company.

8.

Documents related to the finalization of the Agreements on Pledge of Shares (except for the Agreement on Pledge of Shares of PJSC Urals Stampings Plant and the Agreement on Pledge of the Borrower’s Shares)

(a)

An up-to-date statement of the DEPO account of the relevant Pledgor in the Depositary, confirming its title to the shares pledged under each Agreement on Pledge of Shares (except for the Agreement on Pledge of Shares of PJSC Urals Stampings Plant and the Agreement on Pledge of the Borrower’s Shares).

(b)

The transfer to the Depositary of the original pledge order of the relevant Obligor ordering the Depositary to register a pledge of shares to be set by the relevant Pledgor in accordance with each Agreement on Pledge of Shares (except for the Agreement on Pledge of Shares of PJSC Urals Stampings Plant and the Agreement on Pledge of the Borrower’s Shares).

(c)

A statement of the DEPO account of the respective Pledgor in the Depositary, confirming registration of the pledge of shares for the benefit of the Pledge Manager as a pledgee in accordance with each Agreement on Pledge of Shares (except for the Agreement on Pledge of Shares of PJSC Urals Stampings Plant and the Agreement on Pledge of the Borrower’s Shares).

9.	Other documents and evidence

(a)	A notarized translation of the Initial Financial Documents from Russian into English, and of the Security Assignment of Claims from English into Russian.

(b)

Evidence that all commission fees and documented expenses due and payable to the Financing Parties under any Initial Financial Documents (in particular, the fees of the legal advisers of the Credit Manager related to the preparation and signing of the Initial Financial Documents) have been or will be paid by the first Drawdown Date.

(c)	Evidence required by the Credit Manager to conduct KYC procedures.

(d)

If applicable, any other authorizations or other documents, opinions or assurances, the necessity or practicability of which in connection with entering into and execution of any Initial Financial Documents and the transactions contemplated thereby or enforcement of any Initial Financial Documents was communicated to each of the Obligors by the Credit Manager.

(e)

Before the date of the Agreement – the original consent of the Borrower and each Guarantor to the receipt by the Financing Parties of the main part of the credit history of the Borrower and each Guarantor in accordance with the Law on Credit Histories.

(f)	The originals or notarized copies of the following documents, in the form and substance required by law:

(i)	signature cards with specimen signatures of authorized persons and seal impressions of the Borrower, SSK and other Mechel Group companies that will enter into intra-group loan agreements;

(ii)

powers of attorney for persons who will sign Disbursement Requests (this requirement does not apply to persons to whom this authority was granted in accordance with the Borrower’s Articles of Association, as well as to the persons signing this Agreement on behalf of the Borrower).

(g)

The absence of restrictions on conducting the relevant transactions in the accounts of the Borrower, SSK and other Mechel Group companies (including bank files, seizure of accounts, etc.) that will enter into intra-group loan agreements with regard to the Loan purposes.

(h)

The Agreement on Reimbursement of Legal Expenses between VTB Bank (PJSC), VTB DC LLC, VTB Capital plc, Southern Kuzbass PJSC and Yakutugol JSHC, duly signed by authorized persons on the part of Southern Kuzbass PJSC and Yakutugol JSHC.

10.	Legal opinions

The following legal opinions:

(a)	a legal opinion prepared by Allen & Overy Legal Services, legal adviser to the Credit Manager on the compliance of the Initial Financial Documents governed by Russian law, to Russian law;

(b)	a legal opinion prepared by Allen & Overy Legal Services, legal advisor to the Credit Manager on the compliance of the Initial Financial Documents governed by English law, to English law;

(c)	a legal opinion prepared by Niederer Kraft Frey, legal adviser to the Credit Manager on the compliance of the Initial Financial Documents to which the Guarantor is a party, to Swiss law,

each of which is prepared according to the form provided to the Credit Manager prior to the signing of this Agreement and is addressed to the Financing Parties being such Parties as of the date of the relevant opinion.

PART 2. TRANCHE B

1.	The Borrower has made a disbursement under Tranche A to purchase participation in the Existing PXF Credit Agreements within the Offer.

2.	Documents acceptable to the Credit Manager by which the use by the Borrower of Tranche B for the purposes specified in this Agreement may be determined, controlled and confirmed.

PART 3. TRANCHE C

(a)	Documents evidencing the satisfaction of all conditions specified in paragraphs 1 – 6 of Schedule 2 (Conditions Subsequent) to Addendum 1.

(b)	A copy, certified by the Borrower’s authorized person, of the loan agreements between:

(i)	the Borrower and Mechel PJSC; and

(ii)	the Borrower and PJSC Southern Kuzbass,

for the aggregate amount equal to or exceeding the amount specified in the relevant Disbursement Request and specifying that the purpose of such loan is not restricted under this Agreement.

(c)	An original copy of the prepayment application in relation to the full amount of each of Credit 1, Credit 2, Credit 3 and Credit 4.

(d)

An original copy of payment instructions to transfer the proceeds of the loan under the loan agreements specified in paragraph 2 above, from the Borrower to Mechel PJSC and PJSC Southern Kuzbass, accordingly.

(e)

An original copy of payment instructions of Mechel PJSC and PJSC Southern Kuzbass, respectively, to apply the proceeds of the loans received from the Borrower under the loan agreements specified in paragraph 2 above, towards full prepayment of debt under Credit 1, Credit 2, Credit 3 and Credit 4, accordingly.

(f)	The balances of the Borrower’s, PJSC Southern Kuzbass’ and Mechel PJSC’s accounts being sufficient to pay interest accrued on Credit 1, Credit 2, Credit 3 and Credit 4, respectively.

(g)	An original copy of the relevant payment instructions to pay funds required for full repayment of debts under Credit 1, Credit 2, Credit 3 and Credit 4.

(h)

If applicable, any other permits, documents, opinions or assurances which the Credit Manager believes are necessary or desirable in connection with the execution and performance of or any transactions contemplated by Addendum 1 and the New Financial Documents or to ensure their effectiveness or enforceability.

PART 4. TRANCHE D

(i)	Documents evidencing the satisfaction of all conditions specified in paragraphs 1 – 6 of Schedule 2 (Conditions Subsequent) to Addendum 1.

(j)

A copy, certified by the Borrower’s authorized person, of the loan agreement between the Borrower and Mechel PJSC for the amount equal to or exceeding the amount specified in the relevant Disbursement Request and specifying that the purpose of such loan is not restricted under this Agreement (if applicable).

(k)

An evidence of notification by the Borrower and/or Mechel PJSC (as applicable) of their respective shareholders of their right to request that shares owned by such shareholders be repurchased by the relevant issuer in connection with the performance of the Repurchase Obligation, specifying the repurchase price and the manner in which such repurchase shall be effected.

(l)

The list of shareholders of each of the Borrower and/or Mechel PJSC (as applicable), in each case certified by the issuer’s authorized person, who are entitled to request that the relevant issuer repurchase shares owned by such shareholder in connection with the performance of the Repurchase Obligation.

(m)

A copy, certified by the issuer’s authorized person, of the resolution of the board of directors of each of the Borrower and/or Mechel PJSC (as applicable) determining the repurchase price of shares to be repurchased in connection with the performance of the Repurchase Obligation.

(n)

The register (in any form), signed by the relevant issuer’s authorized person, of all repurchase requests to be satisfied in connection with the performance of the Repurchase Obligation, specifying the number of shares to be repurchased from each of the requesting shareholders.

(o)

A copy, certified by the relevant issuer’s authorized person, of the report, as approved by the board of directors of the Borrower and/or Mechel PJSC (as applicable), respectively, on the results of submission by the shareholders of their requests to have their shares repurchased in connection with the performance of the Repurchase Obligation.

(p)	An original copy of the payment instruction to transfer the proceeds of the loan under the loan agreement specified in paragraph 2 above, from the Borrower to Mechel PJSC (if applicable).

(q)

An original copy of each payment instruction required to transfer the proceeds of utilization of Tranche D to the relevant shareholder of the Borrower and/or Mechel PJSC (as applicable) or, as the case may be, to a notary’s deposit account of a notary public at the place of the issuer’s location, in order to satisfy each repurchase request submitted in connection with the performance of the Repurchase Obligation.

(r)

If applicable, any other permits, documents, opinions or assurances which the Credit Manager believes are necessary or desirable in connection with the execution and performance of or any transactions contemplated by Addendum 1 and the New Financial Documents or to ensure their effectiveness or enforceability.

APPENDIX 4

CONDITIONS SUBSEQUENT

PART 1. CONDITIONS SUBSEQUENT IN RELATION TO TRANCHE A AND TRANCHE B

1.

Within two (2) Business Days after the corresponding date of assignment, but not later than twenty (20) Business Days after the corresponding Drawdown Date – copies of certificates of transfer of the rights and obligations (transfer certificates) under the Existing PXF Credit agreements (signed by the relevant former creditor, SSK and credit agent).

2.

Within twenty (20) Business Days after (i) the date of SSK redeeming the rights of claim of all creditors under the Existing PXF Credit agreements or (ii) the date of payment of all principal under the Existing PXF Credit agreements, whatever comes first – transfer in pledgee, for the benefit of the Pledge Manager to secure the obligations of the Borrower under this Agreement, of additionally twenty five (25) percent plus one (1) common share in the authorized capital of each PJSC Southern Kuzbass and JSHC Yakutugol not being subject to any Encumbrance, and also making an entry in the depo accounts on the said shares encumbrance by pledge, issue to the Credit Manager of documents requested by the latter confirming the observance of the requirements of constituent and other internal documents and the legislation pertaining to the order of approval of transactions in the form of originals/notarized copies/extracts from corporate decisions in the form of minutes of the general meeting of shareholders approving the relevant transactions and a poll deed or another document confirming the decision taken by the general meeting of shareholders to approve the said transactions, confirming the powers of the person signing each supplementary agreement to the pledge agreement on behalf of the Pledger to secure the performance of the Borrower’s obligations under this Agreement;

3.

Within thirty (30) calendar days from the first Drawdown Date – confirmation of compensation to DC VTB LLC of documented legal expenses in the London court of international arbitration (LCIA) making not less than one million eighty seven thousand one hundred forty five 12/00 (1,087,145.12) Euro (in Rubles at the exchange rate of the Central Bank rate of the Russian Federation as of the date of payment);

4.

2. Within ninety (90) calendar days after (i) the date of SSK redeeming the rights of claim of all creditors under the Existing PXF Credit agreements or (ii) the date of payment of all principal under the Existing PXF Credit agreements, whatever comes first – transfer in subsequent pledgee, for the benefit of the Bank to secure the obligations of the Obligors under the Existing Credits (by signing additional agreements to the existing agreements of pledge or new agreements of pledge, as the case may be) of additionally twenty five (25) percent plus one (1) common share in the authorized capital of each PJSC Southern Kuzbass and JSHC Yakutugol not being subject to any Encumbrance, except for the Encumbrance mentioned in para. 2 above, and also making an entry in the depo accounts on the said shares encumbrance by pledge, issue to the Bank of documents requested by the latter confirming the observance of the requirements of constituent and other internal documents and the legislation pertaining to the order of approval of transactions in the form of originals/notarized copies/extracts from corporate decisions in the form of minutes of the general meeting of shareholders approving the relevant transactions and a poll deed or another document confirming the decision taken by the general meeting of shareholders to approve the said transactions, confirming the powers of the person signing each supplementary agreement to the pledge agreement on behalf of the Pledger to secure the performance of the Obligors’ obligations under the Existing Credits;

PART 2. CONDITIONS SUBSEQUENT IN RELATION TO TRANCHE D

(s)

Within sixty (60) calendar days from a Drawdown Date in relation to Tranche D on which the Credit is utilized to be further applied for the purposes set out in paragraphs (i) or (ii) of clause (d) of Article 3.1:

(i)	execution of the Agreement(s) on pledge of repurchased shares in relation to all ordinary shares in the Borrower for the repurchase of which the Credit was utilized on such Drawdown Date;

(ii)

delivery to the Credit Manager of documents evidencing the compliance with the requirements of constitutional and other internal documents and the law in relation to the approval of transactions, in the form of original copies/notarized copies/excerpts from corporate resolutions in the form of the minutes of a meeting of the board of directors and/or general shareholders’/participants’ meeting (as applicable) of the relevant Pledgor approving all Agreements on pledge of repurchased shares referred to in (a) above to which it is a party;

(iii)

delivery to the Credit Manager of an up-to-date statement of the relevant Pledgor’s deposit account with the Depositary evidencing the Pledgor’s title to shares pledged under each of the Agreements on pledge of repurchased shares referred to in (a) above;

(iv)

delivery to the Depositary of the relevant Pledgor’s pledge instruction instructing the Depositary to register the share pledge created under each of the Agreements on pledge of repurchased shares referred to in (a) above;

(v)

delivery to the Credit Manager of an up-to-date statement of the relevant Pledgor’s deposit account with the Depositary evidencing the registration of the share pledge in favour of the Pledge Manager as pledgee under each of the Agreements on pledge of repurchased shares referred to in (a) above;

(vi)

receipt by the Credit Manager of a legal opinion in relation to the Agreements on pledge of repurchased shares as referred to in (a) above being in conformity with the Russian law and the capacity of the relevant Pledgors to enter into such Agreements on pledge of repurchased shares, as prepared by:

(i)	White & Case LLP, a legal adviser of the Credit Manager; or

(ii)	if for any reason such legal opinion may not be so received by the Credit Manager when required, any of the following legal firms engaged by the Borrower:

(A)	Clifford Chance;

(B)	Herbert Smith Freehills;

(C)	Allen&Overy;

(D)	Linklaters,

provided that such legal opinion shall be addressed to the Credit Manager and shall be satisfactory to the Credit Manager in form and substance.

(t)

Within sixty (60) calendar days from a Drawdown Date in relation to Tranche D on which the Credit is utilized to be further applied for the purposes set out in paragraphs (iii) or (iv) of clause (d) of Article 3.1:

(i)	execution of the Agreement(s) on pledge of repurchased shares in relation to all ordinary shares in Mechel PJSC for the repurchase of which the Credit was utilized on such Drawdown Date;

(ii)

delivery to the Credit Manager of documents evidencing the compliance with the requirements of constitutional and other internal documents and the law in relation to the approval of transactions, in the form of original copies/notarized copies/excerpts from corporate resolutions in the form of the minutes of a meeting of the board of directors and/or general shareholders’/participants’ meeting (as applicable) of the relevant Pledgor approving all Agreements on pledge of repurchased shares referred to in (a) above to which it is a party;

(iii)

delivery to the Credit Manager of an up-to-date statement of the relevant Pledgor’s deposit account with the Depositary evidencing the Pledgor’s title to shares pledged under each of the Agreements on pledge of repurchased shares referred to in (a) above;

(iv)

delivery to the Credit Manager of the relevant Pledgor’s pledge instruction instructing the Depositary to register the share pledge created under each of the Agreements on pledge of repurchased shares referred to in (a) above;

(v)

delivery to the Credit Manager of an up-to-date statement of the relevant Pledgor’s deposit account with the Depositary evidencing the registration of the share pledge in favour of the Pledge Manager as pledgee under each of the Agreements on pledge of repurchased shares referred to in (a) above;

(vi)

receipt by the Credit Manager of a legal opinion in relation to the Agreements on pledge of repurchased shares as referred to in (a) above being in conformity with the Russian law and the capacity of the relevant Pledgors to enter into such Agreements on pledge of repurchased shares, as prepared by:

(i)	White & Case LLP, a legal adviser of the Credit Manager; or

(ii)	if for any reason such legal opinion may not be so received by the Credit Manager when required, any of the following legal firms engaged by the Borrower:

(A)	Clifford Chance;

(B)	Herbert Smith Freehills;

(C)	Allen&Overy;

(D)	Linklaters,

provided that such legal opinion shall be addressed to the Credit Manager and shall be satisfactory to the Credit Manager in form and substance.

PART 3. OTHER CONDITIONS SUBSEQUENT

(u)	Within ninety (90) calendar days from the date of Addendum 1:

(i)

delivery of documents evidencing that amendments, as agreed between the Borrower and the Credit Manager, to the articles of Liable Parties specified by the Credit Manager, or the revised articles of such Liable Parties incorporating such amendments, have been duly approved and registered by the competent state registration authorities;

(ii)	delivery of a document, in the form agreed by the Borrower and the Credit Manager, describing in detail the movement of cash under the Intragroup Loans;

(iii)

evidence of settlement of outstanding debts under the Intragroup Loans (including by way of set-off, repayment or subordination to the Creditors’ rights under the Financial Documents or otherwise) on the terms agreed by the Borrower and the Credit Manager.

APPENDIX 5

FORM OF A DISBURSEMENT REQUEST

From:    [name of the Borrower]

To:        [name of the Credit Manager]

Date:               [●]

Dear Sirs,

Re: Syndicated loan agreement

dated 12 July 2018, as amended and restated by addendum 1 dated [●] (hereinafter referred to as the Agreement)

1.	We refer to the above-mentioned Agreement. The terms defined in the Agreement shall have the same meaning in this Disbursement Request, unless otherwise determined herein below.

2.	Please extend a Credit [Tranche A] / [Tranche B] / [Tranche C] / [Tranche D] subject to the following terms and conditions:

Drawdown date:	[●]

Credit Currency:	[Euro]/[Ruble]

Amount:	[●]

Interest Period:	1 month

3.

We confirm that as of the date of this Disbursement Request [each Initial Requirement [for Tranche A] / [for Tranche B] / [for Tranche C] / [for Tranche D] stated in Clause 4.1 (Preliminary terms) of the Agreement and] [1] all assurances of circumstances listed in Clause 16 (Representations OF circumstances) of the Agreement remain true, except for the infringements about which the Financing Parties were informed by the Borrower in writing (with a copy sent by e-mail) in a notice / notices dated [date].

4.	The funds under this Credit are to be remitted to [indicate the account].

5.	This Disbursement Request is irrevocable.

Best regards,

authorized representative

[name of the Borrower]

[1]	The text in square brackets is to be included only in the first Disbursement Request.

APPENDIX 6

MODEL FORM OF AN AGREEMENT OF ASSIGNMENT OF THE CREDITOR’S RIGHTS2

AGREEMENT

OF ASSIGNMENT OF RIGHTS [AND DEBT CONVERSION]

            [●] 20

between

[EXISTING CREDITOR]

[NEW CREDITOR]

and

[CREDIT MANAGER]

[2]

The text of the Agreement should be edited depending on the circumstances: whether it refers only to the assignment of rights (after complete drawdown of the credit), to the assignment of rights and debt conversion (when only a part of the credit is drawn down) or only to the debt conversion (during syndication, when the credit is not yet disbursed). Besides the Agreement, it may be necessary to sign a Deed of conveyance, with the relevant amendments introduced into the text of the Agreement.

Appendix 1    Form of the Borrower’s Notice

THIS AGREEMENT OF ASSIGNMENT OF RIGHTS [AND DEBT CONVERSION] (hereinafter referred to as the Creditor Rights Assignment Agreement) was entered into on [●] 20

Between:

(1)

[●], [public] joint stock company] / [limited liability company] established according to the legislation of the Russian Federation, entered in the Uniform state register of legal entities of the Russian Federation under number (OGRN): [●], with its registered office at the address: [address] [represented by [name, patronymic, surname], acting on the basis of [power of attorney] [Articles of Association]] OR [company/legal entity/ limited liability company / [public] joint stock company] [founded ] / [organized and operating] according to the laws of [jurisdiction], [located / registered / having its head office] at the address [address], represented by [name, patronymic, surname], acting on the basis of [power of attorney] [Articles of Association], as the assignor (hereinafter referred to as the Existing Creditor);

(2)

[●], [public] joint stock company] / [limited liability company] established according to the legislation of the Russian Federation, entered in the Uniform state register of legal entities of the Russian Federation under number (OGRN): [●], with its registered office at the address: [address] [represented by [name, patronymic, surname], acting on the basis of [power of attorney] [Articles of Association]] OR [company/legal entity/ limited liability company / [public] joint stock company] [founded ] / [organized and operating] according to the laws of [jurisdiction], [located / registered / having its head office] at the address [address], represented by [name, patronymic, surname], acting on the basis of [power of attorney] [Articles of Association], as the assignee (hereinafter referred to as the New Creditor); and;

(3)	[●] [full name of the bank - credit manager] as the credit manager (hereinafter referred to as the Credit Manager).

THE PARTIES AGREE AS FOLLOWS:

1.	INTERPRETATION

The terms defined in the Credit Agreement shall have the same meaning in this Creditor Rights Assignment Agreement, unless otherwise defined hereinafter.

In this Creditor Rights Assignment Agreement:

Bank Account shall mean the bank account of the Existing Creditor specified in para. 4(b) of this Creditor Rights Assignment Agreement.

Transaction Date shall mean [date of this Creditor Rights Assignment Agreement] / [specify the agreed calendar date on which the assignment of claims and debt conversion will take place].

[Debt shall mean the obligation of the Existing Creditor to grant to the Borrower a Credit within the Unused Credit limit making as of the date of this Creditor Rights Assignment Agreement [●] [Rubles] [US dollars] [Euro].]

Borrower shall mean [open/public] / [closed] joint stock company] / [limited liability company] established according to the legislation of the Russian Federation, entered in the Uniform state register of legal entities of the Russian Federation under number (OGRN): [●], with its registered office at the address: [address] [represented by [name, patronymic, surname], acting on the basis of [power of attorney] [Articles of Association]].

Credit Agreement shall mean [credit agreement for an amount of [●][Rubles] [US dollars] [Euro] / [agreement on granting a syndicated credit for an amount of [●][Rubles] [US dollars] [Euro]] dated [indicate the date of the credit agreement] concluded, among others, between the Existing Creditor and the Borrower.

[Rights of claim shall mean the rights to claim return of the Outstanding credit making [specify the credit extended to the Borrower by the Existing Creditor as of the date hereof], interest and other payments due to the Existing Creditor from the Borrower under the terms and conditions of the Credit Agreement.]

Parties shall mean the Existing Creditor, the New Creditor and the Credit Manager, and a Party shall mean each and any of them.

Notice shall mean the notice of Assignment of Claims [and Debt Conversion] of the Existing Creditor under the Credit Agreement on the terms of this Creditor Rights Assignment Agreement, drawn in accordance with the form given in Appendix 1 to the Creditor Rights Assignment Agreement and sent to the Borrower by the Existing Creditor.

Value of the rights of claim shall mean the amount of [●] ([●]) [Rubles [US dollars] [Euro].

2.	SUBJECT OF THE CREDITOR RIGHTS ASSIGNMENT AGREEMENT

2.1

[On the Date of the Transaction the Existing Creditor assigns, and the New Creditor accepts the Rights of Claim in the order and subject to the terms and conditions specified in Article 22 (Change of the Parties) of the Credit Agreement and in this Creditor Rights Assignment Agreement.] / [On the Date of the Transaction the Existing Creditor converts and the New Creditor accepts the Debt in the order and subject to the terms and conditions specified in Article 22 (Change of the Parties) of the Credit Agreement and in this Creditor Rights Assignment Agreement.]

2.2	The Rights of Claim under the Credit Agreement are transferred to the New Creditor free from any Encumbrances.

3.	PERFORMANCE OF OBLIGATIONS OF THE PARTIES

3.1	[On the Date of the Transaction the New Creditor pays to the Existing Creditor the Value of the Rights of Claim by remittance to the Bank account.]

3.2

On the Date of the Transaction the Existing Creditor ceases to be the Creditor under the Credit Agreement [to the extent corresponding to the Rights of Claim], and the New Creditor becomes the Creditor under the Credit Agreement [to the extent corresponding to the Rights of Claim] becoming subject to all provisions of the Credit Agreement and other Financial Documents, in particular the New Creditor is vested with the right to participate in the Creditors’ decision making procedures.

3.3

The Existing Creditor confirms that it is not aware of the Borrower having any objections against such Existing Creditor which the Borrower can make against the New Creditor according to Article 386 of the Civil Code.

3.4

The New Creditor confirms that it has been acquainted with all the terms and conditions of the Credit Agreement and other Financial Documents, has conducted (and will continue to conduct) its own independent appraisal and evaluation of the financial standing of each Obligor and at taking the decision to sign this Creditor Rights Assignment Agreement it did not rely on any information given to it by the Existing Creditor.

3.5	The New Creditor confirms the appointment of:

(a)	Pledge Manager as the pledge manager according to Clause 21.2 (Status of Creditors and Appointment of the Pledge Manager) of the Credit Agreement; and

(b)	Credit Manager as the credit agent according to Clause 23.2 (Appointment of the ) of the Credit Agreement.

3.6	On the Date of the Transaction the Existing Creditor shall:

(a)

Transfer to the New Creditor the documents certifying all rights of claim of the Existing Creditor as the Creditor under the Credit Agreement, including the original of the Credit Agreement and other Financial Documents to which the Existing Creditor is a party, all amendments or modifications thereof, copies of Disbursement Requests, and also all documents confirming the scope of the Rights of Claim [and the Debt] as of the Date of the Transaction;

(b)	Present to the New Creditor the data of value for exercising the Rights of Claim, including the data on the Borrower’s infringement of the Credit Agreement; and

(c)	Send a Notice to the Borrower.

3.7

The duties of the New Creditor to pay the Value of the Rights of Claim shall be considered discharged once the amount of the Value of the Rights of Claim is credited to the Bank account of the Existing Creditor.

3.8

The New Creditor undertakes to transfer to the Credit Manager the document confirming its tax residency according to Clause 13.6 (Presenting of documents confirming tax residency) of the Credit Agreement issued not later than [one (1) year] before the Date of the Transaction, if applicable, within [two (2) Business Days after this Agreement is signed.]

3.9	The Parties undertake to take all other actions necessary for their performance of their obligations under this Clause 3 (Performance of Obligations of the Parties).

4.	PAYMENTS

All payments under this Creditor Rights Assignment Agreement shall be performed by bank transfer using the following details:

(a)	New Creditor (if applicable):

Payee:	[●]
location:	[●]
Bank:	[●]
SWIFT:	[●]
IBAN:	[●]
Account No.	[●]

or another account specified by the New Creditor in written form;

(b)	Existing Creditor:

Payee:	[●]
Bank:	[●]
location:	[●]

SWIFT:	[●]
Corr. account:	[●]
Settlement account:	[●]
BIC:	[●]

or another account specified by the Existing Creditor in written form;

5.	NOTICES

Any notices or other official communications directed according to this Creditor Rights Assignment Agreement shall be made out in writing and be personally handed over, sent by fax or special delivery mail, return receipt requested, to the following addresses:

(a)	New Creditor:

[●]
Attn.:	[●]
e-mail:	[●]
Phone:	[●]
Fax:	[●]

(b)	Existing Creditor:

[●]
Attn.:	[●]
e-mail:	[●]
Phone:	[●]
Fax:	[●]

(c)	Credit Manager:

Attn.:    [●]

e-mail:             [●]

Phone:             [●]

Fax:                 [●]

6.	APPLICABLE LAW

This Creditor Rights Assignment Agreement is governed by Russian laws.

7.	DISPUTE RESOLUTION

In case of any dispute in connection with this Creditor Rights Assignment Agreement, including interpretation of its provisions, validity, enforcement or termination, such dispute is to be considered by [the Arbitration court [●]] OR [●].3

[extrajudicial settlement]

8.	ENTERING INTO THE AGREEMENT

This Creditor Rights Assignment Agreement is executed in three (3) originals, one for each of the Parties to the Creditor Rights Assignment Agreement.

[3]	Introduce an arbitration clause – referring the dispute for resolution to the commercial arbitration body or ad hoc arbitration.

APPENDIX 1 to the Creditor Rights Assignment Agreement

Form of the Borrower’s Notice

From:	[Credit Manager on behalf of the Existing Creditor]
To:	[Borrower] [Address of the Borrower]

Copy:	[New Creditor] [Address of the New Creditor]

NOTICE OF THE ASSIGNMENT OF THE RIGHTS OF CLAIM

[AND DEBT CONVERSION]

Company [●], registration number [●], address: [●] (Existing Creditor) hereby informs[●], OGRN [●], address: Russian Federation, [●] (Borrower) on the assignment of all rights of claim [and debt conversion] under the agreement of syndicated credit between the Borrower and, among others, the Existing Creditor dated [●] (Credit Agreement), from the Existing Creditor to [●], address: [●] (New Creditor) under the terms and conditions formulated in the Creditor Rights Assignment [and debt conversion] Agreement between the Existing Creditor and the New Creditor contained in Appendix 1.

[On receiving this notice the Borrower shall continue to perform the payment obligations to the New Creditor under the Credit Agreement effecting the payments to the Credit Manager according to the terms and provisions of the Credit Agreement.]

Appendix No. 1: Copy of the Creditor Rights Assignment [and debt conversion] Agreement between the Existing Creditor and the New Creditor.

L.S.

PARTIES’ SIGNATURES

[Existing Creditor]

[●]                                                                   )

[●]                                                                  )

seal

[New Creditor]

[●]                                                                  )

[●]                                                                  )

seal

[Credit Manager]

[●]                                                                   )

[●]                                                                  )

seal

APPENDIX 7

FORM OF A CERTIFICATE OF CONFORMITY

[CORPORATE LETTERHEAD OF THE BORROWER]

Our ref. No.

            20    .

VTB Bank (public joint-stock company)

Department for support of credit,

pledge and documentary transactions

as the Credit Manager

Certificate of Conformity

We hereby confirm that as of             , 20    :

Value
1. Net Debt / EBITDA:
2. EBITDA / Net Interest Payments

The notions and terms used in this Certificate of Conformity have the same meanings as in the agreement on syndicated credit dated 12 July 2018 between, among others, VTB Bank (PJSC) as, among other, the credit manager, and the Public Joint-Stock Company Chelyabinsk Metallurgical Plant as the borrower, as amended and restated by addendum 1 dated [●] (hereinafter referred to as the Agreement), unless otherwise directly follows from the context of this Certificate of Conformity.

This Certificate of Conformity is an integral part of the Agreement.

Appendix A

•

calculation of financial indicators: Total Debt, Net Debt, Net Interest Payments and EBITDA (which includes all items specified in the terms of Total Debt, Net Debt, Net Interest Payments and EBITDA given in clause 1.1 (Terms) of the Agreement) for the corresponding reporting period / as of the corresponding reporting date,

Appendix B: copy of the opinion of the auditor concerning the financial statements of the Mechel Group given in conformity with para 17.7(d) of clause 17 (Obligations to provide information) of the Agreement, or of the company presenting the Report of a Financial advisor confirming all data cited in this Certificate of Conformity.

On behalf of the Borrower

Position of the authorized person

Full name

Signature

L.S.

APPENDIX 8

DATA ON THE STATUS OF THE FINANCIAL AND BUSINESS ACTIVITY

We hereby inform that the Chelyabinsk Metallurgical Plant Public Joint Stock Company as of December 31,     (specify the year preceding the date of the document):

(a)	has no overdue debts to the federal budget, budgets of constituent entities of the Russian Federation, local budgets and extra-budgetary funds; or

(b)

has overdue debts to the federal budget, budgets of constituent entities of the Russian Federation, local budgets and extra-budgetary funds in the amount of                     rubles (in figures and words), which is     % of the net assets.

(c)	has no payroll arrears; or

(d)	has payroll arrears in the amount of rubles (in figures and words).

(e)	in the banks there are no orders with respect to accounts (name of the counterparty) not performed in time (file of overdue payments No. 2);

(f)

in the banks there are orders with respect to              accounts (name of the counterparty) not performed in time (file of overdue payments No. 2) (specify the bank, account and amount of the order that was not performed).

(g)

During the period from January 1,          to the present time, in the course of business of (name of counterparty) there have not taken place the following negative events and trends (negative net assets; revenue drop by over 50% compared to the previous year; losses exceeding 25% of the net assets, which led to net assets decrease of over 25% compared to their maximum value for the effective period of obligations but not longer than for the past 12 months (5 reporting dates); payables or receivables increase by more than three times; overdue receivables or illiquid stocks, whose amount exceeds 25% of the net assets; double excess of current liabilities over current assets; enforcement proceeding). If any of the said events was observed in activities of the counterparty, there should be provided its cost estimate and detailed comments.

Head

L.S.

APPENDIX 9

LIST OF BREACHES AND CIRCUMSTANCES TO BE REVIEWED FOR THE PURPOSE OF EXTENSION

(v)	The Borrower shall:

(i)

obtain a prior written consent of the Credit Manager (acting on the basis of the Decision of the Majority of Creditors) for the following types of actions/transactions performed by Mechel Group members and/or Liable Parties:

(i)	acquisition of assets (other than shares and participatory interests) and capital expenditures, other than:

(A)	acquisition of current assets in the Ordinary Course of Business;

(B)	acquisition of assets by a Liable Party without limitation of liability from another Liable Party without limitation of liability;

(C)	acquisition of assets by a Liable Party with limited liability from another Liable Party with limited liability;

(D)	acquisition of assets by a member of the Mechel Group (other than a Liable Party) from another member of the Mechel Group (other than a Liable Party);

(E)

acquisition of assets by a member of the Mechel Group from another member of the Mechel Group for the aggregate amount of two hundred fifty million (250,000,000) Rubles (or its equivalent in any other currency at the rate of the Bank of Russia as at the date of payment (in case of cash consideration) or the date of the transaction (in case of any other type of consideration)) in any financial year;

(F)

acquisition of non-current assets from companies that are not within the Mechel Group, or the incurrence of capital expenditure, in each case, in the Ordinary Course of Business, which, together with the amount of debt raised under clause (a)(iii)(F), does not exceed ten billion (10,000,000,000) Rubles (or its equivalent in any other currency at the rate of the Bank of Russia as at the date of calculation) in any financial year;

provided that, if the Mechel Group does not use the permitted “cap” on capital expenditures as specified in (F) in any financial year, the unused “cap” may be carried over to (but not further than) the immediately following financial year;

(ii)	financial investments, including acquisition of securities (including shares/participatory interests/investments in share/additional capital/property), other than:

(A)

any such transactions between a member of the Mechel Group and another member of the Mechel Group for the aggregate amount not exceeding five hundred million (500,000,000) Rubles (or its equivalent in any other currency at the rate of the Bank of Russia as at the date of payment) in any financial year;

the restriction in (A) above shall not apply to (1) any transactions with shares/participatory interests held, directly or indirectly, by Liable Parties, other than Mechel PJSC and Mechel-Trans LLC, and (2) any transactions with shares/participatory interests in the share capital of the Liable Parties, Trade Port Posiet JSC and Mechel-Temryuk Port LLC;

(B)

cash deposits in (1) banks within the VTB Group, (2) other banks whose rating, according to any of S&P / Moody’s / Fitch, is no more than two grades lower than the Credit Manager’s rating, (3) Uglemetbank JSC, (4) any other banks, provided that the aggregate amount of all funds deposited with such banks does not exceed, at any time, one billion (1,000,000,000) Rubles (or its equivalent in any other currency at the rate of the Bank of Russia as at the date of depositing);

(C)	other financial investments, subject to the Credit Manager’s prior consent in writing;

(iii)

attracting credits, loans and other financial borrowings (including advance payments for a period of over one hundred and eighty (180) calendar days and other instruments whose economic nature is that of attracting borrowings), other than:

(A)

loan facilities advanced to the Mechel Group members to finance their operations in the Ordinary Course of Business in the aggregate amount not exceeding five billion (5,000,000,000) Rubles (or its equivalent in any other currency at the rate of the Bank of Russia as at the date of calculation) in any financial year;

(B)

overdraft facilities up to the aggregate amount not exceeding five billion (5,000,000,000) Rubles (or its equivalent in any other currency at the rate of the Bank of Russia as at the date of calculation) at any time, provided that the maturity of each of tranches thereunder is forty five (45) days or less;

(C)	bank guarantees in order to obtain a VAT refund, without limitation of its aggregate value;

(D)

any other bank guarantees securing the Mechel Group’s liabilities incurred by it in the Ordinary Course of Business, in the aggregate amount not exceeding, at any time, twenty billion (20,000,000,000) Rubles (or its equivalent in any other currency at the rate of the Bank of Russia as at the date of calculation);

(E)

(without prejudice to Article 8.3 (Voluntary early repayment of Outstanding Credit)) loan facilities advanced to refinance existing liabilities of the Mechel Group members, provided that such refinancing shall not result in the creation of additional security and/or an increase in the overall debt and/or an increase in the cost of financing and/or a reduction of the debt maturity;

(F)

any indebtedness incurred under a lease agreement in relation to assets required to conduct its operations in the Ordinary Course of Business, provided that the amount of such indebtedness, together with capital expenditures incurred under clause (a)(i)(F), does not exceed ten billion (10,000,000,000) Rubles (or its equivalent in any other currency at the rate of the Bank of Russia as at the date of calculation)

in any financial year (and further provided that, for the purpose of calculation of the amount of such indebtedness, only principal debt under the relevant lease agreements shall be taken into account as such debt is or would be reflected in the financial statements prepared in accordance with the IFRS);

(G)	any other loans as permitted under (a)(iv) below;

(iv)

granting/repayment of loans and other financial borrowings (including advance payments (with respect to the advance payments received by Mechel Group members and/or the Liable Parties this subparagraph limits only the advance payments received for a period of over one hundred and eighty (180) calendar days) and other instruments whose economic nature is that of provision of financing/attracting borrowings), other than the following transactions (provided that all loans falling under (A) – (J) below are unsecured):

(A)	the relevant transactions between a Liable Party without limitation of liability and another Liable Party without limitation of liability;

(B)	the relevant transactions between a Liable Party with limited liability and another Liable Party with limited liability;

(C)	the relevant transactions between a member of the Mechel Group (other than a Liable Party) and another member of the Mechel Group (other than a Liable Party);

(D)	loans advanced/repaid by a Liable Party with limited liability to another Liable Party with limited liability;

(E)

loans advanced/repaid by a Liable Party to another member of the Mechel Group (other than a Liable Party) for the aggregate amount not exceeding five billion (5,000,000,000) Rubles (or its equivalent in any other currency at the rate of the Bank of Russia as at the date of payment) in any financial year;

(F)

loans advanced/repaid by a Liable Party with limited liability to another member of the Mechel Group (other than a Liable Party), provided that, within thirty (30) calendar days from the date such loan is so advanced or repaid, as applicable, by the Liable Party with limited liability, any Liable Party receives the equivalent cash amount as a result of a member of the Mechel Group (other than a Liable Party) making the repayment of, or advancing, a loan to such Liable Party;

(G)

loans advanced/repaid by a Liable Party without limitation of liability to another Liable Party without limitation of liability (1) in the aggregate amount not exceeding two billion (2,000,000,000) Rubles (or its equivalent in any other currency at the rate of the Bank of Russia as at the date of payment) in any financial year, or (2) provided that, within thirty (30) calendar days from the date such loan is so advanced or repaid, as applicable, by the Liable Party without limitation of liability, any Liable Party without limitation of liability receives the equivalent cash amount as a result of a member of the Mechel Group (other than a Liable Party without limitation of liability) making the repayment of, or advancing, a loan to such Liable Party without limitation of liability;

(H)	loans advanced/repaid by a Liable Party without limitation of liability to a member of the Mechel Group (other than a Liable Party), provided that, within thirty (30) calendar days from the date such loan is so advanced or repaid, as applicable, by the Liable Party without limitation of liability, any Liable Party without limitation of liability receives the equivalent cash amount as a result of a member of the Mechel Group (other than a Liable Party) making the repayment of, or advancing, a loan to such Liable Party without limitation of liability;

(I)

loans advanced/repaid by a member of the Mechel Group (other than a Liable Party) to a Liable Party for the aggregate amount not exceeding five billion (5,000,000,000) Rubles (or its equivalent in any other currency at the rate of the Bank of Russia as at the date of payment) in any financial year;

(J)

loans advanced/repaid by a member of the Mechel Group (other than a Liable Party) or a Liable Party without limitation of liability to Mechel PJSC for the aggregate amount (including the amount of dividends paid by such persons to Mechel PJSC under clause (a)(xiii)(D)) not exceeding five billion (5,000,000,000) Rubles (or its equivalent in any other currency at the rate of the Bank of Russia as at the date of payment) in any financial year;

(K)

funds on-loaned by a member of the Mechel Group to another member of the Mechel Group using the proceeds of the Credit advanced to the Borrower hereunder, provided that such funds are applied in accordance with the purpose as set out in Article 3 (Purpose) hereof;

(L)

loans advanced/repaid by a Liable Party to Mechel PJSC, provided that the proceeds of such loan/repayment shall be further applied towards (1) the repayment of principal debt and payment of interest under the notes issued by Mechel PJSC for the total amount not exceeding six billion (6,000,000,000) Rubles (or its equivalent in any other currency at the rate of the Bank of Russia as at the date of payment), as accrued since the Restructuring Date and during the term hereof, and (2) the repayment of debt due under facility agreements between Mechel PJSC and the Bank;

(M)

loans advanced by the Guarantor to any Liable Parties for the aggregate amount not exceeding one billion (1,000,000,000) Rubles (or its equivalent in any other currency at the rate of the Bank of Russia as at the date of payment), provided that such loans are repaid by the Liable Parties within sixty (60) calendar days of the provision of such loan;

(v)	provision of guarantees and/or suretyships (or similar instruments) to secure obligations of third parties, including any persons within the Mechel Group, other than sureties and guarantees:

(A)	issued by a member of the Mechel Group (other than a Liable Party) to secure obligations of another member of the Mechel Group (except as set out in (C) below);

(B)	issued by a Liable Party to secure obligations arising under any transaction which is permitted under clause (a)(iii)(A)-(F);

(C)

issued by a member of the Mechel Group in favour of tax authorities in respect of tax liabilities of another member of the Mechel Group in connection with an application for VA refund, provided that the aggregate amount of the guarantor’s/surety’s liability under such guarantees and sureties does not exceed two billion (2,000,000,000) Rubles (or its equivalent in any other currency at the rate of the Bank of Russia as at the date of calculation) at any time;

(vi)	any disposal of assets (other than shares and participatory interests) by members of the Mechel Group, other than a disposal:

(A)	current assets in the Ordinary Course of Business;

(B)	assets (including in the form of the provision of financial assistance) by a Liable Party without limitation of liability to another Liable Party without limitation of liability;

(C)	assets (including in the form of the provision of financial assistance) by a Liable Party with limited liability to another Liable Party with limited liability;

(D)	assets (including in the form of the provision of financial assistance) by a member of the Mechel Group (other than a Liable Party) to another member of the Mechel Group (other than a Liable Party);

(E)

assets by a member of the Mechel Group to another member of the Mechel Group for the aggregate amount not exceeding two hundred fifty million (250,000,000) Rubles (or its equivalent in any other currency at the rate of the Bank of Russia as at the date of payment (in case of cash consideration) or the date of the transaction (in case of any other type of consideration)) in any financial year;

(F)

assets to companies outside the Mechel Group, provided that: (1) the aggregate value of such disposals during the period from the Restructuring Date to the termination date of this Agreement does not exceed two point five (2.5) per cent. of the fixed assets of the Mechel Group as at the latest reporting date, and (2) such disposal is made in an arm’s length transaction for cash and instalments, if any, are paid within three (3) months;

(vii)	any disposal of shares and participatory interests by members of the Mechel Group, other than a disposal:

(A)

of shares and participatory interests by members of the Mechel Group to companies outside the Mechel Group, provided that the aggregate share of companies whose shares/participatory interests are disposed of in any financial year, in the consolidated EBITDA and fixed assets of the Mechel Group does not exceed one (1) per cent. in the previous financial year;

provided that the exception in (A) above shall not apply to (1) shares/participatory interests in the share capital of Liable Parties, Trade Port Posiet JSC and Mechel-Temryuk Port LLC, and (2) shares/participatory interests directly or indirectly held by Liable Parties, other than Mechel PJSC and Mechel-Trans LLC;

(B)

in a transaction between members of the Mechel Group for the aggregate amount not exceeding five hundred million (500,000,000) Rubles (or its equivalent in any other currency at the exchange rate of the Bank of Russian as at the date of payment) in any financial year;

provided that the exception in (B) above shall not apply to (1) transactions involving shares/participatory interests directly or indirectly held by Liable Parties, other than Mechel PJSC and Mechel-Trans LLC, and (2) transactions involving shares/participatory interests in the share capital of Liable Parties, Trade Port Posiet JSC and Mechel-Temryuk Port LLC;

(viii)	an Encumbrance of assets or rights, except for:

(A)

any Encumbrance which is in existence as at the date of execution of Addendum 1 and (solely in relation to a hypothecation, mortgage, pledge and security assignments and excluding any Encumbrance of an asset purchased under a hire purchase agreement, where such Encumbrance is created by virtue of law, and any Encumbrance over payment, pledge and other accounts and cash deposited in payment, pledge and other accounts of the Mechel Group companies) listed in the Encumbrance Letter;

provided that, in case such Encumbrance is subsequently released, it is no permitted to create an Encumbrance over the relevant assets to secure any liabilities to third parties without the Credit Manager’s prior consent in writing;

(B)	any Encumbrance over an asset purchased under a hire purchase agreement, where such Encumbrance is created by virtue of law;

(C)	any Encumbrance which is created in relation to obligations arising under any transactions permitted under clause (a)(iii)(E);

(D)

any Encumbrance which is created in favour of Gazprombank (Joint Stock Company) under the terms of the restructuring of liabilities owed by the Mechel Group companies to Gazprombank (Joint Stock Company) (the terms of restructuring of the facilities advanced by Gazprombank (Joint Stock Company) shall be agreed with the Credit Manager);

(ix)	other significant transactions violating any of the following conditions:

(A)

amount of the transaction/transactions of any Liable Party exceeds ten percent (10%) of the balance-sheet value of assets of any relevant Liable Party based on RAS reporting framework for a Russian Federation resident or other applicable reporting framework for a Russian Federation non-resident in the aggregate for every past twelve (12) months;

(B)

amount of the transaction/transactions of a Mechel Group member together with other similar transactions of Mechel Group members exceeds ten percent (10%) of the balance-sheet value of Mechel Group assets determined on the basis of the latest audited consolidated annual financial statements of Mechel Group according to IFRS, in the aggregate for every past twelve (12) months;

(x)	reorganization (other than):

(A)

any reorganization in the form of transformation of a legal entity of any particular legal form into a legal entity of another legal form (without involving any other form of reorganization), provided that the Borrower shall procure that all acts as may be required to preserve the pledge created under the Security Agreement in relation to shares/participatory interests in the share capital of the company to be so reorganized and all registrations and records in relation to such pledge;

(B)	any reorganization of a member of the Mechel Group who is not a Liable Party;

(xi)	change of the core activity, where such change significantly affected the Liable Parties’ financial condition;

(xii)

decrease of the authorized capital (except for the decrease in accordance with the mandatory legislation) and/or issue of new shares (including additional authorized shares), repurchase of own shares (except for the repurchase in accordance with the mandatory legislation);

(xiii)	payment of dividends or making other similar payments (including repayment of the loans obtained from the affiliates, other than those specified in clause (a)(iv) above), except for:

(A)	payment of dividends by a member of the Mechel Group to a Liable Party without limitation of liability, subject to the restrictions in (F) below;

(B)

payment of dividends by a Liable Party with limited liability or a member of the Mechel Group (other than a Liable Party) to a Liable Party with limited liability, subject to the restrictions in (F) below;

(C)	payment of dividends by a member of the Mechel Group (other than a Liable Party) to another member of the Mechel Group (other than a Liable Party), subject to the restrictions in (F) below;

(D)

payment of dividends by a Liable Party without limitation of liability to Mechel PJSC (1) for the aggregate amount (together with the amount of loans referred to in clause (a)(iv)(J)) not exceeding five billion (5,000,000,000) Rubles in any financial year, and (2) without any cap on the amount of such dividends, provided that Mechel PJSC shall apply the full amount of such dividends towards repayment of its debt to Liable Parties without limitation of liability;

(E)

payment of dividends on preference shares of Mechel PJSC (1) in the amount calculated under the articles of Mechel PJSC, but in any event not exceeding twenty (20) per cent. of the Mechel Group’s consolidated net income for the relevant financial year, or, the amount so calculated under the articles of Mechel PJSC is nil or negative, then (2) in the amount not exceeding one hundred million (100,000,000) Rubles in any financial year;

(F)

payment of dividends to minority shareholders of the Mechel Group companies for the aggregate amount not exceeding five hundred million (500,000,000) Rubles (excluding payments made under sub-clause (E) above) in any financial year;

(ii)

obtain approval (ensure obtaining approval) of changes to the conditions (reduction of the general and/or weighted average term, rate growth above the interest rate equal to the CBR Key Rate multiplied by one point five (1.5) per cent. per annum, for loans in rubles and 8% (eight percent) per annum for loans in US Dollars or Euros, or other payments (including, but not limited to, fees, penalties, etc.) or provision of additional security under (except for that provided for by sub-clause (a)(viii)) of credit agreements between any Mechel Group company and any Other Senior Creditor;

(iii)

to maintain (enforce maintaining) the ratio of Mechel Group’s debt to VTB Group / Mechel Group’s debt (under credit agreements) to any Other Senior Creditor as of the date of signing this Agreement, considering provisions of Article 8.4 (Mandatory early repayment of Outstanding Credit ) of this Agreement:

(iv)	procure that there are no Encumbrances in relation to any rights under any Intragroup Loans.

(w)	The following events:

(i)

non-performance or improper performance by any Liable Party or any company of Mechel Group of any financial obligation to any extent under any agreement to the Credit Manager that in accordance with the Legislation is an affiliate of the Credit Manager or a party belonging to the Credit Manager Group and if these violations were not remedied within five (5) Business Days from the date of their occurrence;

(ii)	the Credit Manager having information (as at the Test Date and solely with reference to the facts and circumstances existing on the Test Date):

(i)

of the Liable Parties or any Mechel Group company violating payment obligations under any of its commitments to third parties under the Financial Debt for the amount exceeding USD 5,000,000 (Five Million) (or RUB equivalent at the exchange rate of the Bank of Russia as of the date of the settlement) as total interest and / or USD 25,000,000 (Twenty-Five Million) (or RUB equivalent at the exchange rate of the Bank of Russia as of the date of the settlement) as total principal debt and / or other obligations and / or creditors claiming accelerated repayment of the Financial Debt of Mechel Group company for the total amounts exceeding those stated above and / or the right of acceleration of Mechel Group debt for the total amounts exceeding those stated above arising for the creditors of Mechel Group, with these violations not having been remedied within 5 (Five) Business Days from the time of their occurrence, except for the violations the Financing Parties have been notified of by the Borrower in writing before the date of Addendum 1; and / or

(ii)

the Borrower and/or a Mechel Group company and/or third parties taking any actions aimed at (i) terminating or reducing the security, or (ii) declaring invalid or not concluded the transactions ensuring performance of obligations by the Borrower under Financial Documents and if the Pledge Manager files a claim as a part of a judicial procedure in relation to the pledged item including measures to enforce such claims in connection with commencement of the Pledgor bankruptcy proceedings;

(iii)	institution of supervision, financial rehabilitation, receivership, bankruptcy or similar proceedings under the Bankruptcy Law in relation to the Borrower and/or any other Liable Party;

(iv)

cancellation or revocation from any Liable Party of a license required to carry out core business, or the license expired and it (license) was not extended or received within thirty (30) calendar days from the date of its revocation (expiry) / any Liable Party ceased to be a member of the self-regulatory organization (if in accordance with the Legislation this is required to carry out core business) and has not yet joined another self-regulatory organization/ has not restored membership in the self-regulatory organization within thirty (30) calendar days from the date of membership termination, in each case, where such event or circumstance results in the interruption of the Liable Party’s business;

(v)

failure by any of Mechel Group companies to comply with tax liabilities or other obligations for the period of more than sixty (60) calendar days in respect of budget and non-budgetary funds in the amount of more than 1,000,000,000 (one billion) Rubles (or equivalent in foreign currency at the exchange rate of the Bank of Russia as of the date of calculation) subject to the entry into force of a court decision on recovery of relevant tax liability or other obligation in relation to budget and non-budgetary funds, unless such liabilities are contested in good faith by such Mechel Group company;

(vi)

the percentage of ordinary shares in the authorized capital of Mechel PJSC held by I. V. Zyuzin and his family members, directly or through third parties, drops below fifty point one percent (50.1%) of the total amount of ordinary shares;

(vii)

Mechel PJSC ceases to hold, directly or indirectly (via third parties), more than fifty (50) per cent. of shares in the share capital of each of the Liable Parties (excluding the holding of preference shares);

(viii)

failure to comply with a court decision to recover from any Mechel Group company more than twenty five million US Dollars ($25,000,000) (or its equivalent in rubles/other currency at the exchange rate of the Bank of Russia as of the date of entry into force of the relevant court decision) except for non-performance of a valid court decision due to technical problems related to making the payment within sixty (60) calendar days from the date of entry into force of the court decision, excluding any such court decisions as are contested in good faith by such Mechel Group company;

(ix)	a Financial Document is held, or sought to be held, non-existing or invalid;

(x)

the Borrower fails to procure that the Mechel Group companies exercise their corporate rights in relation to Liable Parties or vote at general shareholders’/participants’ meetings of Liable Parties or do any other acts or made any other decisions within their control as may be required to:

(i)

terminate, within one hundred and twenty (120) calendar days from the Restructuring Date, the authorities of Khachaturov Tigran Garikovich, Darbinyan Minas Arsenovich, Shakina Anastasiya Sergeevna, Pravdina Daria Alexandrovna and Dun Ivan Ivanovich as members of the boards of directors of all Liable Parties;

(ii)

ensure that there are no nominees of Other Senior Creditors or any of their affiliates or any creditor of the Liable Parties under the Financial Debt sitting on the board of directors of any of the Liable Parties, unless such persons are elected to the board of directors of Mechel PJSC upon their nomination by minority shareholders of Mechel PJSC who, under applicable law, may make nominations to the board of directors, provided that the Liable Parties shall do all in their power to ensure that other shareholders in Mechel PJSC cast their votes for the candidates included in the voting ballot other than any candidate nominated by such minority shareholder.

SIGNATURES OF THE PARTIES

Borrower

Chelyabinsk Metallurgical Plant Public Joint-Stock Company

By:

Name:

Title:

seal

Credit Manager

VTB Bank (public joint-stock company)

By:

Name:

Title:

seal

Pledge Manager

VTB Bank (public joint-stock company)

By:

Name:

Title:

seal

Initial Creditor

VTB Bank (public joint-stock company)

By:

Name:

Title:

seal

Initial Creditor

VTB Bank (Europe) SE

By:

Name:

Title:

seal

SIGNATURES OF THE PARTIES TO ADDENDUM 1:

Borrower

Chelyabinsk Metallurgical Plant Public Joint-Stock Company

By:

Name:

Title:

seal

Credit Manager

VTB Bank (public joint-stock company)

By:

Name:

Title:

seal

Pledge Manager

VTB Bank (public joint-stock company)

By:

Name:

Title:

seal

Initial Creditor

VTB Bank (public joint-stock company)

By:

Name:

Title:

seal

Initial Creditor

VTB Bank (Europe) SE

By:

Name:

Title:

seal